SUPPLEMENTARY TERMS NOTICE
------------------------------------------------------------------
Perpetual Trustees Consolidated Limited
(Trustee)

CRUSADE MANAGEMENT LIMITED
(Manager)

ST.GEORGE BANK LIMITED
(Approved Seller)

ST.GEORGE BANK LIMITED
(Servicer)

ST.GEORGE BANK LIMITED
(Indemnifier)

ST.GEORGE CUSTODIAL PTY LIMITED
(Custodian)

P.T. LIMITED
(Security Trustee)

WILMINGTON TRUST COMPANY
(Note Trustee)

Crusade Global Trust No. 1 of 2001







ALLEN ALLEN & HEMSLEY
The Chifley Tower
2 Chifley Square
Sydney  NSW  2000
Australia
Tell  61  2 9230 4000
Fax  61  2 9230 5333



(C)Copyright Allen Allen & Hemsley 2001

-----------------------------------------------------------------------------
Supplementary Terms Notice                               Allen Allen & Hemsley
-----------------------------------------------------------------------------




TABLE OF CONTENTS
1.       INTRODUCTION                                                                           1

2.       DEFINITIONS AND INTERPRETATION                                                         2
2.1      Definitions                                                                            2
2.2      Interpretation                                                                        27
2.3      Limitation of liability                                                               27
2.4      Knowledge of Trustee                                                                  28

3.       DIRECTION AND TRUST BACK                                                              28

4.       NOTES                                                                                 29
4.1      Conditions of Notes                                                                   29
4.2      Summary of conditions of Notes                                                        29
4.3      Issue of Notes                                                                        33
4.4      Trustee's Covenant to Noteholders and the Note Trustee                                33
4.5      Repayment of Notes on Payment Dates                                                   34
4.6      Final Redemption                                                                      34
4.7      Period During Which Interest Accrues                                                  34
4.8      Calculation of Interest                                                               34
4.9      Step-Up Margin                                                                        35
4.10     Aggregate receipts                                                                    36

5.       CASHFLOW ALLOCATION METHODOLOGY                                                       36
5.1      Total Available Funds                                                                 36
5.2      Excess Available Income - Reimbursement of Charge Offs and Principal Draws            38
5.3      Excess Distribution                                                                   39
5.4      Initial Principal Distributions                                                       40
5.5      Principal Distributions prior to Stepdown Date                                        41
5.6      Principal distributions after Stepdown Date                                           42
5.7      Final Maturity Date                                                                   43
5.8      Redraws                                                                               43


5.9      Determination Date - Payment Shortfall                                                44
5.10     Allocating Liquidation Losses                                                         45
5.11     Insurance claims                                                                      45
5.12     Payments before Payment Date                                                          45
5.13     Charge Offs                                                                           46
5.14     Payments into US$ Account                                                             46
5.15     Payments out of US$ Account                                                           47
5.16     Rounding of amounts                                                                   47
5.17     Manager's Report                                                                      47
5.18     Payment Priorities Following an Event of Default:  Security Trust Deed                47
5.19     Prescription                                                                          48
5.20     Accounting Procedures:  Principal & Interest                                          48
5.21     Replacement of Currency Swap                                                          48
5.22     Notice of calculations                                                                49
5.23     Bond Factors                                                                          49
5.24     Loan Offset Interest                                                                  49

6.       MASTER TRUST DEED AND SERVICING AGREEMENT                                             50
6.1      Completion of details in relation to Master Trust Deed                                50
6.2      Amendments to Master Trust Deed                                                       52
6.3      Amendments to the Servicing Agreement                                                 88

7.       CALL AND TAX REDEMPTION                                                               88
7.1      Call                                                                                  88
7.2      Tax Event                                                                             89

8.       SUBSTITUTION OF PURCHASED RECEIVABLES                                                 90
8.1      Approved Seller substitution                                                          90
8.2      Other substitutions                                                                   90
8.3      Selection criteria                                                                    91

9.       APPLICATION OF THRESHOLD RATE                                                         92
9.1      Calculation of Threshold Rate                                                         92
9.2      Setting Threshold Rate                                                                92
9.3      Loan Offset Deposit Accounts                                                          92


10.      TITLE PERFECTION EVENTS                                                               92

11.      BENEFICIARY                                                                           93

12.      NOTE TRUSTEE                                                                          94
         12.1     Capacity                                                                     94
         12.2     Exercise of rights                                                           94
         12.3     Representation and warranty                                                  94
         12.4     Payments                                                                     94
         12.5     Payment to be made on Business Day                                           94

13.      SECURITY TRUST DEED                                                                   94

14.      CUSTODIAN AGREEMENT                                                                   95

15.      MANAGER'S DIRECTIONS TO BE IN WRITING                                                 95

16.      UNDERTAKINGS BY SELLER AND SERVICER                                                   95

17.      TAX REFORM                                                                            95

SCHEDULE 1                                                                                    100

SCHEDULE 2                                                                                    102
         Application for A$ Notes                                                             102
         Crusade Global Trust No. 1 of 2001                                                   102

SCHEDULE 3                                                                                    105
         Note Acknowledgment                                                                  105
         Crusade Global Trust No.1 of 2001                                                    105

SCHEDULE 4                                                                                    107
         Note Transfer and Acceptance                                                         107
         Crusade Global Trust No.1 of 2001                                                    107

1.       INTRODUCTION


         This Supplementary Terms Notice is issued on           2001 pursuant
         and subject to the Master Trust Deed dated 14 March 1998 (the MASTER TRUST DEED) between:

         PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841) of Level 7, 39 Hunter Street, Sydney, New South Wales 2000 in its capacity as trustee of Crusade Global Trust No. 1 of 2001 (the TRUSTEE);

         CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916) of 4-16 Montgomery Street, Kogarah, New South Wales 2217 as Manager (the MANAGER);

         ST.GEORGE BANK LIMITED (ABN 92 055 513 070) of 4-16 Montgomery Street, Kogarah, New South Wales 2217 in its capacity as Servicer, Approved Seller and Indemnifier (ST.GEORGE);

         ST.GEORGE CUSTODIAL PTY LIMITED (ABN 87 003 347 411) of 4-16 Montgomery Street, Kogarah, New South Wales 2217 (the CUSTODIAN);

         P.T. LIMITED (ABN 67 004 454 666) of Level 7, 39 Hunter Street Sydney, New South Wales 2000 (the SECURITY TRUSTEE); and

         WILMINGTON TRUST COMPANY of Rodney Square North, 110 North Market Street, Wilmington Delaware 19890-0001 (the NOTE TRUSTEE) which has agreed to act as note trustee in relation to Notes issued by the Trust under the Note Trust Deed and in accordance with this Supplementary Terms Notice.

         This Supplementary Terms Notice is issued by the Manager and applies in respect of Crusade Global Trust No. 1 of 2001.

         Each party to this Supplementary Terms Notice agrees to be bound by the Transaction Documents as amended by this Supplementary Terms Notice in the capacity set out with respect to them in this Supplementary Terms Notice or the Master Trust Deed.

         The parties agree that the Approved Seller is to be an Approved Seller for the purposes of the Master Trust Deed, this Supplementary Terms Notice and the other Transaction Documents for the Trust.

         The parties agree that the Servicer is to be a Servicer for the purposes of the Master Trust Deed, this Supplementary Terms Notice and the other Transaction Documents for the Trust.

         The parties agree that the Custodian is to be a Custodian for the purposes of the Master Trust Deed, this Supplementary Terms Notice and the other Transaction Documents for the Trust.

2.       DEFINITIONS AND INTERPRETATION

2.1      DEFINITIONS

         Unless otherwise defined in this Supplementary Terms Notice, words and phrases defined in the Master Trust Deed have the same meaning where used in this Supplementary Terms Notice.

         In this Supplementary Terms Notice, and for the purposes of the definitions in the Master Trust Deed, the following terms have the following meanings unless the contrary intention appears. These definitions apply only in relation to the Crusade Global Trust No. 1 of 2001, and do not apply to any other Trust (as defined in the Master Trust Deed).

         A$ CLASS A INTEREST AMOUNT means, for any Quarterly Payment Date in relation to a Confirmation for US$ Notes, the amount in Australian dollars which is calculated:

         (a) on a daily basis at AUD-BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Interest Period ending on (but excluding) that Payment Date with a designated maturity of 90 days (or, in the case of the first Interest Period, 60 days) plus the relevant Spread;

         (b) on the A$ Equivalent of the aggregate of the Invested Amount of those Class A Notes as at the first day of the Interest Period ending on (but excluding) that Payment Date; and

         (c) on the basis of the actual number of days in that Interest Period and a year of 365 days.

         A$ EQUIVALENT means:

         (a) in relation to an amount denominated or to be denominated in US$, the amount converted to (and denominated in) A$ at the A$ Exchange Rate; or

         (b) in relation to an amount denominated or to be denominated in A$, the amount of A$.

         A$ EXCHANGE RATE means, on any date, the rate of exchange (set as at the commencement of a Currency Swap) applicable under that Currency Swap for the exchange of United States dollars for Australian dollars.

         A$ NOTEHOLDER means a Noteholder of an A$ Note.

         A$ NOTE means a Class A-3 Note, a Class B Note or a Class C Note.

         ACCRUED INTEREST ADJUSTMENT means, in relation to the Approved Seller, all interest and fees accrued on the Purchased Receivables purchased from the Approved Seller up to (but excluding) the Closing Date which are unpaid as at the close of business on the Closing Date.

         AGENCY AGREEMENT means the Agency Agreement dated on or about the date of this Deed between the Trustee, the Manager, the Note Trustee, the Principal Paying Agent, the other Paying Agents and the Calculation Agent.

         ARREARS subsist in relation to a Receivable at any time if, at that time, the principal outstanding under that Receivable is greater than the scheduled principal balance for that Receivable.

         ARREARS PERCENTAGE means, for any Payment Date:

         (a) the aggregate Unpaid Balance of all Purchased Receivables which are in Arrears by 60 consecutive days or more as at the end of the Collection Period immediately preceding that Payment Date;

         divided by

         (b) the aggregate Unpaid Balance of all Purchased Receivables as at the end of the Collection Period immediately preceding that Payment Date,

         expressed as a percentage.

         ASSET has the meaning in the Master Trust Deed and includes any Loan or any Mortgage specified in a Sale Notice or any Mortgage, Related Security or other rights with respect thereto which is acquired by the Trustee for the Trust, or any Authorised Investment acquired by the Trustee.

         AUTHORISED SIGNATORY means:

         (a) in relation to the Note Trustee, any duly authorised officer of the Note Trustee and any other duly authorised person of the Note Trustee;

         (b) in relation to the Principal Paying Agent, any duly authorised officer of the Principal Paying Agent and any other duly authorised person of the Principal Paying Agent; and

         (c) in relation to the Calculation Agent, any duly authorised officer of the Calculation Agent and any other duly authorised person of the Calculation Agent.

         AVAILABLE INCOME means, in relation to the Trust for any Monthly Collection Period, the total of the following:

         (a) the Finance Charge Collections for the Trust for that Monthly Collection Period; plus

         (b)      to the extent not included in paragraph (a):

                  (i) any amount received by or on behalf of the Trustee in relation to that Monthly Collection Period on or by the Monthly Payment Date immediately following the end of that Monthly Collection Period with respect to net receipts under any Interest Hedge;

                  (ii) any interest income received by or on behalf of the Trustee during that Monthly Collection Period in respect of moneys credited to the Collection Account in relation to the Trust;

                  (iii) amounts in the nature of interest otherwise paid by the Approved Seller, the Servicer or the Manager to the Trustee in respect of Collections held by it;

                  (iv) all other amounts received by or on behalf of the Trustee in respect of the Assets in the nature of income; and

                  (v) all amounts received by or on behalf of the Trustee in the nature of income during that Monthly Collection Period from any provider of a Support Facility (other than a Redraw Facility Agreement) under that Support Facility and which the Manager determines should be accounted for in respect of a Finance Charge Loss, but excluding interest credited to a Support Facility Collateral
         Account.

         Available Income, for any Quarterly Collection Period, means the total of the above amounts for the three Monthly Collection Periods that comprise that Quarterly Collection Period.

         BANK means:

         (a) for the purposes of paragraph (a) of the definition of BUSINESS DAY and the definition of US$ ACCOUNT:

                  (i)      a corporation authorised under the Banking Act 1959
                           (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the Parliament of an Australian Jurisdiction to carry on the general business of banking;

                  (ii) a person authorised under the Banking Act 1987 (UK) to carry on a deposit taking business; or

                  (iii) a banking institution or trust company organised or doing business under the laws of the United States of America or any of its states; and

         (b) in any other case, a corporation authorised under the Banking Act 1959 (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the Parliament of an Australian Jurisdiction to carry on the general business of banking.

         BASIS SWAP means, in relation to the master interest rate swap agreement dated on or about the date of this Supplementary Terms Notice made between the Trustee in its capacity as trustee of the Trust, the Manager, St.George as principal floating rate payer and Credit Suisse First Boston International as standby floating rate payer, on the terms of the ISDA Master Agreement (with amendments thereto), each Transaction (as defined in that agreement) entered into in accordance with that agreement in relation to the interest rate risk arising from a Floating Rate Loan.

         BBSW REFERENCE BANK means any financial institution authorised to quote on the Reuters Screen BBSW Page.

         BENEFICIARY means, in relation to the Trust, the Manager.

         BOND FACTOR means a Class A Bond Factor, a Class B Bond Factor or a Class C Bond Factor.

         BOOK-ENTRY NOTE means a book-entry note issued or to be issued by the Trustee in registered form under clause 3.1 of the Note Trust Deed representing Class A-1 Notes or Class A-2 Notes substantially in the form of schedule 1 to the Note Trust Deed.

         BREAK PAYMENT means any amount owed by an Obligor under a Fixed Rate Loan and which amount is owed following payment by that Obligor of any principal before the due date for that principal, in accordance with the terms of the relevant Receivable Agreement (and includes an amount owed by the Mortgage Insurer with respect to the obligation of an Obligor to pay any such amount).

         BUSINESS DAY means:

         (a) in relation to the Note Trust Deed, the Agency Agreement, any US$ Note, (including any Condition) and any payment of US$ under a Currency Swap, any day, other than a Saturday, Sunday or public holiday, on which Banks are open for business in London, Sydney and New York, or as otherwise specified in the relevant Condition; and

         (b) in relation to any A$ Notes, any other Transaction Document and any payments of A$, any day, other than a Saturday, Sunday or public holiday, on which Banks are open for business in London, Sydney and New York, or as otherwise specified in the relevant Condition;.

         CALCULATION AGENT means Bankers Trust Company.

         CARRYOVER CHARGE OFF means, in relation to the Trust at any time, a Carryover Class A Charge Off, or a Carryover Class B Charge Off, a Carryover Class C Charge Off or a Carryover Redraw Charge Off.

         CARRYOVER CLASS A CHARGE OFF means, on any Quarterly Determination Date, in relation to a Class A Note, the aggregate of Class A Charge Offs in relation to that Class A Note prior to that Quarterly Determination Date and which have not been reinstated under clause 5.2(a)(ii)(A) or 5.2(a)(ii)(B).

         CARRYOVER CLASS B CHARGE OFF means, on any Quarterly Determination Date, in relation to a Class B Note, the aggregate of Class B Charge Offs prior to that Quarterly Determination Date and which have not been reinstated under clause 5.2(a)(iv).

         CARRYOVER CLASS C CHARGE OFF means, on any Quarterly Determination Date, in relation to a Class C Note, the aggregate of Class C Charge Offs prior to that Quarterly Determination Date and which have not been reinstated under clause 5.2(a)(v).

         CARRYOVER REDRAW CHARGE OFF means, on any Quarterly Determination Date, the aggregate of Redraw Charge Offs prior to that Quarterly Determination Date and which have not been repaid under clause 5.2(a)(ii)(C).

         CLASS where used in relation to the Notes, means each class constituted by the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes and where used in relation to Noteholders means the holders of Notes in the relevant Class or Classes of Notes.

         CLASS A BOND FACTOR means, in relation to a Quarterly Determination Date for a Class of Class A Notes, the aggregate of the Invested Amounts for that Class of Class A Notes for that Quarterly Determination Date, less all Class A Principal Payments to be made on the next Quarterly Payment Date divided by the aggregate Class A Initial Invested Amounts for that Class of Class A Notes expressed to seven decimal places.

         CLASS A CHARGE OFF means, in relation to a Class A Note, the amount of any reduction in the Class A Stated Amount for that Note under clause 5.13(c)(i).

         CLASS A INITIAL INVESTED AMOUNT means, in relation to any Class A Note, the Initial Invested Amount of that Class A Note.

         CLASS A INTEREST means in relation to a Class A Note, all interest accrued on that Class A Note in respect of an Interest Period in accordance with clause 4.8.

         CLASS A NOTE means a Class A-1 Note, Class A-2 Note or Class A-3 Note.

         CLASS A-1 NOTE means a Note issued as a Class A-1 Note by the Trustee with the characteristics of a Class A-1 Note under this Supplementary Terms Notice and includes any relevant Book-Entry Note (or any part or interest in) and any relevant Definitive Note.

         CLASS A-1 PROPORTION means, on any date, the aggregate Invested Amount of all Class A-1 Notes at that date divided by the aggregate Invested Amount of all Class A Notes.

         CLASS A-2 NOTE means a Note issued as a Class A-2 Note by the Trustee with the characteristics of a Class A-2 Note under this Supplementary Terms Notice and includes any relevant Book-Entry Note (or any part or interest in) and any relevant Definitive Note.

         CLASS A-2 PROPORTION means, on any date, the aggregate Invested Amount of all Class A-2 Notes at that date divided by the aggregate Invested Amount of all Class A Notes.

         CLASS A-3 NOTE means a Note issued as a Class A-3 Note by the Trustee with the characteristics of a Class A-3 Note under this Supplementary Terms Notice.

         CLASS A-3 NOTEHOLDER means a Noteholder of a Class A-3 Note. CLASS A-3 PROPORTION means, on any date, the aggregate Invested Amount of all Class A-3 Notes at that date divided by the aggregate Invested Amount of all Class A Notes.

         CLASS A NOTEHOLDER means a Noteholder of a Class A Note.

         CLASS A PRINCIPAL DISTRIBUTION AMOUNT means, on any Payment Date, an amount equal to the lesser of:

         (a) the Principal Collections remaining for distribution on that Payment Date after payment of the Initial Principal Distribution; and

         (b)      the greater of:

                  (i) the A$ Equivalent of the aggregate Invested Amount of the Class A Notes at the beginning of the Collection Period ending immediately before that Payment Date minus the product of:

                           (A)     95.74%; and

                           (B) the aggregate Unpaid Balance of the Purchased Receivables housing loans as of the last day of that Collection Period; and

                  (ii)     zero.

         CLASS A PRINCIPAL PAYMENT means each payment to the US$ Noteholders under clause 5.15, following a payment under clauses 5.5(b), 5.5(c), 5.6(b)(i) or 5.6(b)(ii) or each payment to Class A-3 Noteholders under clauses 5.5(d) or 5.6(b)(ii).

         CLASS A STATED AMOUNT means, on a Quarterly Determination Date and in relation to a Class A Note, an amount equal to:

         (a)      the Class A Initial Invested Amount for that Note; less

         (b) the aggregate of all Class A Principal Payments made before that Determination Date with respect to that Class A Note; less

         (c) Carryover Class A Charge Offs (if any) made in relation to that Class A Note; less

         (d) Class A Principal Payments (if any) to be made in relation to that Class A Note on the next Payment Date; less

         (e) Class A Charge Offs (if any) to be made in relation to that Class A Note on the next Payment Date; plus

         (f) the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class A Note under clause 5.2(a)(ii) on that Determination Date.

         CLASS B BOND FACTOR means, on a Quarterly Determination Date, the aggregate of the Invested Amounts for all Class B Notes for that Quarterly Determination Date less all Class B Principal Payments to be made on the next Quarterly Payment Date divided by the aggregate Class B Initial Invested Amounts for all Class B Notes expressed to seven decimal places.

         CLASS B CHARGE OFF means, in relation to a Class B Note, the amount of any reduction in the Class B Stated Amount for that Note under clause 5.13(b).

         CLASS B INITIAL INVESTED AMOUNT means, in relation to any Class B Note, the Initial Invested Amount of that Class B Note.

         CLASS B INTEREST means, in relation to a Class B Note, all interest accrued on that Class B Notes in respect of an Interest Period in accordance with clause 4.8.

         CLASS B NOTE means a Note issued as a Class B Note by the Trustee with the characteristics of a Class B Note under this Supplementary Terms Notice.

         CLASS B NOTEHOLDER means a Noteholder of a Class B Note.

         CLASS B PRINCIPAL DISTRIBUTION AMOUNT means, on any Payment Date, an amount equal to the lesser of:

         (a) the Principal Collections remaining for distribution on that Payment Date after payment of the Initial Principal Distributions and the Class A Principal Distribution Amount; and

         (b)      the greater of:

                  (i) the aggregate Invested Amount on the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on that Payment Date) plus the aggregate Invested Amount of the Class B Notes at the beginning of the Collection Period ending immediately before that Payment Date minus the product of:

                           (A)     99.50% and

                           (B) the aggregate Unpaid Balance of the Purchased Receivables as of the last day of that Collection Period; and

                  (ii)     zero.

         CLASS B PRINCIPAL PAYMENT means each payment to the Class B Noteholders under clauses 5.5(e) or 5.6(c).

         CLASS B STATED AMOUNT means, on a Quarterly Determination Date and in relation to a Class B Note, an amount equal to:

         (a)      the Class B Initial Invested Amount for that Note; less

         (b) the aggregate of all Class B Principal Payments made before that Determination Date with respect to that Class B Note; less

         (c) Carryover Class B Charge Offs (if any) made in relation to that Class B Note; less

         (d) Class B Principal Payments (if any) to be made in relation to that Class B Note on the next Payment Date; less

         (e) Class B Charge Offs (if any) to be made in relation to that Class B Note on the next Payment Date; plus

         (f) the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class B Note under clause 5.2(a)(iv) on that Determination Date.

         CLASS C BOND FACTOR means, on a Quarterly Determination Date, the aggregate of the Invested Amounts for all Class C Notes for that Quarterly Determination Date less all Class C Principal Payments to be made on the next Quarterly Payment Date divided by the aggregate Class C Initial Invested Amounts for all Class C Notes expressed to seven decimal places.

         CLASS C CHARGE OFF means, in relation to a Class C Note, the amount of any reduction in the Class C Stated Amount for that Note under clause 5.13(a).

         CLASS C INITIAL INVESTED AMOUNT means, in relation to any Class C Note, the Initial Invested Amount of that Class C Note.

         CLASS C INTEREST means in relation to a Class C Note all interest accrued on that Class C Note in respect of an Interest Period in accordance with clause 4.8.

         CLASS C NOTE means a Note issued as a Class C Note by the Trustee with the characteristics of a Class C Note under this Supplementary Terms Notice.

         CLASS C NOTEHOLDER means a Noteholder of a Class C Note.

         CLASS C PRINCIPAL DISTRIBUTION AMOUNT means, on any Payment Date, an amount equal to the lesser of:

         (a) the Principal Collections remaining for distribution on that Payment Date after payment of the Initial Principal Distributions, the Class A Principal Distribution Amount and the Class B Principal Distribution Amount; and

         (b)      the greater of:

                  (i) the aggregate Invested Amount of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on that Payment Date) plus the aggregate Invested Amount of the Class B Notes (after taking into account the payment of the Class B Principal Distribution Amount on that Payment
                           Date) plus the aggregate Invested Amount of the Class C Notes at the beginning of the Collection Period ending immediately before that Payment Date minus the product of:

                  (A)      100.00%; and

                  (B) the aggregate Unpaid Balance of the Purchased Receivables as of the last day of that Collection Period; and

         (ii)     zero.

         CLASS C PRINCIPAL PAYMENT means each payment to the Class C Noteholders under clause 5.5(f) or 5.6(d).

         CLASS C STATED AMOUNT means, on a Quarterly Determination Date and in relation to a Class C Note, an amount equal to:

         (a)      the Class C Initial Invested Amount for that Note; less

         (b) the aggregate of all Class C Principal Payments made before that Determination Date with respect to that Class C Note; less

         (c) Carryover Class C Charge Offs (if any) made in relation to that Class C Note; less

         (d) Class C Principal Payments (if any) to be made in relation to that Class C Note on the next Payment Date; less

         (e) Class C Charge Offs (if any) to be made in relation to that Class C Note on the next Payment Date; plus

         (f) the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class C Note under clause 5.2(a)(v) on that Determination Date.

         CLEARING AGENCY means an organisation registered as a CLEARING AGENCY pursuant to Section 17A of the Exchange Act appointed by the Manager and the Trustee to hold Notes (directly or through a Common Depository), and initially means DTC.

         CLOSING DATE means, in relation to the Trust, 28 February 2001 or such later date as may be agreed between the Trustee and the Note Manager.

         COLLECTION ACCOUNT means, in relation to the Trust, the Australian dollar account number [*] BSB [*] with Australia and New Zealand Banking Group (ABN 11 005 357 522), at its office at [*] or any other account opened under clause 13 of this Supplementary Terms Notice or clause 21 of the Master Trust Deed and maintained by the Trustee with an Approved Bank, under clause 21 of the Master Trust Deed. [KIRSTY MCPHAIL TO PROVIDE ACCOUNT DETAILS]

         COLLECTION PERIOD means a Monthly Collection Period or a Quarterly Collection Period.

         COLLECTIONS means, in relation to the Trust for a period, Finance Charge Collections and Principal Collections for that period.

         COMMON DEPOSITORY means Cede & Co, as depository for DTC, or any other common depository for DTC or any Clearing Agency appointed from time to time to hold any Book-Entry Note.

         CONDITIONS means the Conditions for the US$ Notes in the form set out in schedule 3 to the Note Trust Deed (but, so long as the US$ Notes are represented by Book-Entry Notes, with the deletion of any provisions which are applicable only to the Definitive Notes), as the same may from time to time be modified in accordance with this Supplementary Terms Notice and the Note Trust Deed. Any reference in this Supplementary Terms Notice to a particular numbered Condition shall be construed accordingly.

         CONFIRMATION means, in respect of the Currency Swap, any Confirmation (as defined in the Currency Swap).

         CSFB means Credit Suisse First Boston Corporation.

         CURRENCY SWAP means, in relation to the master interest rate and currency exchange agreement dated on or about the date of this Supplementary Terms Notice between the Trustee in its capacity as trustee of the Trust, the Manager, Credit Suisse First Boston International as principal currency swap provider and the Standby Currency Swap Provider as standby currency swap provider, on the terms of the ISDA Master Agreement (with amendments thereto), each Transaction (as defined in that agreement) entered into in accordance with that agreement under which the principal or standby (as the case may be) swap provider, agrees to pay certain amounts in US$ to the Trustee in exchange for certain amounts in A$ or any other Hedge Agreement on similar terms which, if entered into, will not result in the downgrading of, or withdrawal of the ratings for, any Notes.

         CUSTODIAN AGREEMENT means the agreement so entitled dated 19 March 1998 between the Trustee, the Manager and the Custodian.

         CUSTODIAN FEE means the fee payable under clause 6.1(d) of this Supplementary Terms Notice and clause 6.1 of the Custodian Agreement.

         CUT-OFF DATE means, in respect of each Receivable and Receivable Security, close of business, 16 February 2001.

         DEFINITIVE NOTE means a note in definitive form (whether bearer or registered) issued or to be issued in respect of any US$ Note under, and in the circumstances specified in, clause 3.3 of the Note Trust Deed, and includes any replacement for a Definitive Note issued under Condition 11.

         DESIGNATED RATING AGENCY means S&P, Moody's or Fitch.

         DETERMINATION DATE means a Monthly Determination Date or a Quarterly Determination Date.

         DTC means the Depository Trust Company.

         ELIGIBILITY CRITERIA means the criteria set out in the schedule to this Supplementary Terms Notice, subject to the Trustee and Manager receiving confirmation from the Designated Rating Agencies that the criteria will not adversely affect the Rating.

         ENFORCEMENT EXPENSES means the costs and expenses incurred by the Approved Seller or the Servicer in connection with the enforcement of any Purchased Receivables or the related Receivable Rights referred to in clause 6.2(a) of the Servicing Agreement.

         EXCESS AVAILABLE INCOME means, for a Quarterly Collection Period, the amount (if any) by which the Total Available Funds for the Quarterly Collection Period exceeds the Total Payments for the Quarterly Collection Period.

         EXCESS DISTRIBUTION means, in relation to a Quarterly Collection Period, the amount (if any) by which the Excess Available Income for that Quarterly Collection Period exceeds the amounts applied under clause 5.2 on each Determination Date relating to that Quarterly Collection Period.

         EXCHANGE ACT means the United States Securities Exchange Act of 1934.

         FINAL MATURITY DATE means the date specified in clause 4.2(i).

         FINANCE CHARGE COLLECTIONS means, for a Monthly Collection Period, the aggregate of:

         (a) the aggregate of all amounts received by or on behalf of the Trustee during that Monthly Collection Period in respect of interest, fees and other amounts in the nature of income payable under or in respect of the Purchased Receivables and the related Receivable Rights, to the extent not included within any other paragraph of this definition, including:

                  (i)      any Liquidation Proceeds on account of interest;

                  (ii) any payments by the Approved Seller to the Trustee on the repurchase of a Purchased Receivable under the Master Trust

                           Deed during that Monthly Collection Period which are attributable to interest;

                  (iii) any Break Payments received during that Monthly Collection Period;

                  (iv) any amount received by the Trustee from the Approved Seller under clause 5.24 with respect to that Monthly Collection Period attributable to interest; and

                  (v) any interest on Collections payable by the Approved Seller under clause 5.2(b)(ii) of the Servicing Agreement (as amended by this Supplementary Terms Notice).

         (b) all amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the Trustee during that Monthly Collection Period including:

                  (i) from the Approved Seller, in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed or this Supplementary Terms Notice;

                  (ii) from the Approved Seller under any obligation under the Master Trust Deed or this Supplementary Terms Notice to indemnify or reimburse the Trustee for any amount;

                  (iii) from the Servicer in respect of any breach of a representation, warranty or undertaking contained in the Servicing Agreement;

                  (iv) from the Servicer under any obligation under the Servicing Agreement to indemnify or reimburse the Trustee for any amount;

                  (v) from the Custodian in respect of any breach of a representation, warranty or undertaking contained in the Custodian Agreement;

                  (vi) from the Custodian under any obligation under the Custodian Agreement to indemnify or reimburse the Trustee for any amount;

                  (vii) from the Indemnifier under the Indemnity in respect of any losses arising from a breach by the Custodian of its obligations under the Custodian Agreement;

                  (viii) from the Trustee in its personal capacity in respect of any breach of a representation, warranty or undertaking in respect of which it is not entitled to be indemnified out of the Assets of the Trust, or any indemnity from the Trustee in its personal capacity contained in the Transaction Documents; and

                  (ix) from the Manager in respect of any breach of a representation, warranty or undertaking of the Manager in respect of a breach of which it is not entitled to be indemnified out of the Assets of the Trust, or any indemnity from the Manager, contained in the Transaction Documents, in each case which are determined by the Manager to be in respect of interest, fees and other amounts in the nature of income payable under the Purchased Receivables and the related Receivable Rights; and

         (c) Recoveries in the nature of income received by or on behalf of the Trustee during that Monthly Collection Period;

         less:

         (d) the Government Charges collected by or on behalf of the Trustee for that Monthly Collection Period; and

         (e) the aggregate of all bank fees and charges due to the Servicer or the Approved Seller as agreed by them and consented to by the Trustee (that consent not to be unreasonably withheld) from time to time and collected by the Approved Seller or the Servicer during that Monthly Collection Period.

         For a Quarterly Collection Period, it means the aggregate of those amounts relating to the three Monthly Collection Periods that comprise that Quarterly Collection Period.

         FINANCE CHARGE LOSS means, for a Quarterly Collection Period, the amount of any Liquidation Loss referred to in clause 5.10(a).

         FIXED RATE LOAN means, at any time, any Purchased Receivable which bears a fixed rate of interest at that time.

         FLOATING RATE LOAN means, at any time, any Purchased Receivable which bears a variable rate set, as permitted by the relevant Receivable Agreement, at the discretion of the Approved Seller.

         GOVERNMENT CHARGES means, for any Collection Period, the aggregate of all amounts collected by the Servicer or the Approved Seller in that Collection Period in respect of the Purchased Receivables and the related Receivable Rights representing financial institutions duty, bank accounts debit tax or similar Taxes.

         HEDGE AGREEMENT in relation to the Trust includes any Interest Hedge and the Currency Swap.

         HOUSING LOAN PRINCIPAL means, in relation to a Purchased Receivable, the principal amount of that Purchased Receivable from time to time.

         INCOME DISTRIBUTION DATE means, for the purposes of the Master Trust Deed, each Payment Date.

         INDEMNIFIER means St.George.

         INDEMNITY means the deed of indemnity between the Trustee, the Indemnifier, the Manager and the Custodian dated on or about the date of this Supplementary Terms Notice.

         INFORMATION MEMORANDUM means the Prospectus relating to the Trust and the US$ Notes and the Information Memorandum dated on or about the date of this Supplementry Terms Notice relating to the Trust and the A$ Notes.

         INITIAL INVESTED AMOUNT means, in respect of a Note, the amount stated as the Initial Invested Amount for that Note in clause 4.2(e).

         INITIAL PRINCIPAL DISTRIBUTION means any distribution of Principal Collections in accordance with clause 5.4(c).

         INTEREST means Class A Interest, Class B Interest or Class C Interest.

         INTEREST HEDGE means the Basis Swap or an Interest Rate Swap.

         INTEREST PAYMENT DATE means, for the purposes of the Master Trust Deed, each Quarterly Payment Date.

         INTEREST PERIOD means:

         (a) in relation to the first Interest Period of a Note, the period commencing on (and including) the Closing Date and ending on (but excluding) the first Quarterly Payment Date; and

         (b) in relation to the final Interest Period, the period commencing on (and including) the Quarterly Payment Date prior to the day on which all amounts due on such Notes are redeemed in full in accordance with the Transaction Documents and ending on (but excluding) such day; provided that if the Stated Amount of any Note on the due date for redemption is not zero and payment of principal due is improperly withheld or refused, the final Interest Period shall end on the day on which:

                  (i) the monies in respect of that Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect has been given in accordance with the relevant Condition; or

                  (ii) the Stated Amount of that Note has been reduced to zero provided that Interest shall thereafter begin to accrue from (and including) any date on which the Stated Amount of that Note becomes greater than zero; and

         (c) in relation to each other Interest Period, each period commencing on (and including) a Quarterly Payment Date and ending on (but excluding) the next Quarterly Payment Date.

                  INTEREST RATE means, in relation to:

         (a)      a Class A-1 Note and an Interest Period:

                  (i) up to, and including the Quarterly Payment Date falling in January 2002, LIBOR in relation to that Interest Period minus the relevant Margin for the Class A-1 Notes;

                  (ii) from but excluding the Quarterly Payment Date falling in January 2002 up to and including the Quarterly Payment Date falling in April 2008, LIBOR in relation to that Interest Period plus the relevant Margin for the Class A-1 Notes;

         (b) a Class A-2 Note and an Interest Period, LIBOR in relation to that Interest Period plus the relevant Margin for the Class A-2 Notes;

         (c) an A$ Note and an Interest Period, the Three Month Bank Bill Rate on the first day of that Interest Period plus the relevant Margin for the relevant A$ Note.

         INTEREST RATE SWAP means, in relation to the master agreement dated on or about the date of this Supplementary Terms Notice made between the Trustee as trustee of the Trust, the Manager, St.George as principal floating rate payer and Credit Suisse First Boston International as standby floating rate payer, on the terms of the ISDA Master Agreement (with amendments thereto), each Transaction (as defined in that agreement) entered into in accordance with that agreement in relation to the interest rate risk arising from a Receivable which is a Fixed Rate Loan.

         INVESTED AMOUNT means, on a Determination Date in relation to a Note, the Initial Invested Amount of that Note minus the aggregate of Principal Payments made in respect of the Note on or before that Determination Date.

         ISDA means the International Swaps and Derivatives Association, Inc. (formerly the International Swaps Dealers Association Inc).

         ISDA DEFINITIONS means the 2000 Definitions as amended from time to time published by the International Swaps and Derivatives Association, Inc.

         ISDA MASTER AGREEMENT means the June 1992 Multicurrency-Cross border edition of the Master Agreement published by ISDA, any schedule forming part of that Agreement and the relevant addenda to it.

         JOINT LEAD MANAGER means CSFB or St.George Bank Limited.

         LIBOR means, in relation to any Interest Period, the rate of interest determined by the Calculation Agent as follows.

         (a) On the second Business Day before the beginning of each Interest Period (each an INTEREST DETERMINATION DATE), the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the ISDA Definitions being the rate applicable to any Interest Period for three-month (or, in the case of the first Interest Period, two-month) deposits in US Dollars which appears on the Telerate Page 3750 as of 11.00am, London time, determined on the Interest Determination Date by the Calculation Agent.

         (b) If such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the Trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the REFERENCE BANKS (being four major banks in the London interbank market agreed to by the Calculation Agent and the Currency Swap Provider) at approximately 11.00am, London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months (or, in the case of the first Interest Period, 2 months) commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Calculation Agent and the Currency Swap Provider, at approximately 11.00am, New York City time, on that Interest Determination Date for loans in US Dollars to leading European banks for a period of three months (or, in the case of the first Interest Period, 2 months) commencing on the first day of the Interest Period and in a Representative Amount.

         (c) If no such rates are available in New York City, then the rate for such Interest Period shall be the most recently determined rate in accordance with this paragraph.

         In this definition of LIBOR, BUSINESS DAY means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and New York City.

         LIQUIDATION LOSS means, for a Collection Period, the amount (if any) by which the Unpaid Balance of a Purchased Receivable (together with the Enforcement Expenses relating to the Purchased Receivable and the related Receivable Rights) exceeds the Liquidation Proceeds in relation to the Purchased Receivable for that Collection Period.

         LIQUIDATION PROCEEDS means, in relation to a Purchased Receivable and the related Receivable Rights which have been or are being enforced, all amounts recovered in respect of the enforcement of the Purchased Receivable and the related Receivable Rights (but does not include the proceeds of any Mortgage Insurance Policy).

         LOAN OFFSET DEPOSIT ACCOUNT means any deposit account maintained by an Obligor under a Purchased Receivable with the Approved Seller where an amount equal to the interest which would otherwise accrue on that account is offset against moneys owed by that Obligor under that Purchased Receivable, in accordance with the relevant Receivable Agreement.

         LOAN OFFSET INTEREST AMOUNT means, in relation to any Obligor under a Purchased Receivable, the amount of any interest which would be payable by the Approved Seller to that Obligor on amounts standing to the credit of the Obligor's Loan Offset Deposit Account, if interest was payable on that account.

         LVR means in relation to a Loan, the outstanding amount of that Loan, plus any other amount secured by any Mortgage for that Loan or related Loans, at the date of determination divided by the aggregate value (determined at the time the Mortgage was granted) of the Mortgaged Property subject to the related Mortgage for that Loan, expressed as a percentage.

         MARGIN means, in relation to any Note, the Margin for that Note agreed between the Manager and the Joint Lead Managers (in the case of A$ Notes) and the Note Manager (in the case of the US$ Notes), and notified by the

         Manager to the Trustee under clause 4.2(d) in relation to that Note, as it may be modified under clause 4.9.

         MODIFIED FOLLOWING BUSINESS DAY CONVENTION has the meaning given to it in the ISDA Definitions.

         MONTHLY COLLECTION PERIOD means, in relation to a Monthly Payment Date, the calendar month which precedes the calendar month in which the Monthly Payment Date occurs. The first Monthly Collection Period is the period from (but excluding) the Cut-Off Date to (and including) 31 March 2001. The last Monthly Collection Period is the period from (but excluding) the last day of the calendar month that precedes the date on which the Trust is terminated under clause 3.5 of the Master Trust Deed to (and including) that date.

         MONTHLY DETERMINATION DATE means, in relation to the Trust for a Monthly Collection Period, the date which is 2 Business Days prior to the Monthly Payment Date following the end of that Monthly Collection Period.

         MONTHLY PAYMENT DATE means, in relation to a Monthly Collection Period, the 20th day of the calendar month that follows that Monthly Collection Period, subject to adjustment in accordance with the Modified Following Business Day Convention.

         MORTGAGE INSURER means St.George Insurance Pte Ltd, PMI Mortgage Insurance Limited, GE Mortgage Insurance Pty Ltd or the Commonwealth of Australia.

         MORTGAGE SHORTFALL means, in relation to a Purchased Receivable, the amount (if a positive number) equal to the Principal Loss for that Purchased Receivable minus the aggregate of:

         (a) the total amount recovered and recoverable in respect of that Purchased Receivable under the relevant Mortgage Insurance Policy, determined to be attributable to principal; and

         (b) the total amount recovered and recoverable by the Trustee from the Approved Seller or the Servicer (as the case may be) in respect of that Purchased Receivable (by way of damages or otherwise) under or in respect of the Master Trust Deed, this Supplementary Terms Notice or the Servicing Agreement (as the case may be), determined by the Manager to be attributable to principal.

         For the purposes of this definition,

         (c) an amount shall be regarded as not recoverable upon the earlier of:

                  (i)      a determination being made, in the case of paragraph
                           (a), by the Manager, and in the case of paragraph
                           (b), by the Trustee, in each case upon the advice of such suitably qualified expert advisers as the Manager or the Trustee (as the case may be) thinks fit, that there is no such amount, or that such amount is not likely to be recovered (including because the relevant Mortgage Insurance Policy has been terminated, the relevant Mortgage Insurer is entitled to reduce the amount of the claim or the Mortgage Insurer defaults in payment of a claim); and

                  (ii) the date which is two years after the Determination Date upon which the relevant Principal Loss was determined under clause 5.10; and

         (d) a Mortgage Shortfall arises on the date upon which there are no further amounts referred to in (a) and (b) recoverable in respect of the relevant Purchased Receivable.

         NOTE means a Class A Note, a Class B Note or Class C Note referred to in clause 4, and includes:

         (a)      the Conditions relating to a US$ Note; and

         (b) any interest in a Book-Entry Note as an account holder with a Clearing Agency.

         NOTEHOLDER means, at any time, the person who:

         (a) in relation to an A$ Note, is registered as the holder of that Note at that time;

         (b) in relation to a Definitive Note, is the registered holder of that Note (in the case of registered Definitive Notes) or bearer of that Note (in the case of bearer Definitive Notes) at that time; or

         (c) in relation to a Note which is represented by a Book-Entry Note, is the registered holder of that Note at that time,

         except that for the purposes of payments in respect of Book-Entry Notes, the right to those payments shall be vested, as against the Trustee and the Note Trustee in respect of the Trust, by payment to the Clearing Agency in accordance with and subject to their respective Conditions and the provisions of this Supplementary Terms Notice and the Note Trust Deed. The words holder and holders shall (where appropriate) be construed accordingly.

         NOTE MANAGER means the CSFB.

         NOTE REGISTER means the register kept by the Note Registrar to provide for the registration and transfer of US$ Notes under the Note Trust Deed.

         NOTE REGISTRAR means Bankers Trust Company Corporate Trust & Agency Services, 123 Washington Street, New York, New York, 10006 or any successor note registrar approved in writing by the Note Trustee and appointed under the Agency Agreement.

         NOTE TRUST DEED means the deed so entitled dated on or about the date of this Supplementary Terms Notice between the Note Trustee, the Trustee and the Manager.

         NOTICE OF CREATION OF TRUST means the Notice of Creation of Trust dated on or about the date of this Supplementary Terms Notice issued under the Master Trust Deed in relation to the Trust.

         PAYMENT DATE means a Monthly Payment Date or a Quarterly Payment Date.

         PAYMENT SHORTFALL means, in relation to any Collection Period, the amount (if any) by which Total Payments for that Collection Period exceed the Available Income for that Collection Period.

         PREMISES means the area labelled "Crusade Global Trust No. 1 of 2001" located in a secure area on Lower Ground Floor, St.George House, 4-16 Montgomery Street, Kogarah, New South Wales 2217 (or such other premises as the Custodian proposes, and the Trustee agrees to in writing).

         PRINCIPAL AMORTISATION DATE means, in relation to a Note for the purposes of the Master Trust Deed, each Quarterly Payment Date.

         PRINCIPAL CHARGE OFF means, in relation to any Quarterly Collection Period, the aggregate of all Mortgage Shortfalls for that Quarterly Collection Period.

         PRINCIPAL COLLECTIONS means, for a Collection Period, the aggregate of:

         (a) all amounts received by or on behalf of the Trustee from or on behalf of Obligors under the Purchased Receivables during that Collection Period in respect of principal, in accordance with the terms of the Purchased Receivables, including principal prepayments;

         (b) all other amounts received by or on behalf of the Trustee under or in respect of principal under the Purchased Receivables and the related Receivable Rights during that Collection Period including:

                  (i)      any Liquidation Proceeds on account of principal;

                  (ii) any payments by the Approved Seller to the Trustee on the repurchase of a Purchased Receivable under the Master Trust Deed during that Monthly Collection Period which are attributable to principal; and

                  (iii) any amount received by the Trustee from the Approved Seller under clause 5.24 with respect to that Monthly Collection Period attributable to principal,

         (c) all amounts received by or on behalf of the Trustee during that Collection Period from any provider of a Support Facility (other than the Currency Swap but including any Mortgage Insurance Policy) under that Support Facility and which the Manager determines should be accounted for in respect of a Principal Loss;

         (d) all amounts received by or on behalf of the Trustee during that Collection Period:

                  (i) from the Approved Seller, in respect of any breach of a representation, warranty or undertaking of the Approved Seller contained in the Master Trust Deed or this Supplementary Terms Notice;

                  (ii) from the Approved Seller under any obligation of the Approved Seller under the Master Trust Deed or this Supplementary Terms Notice to indemnify or reimburse the Trustee for any amount;

                  (iii) from the Servicer, in respect of any breach of any representation, warranty or undertaking of the Servicer contained in the Servicing Agreement;

                  (iv) from the Servicer under any obligation of the Servicer under the Servicing Agreement to indemnify or reimburse the Trustee for any amount;

                  (v) from the Custodian in respect of any breach of a representation, warranty or undertaking of the Custodian contained in the Custodian Agreement;

                  (vi) from the Custodian under any obligation of the Custodian under the Custodian Agreement to indemnify or reimburse the Trustee for any amount;

                  (vii) from the Indemnifier under the Indemnity in respect of any losses arising from a breach by the Custodian of its obligations contained in the Custodian Agreement;

                  (ix) from the Trustee in its personal capacity in respect of any breach of a representation, warranty or undertaking of the Trustee in respect of which it is not entitled to be indemnified out of the Assets of the Trust; from the Trustee in its personal capacity under any obligation of the Trustee under the Transaction Documents to indemnify or reimburse the Trust for any amount;

                  (x) from the Manager in respect of any breach of a representation, warranty or undertaking of the Manager contained in the Transaction Documents of which it is not entitled to be indemnified out of the Assets of the Trust; and

                  (xi) from the Manager under any obligation of the Manager under the Transaction Documents to indemnify or reimburse the Trust for any amount,

                  in each case, which are determined by the Manager to be in respect of principal payable under the Purchased Receivables and the related Receivable Rights;

         (e) any amounts in the nature of principal received by or on behalf of the Trustee during that Collection Period pursuant to the sale of any Asset (including the A$ Equivalent of any amount received by the Trustee on the issue of the Notes which was not used to purchase a Purchased Receivable or Purchased Receivable Security, and which the Manager determines is surplus to the requirements of the Trust);

         (f) any amount of Excess Available Income to be applied to pay a Principal Charge Off or a Carryover Charge Off; and

         (g) any Excess Available Income to be applied under clause 5.2 to Principal Draws made on a previous Payment Date,

         less any amounts paid by the Trustee to replace a Receivable of the Trust in accordance with clause 8.

         PRINCIPAL DRAW means, for a Monthly Collection Period, the amount calculated under clause 5.9 in relation to that Monthly Collection Period.

         PRINCIPAL ENTITLEMENT means, in relation to a Note for the purposes of the Master Trust Deed, at any time prior to the Final Maturity Date, the Invested Amount of such Note at such time and, on the Final Maturity Date or the date on which the Note is fully redeemed under the Transaction Documents, the Stated Amount of such Note at such date.

         PRINCIPAL LOSS means, for a Quarterly Collection Period, the amount of any Liquidation Loss for that Quarterly Collection Period referred to in clause 5.10(b).

         PRINCIPAL PAYING AGENT means Bankers Trust Company or any successor as Principal Paying Agent under the Agency Agreement.

         PRINCIPAL PAYMENT means a Class A Principal Payment, a Class B Principal Payment or a Class C Principal Payment.

         PROPERTY RESTORATION EXPENSES means costs and expenses incurred by or on behalf of the Trustee, or by the Servicer under the Servicing Agreement, in repairing, maintaining or restoring to an appropriate state of repair and condition any Mortgaged Property, in exercise of a power conferred on the mortgagee under the relevant Purchased Receivable and Relevant Documents.

         PURCHASED RECEIVABLE means each Loan specified in a Sale Notice and purchased by the Trustee, unless the Trustee has ceased to have an interest in that Loan.

         PURCHASED RECEIVABLE SECURITY means each Mortgage specified in a Sale Notice and acquired by the Trustee, unless the Trustee has ceased to have an interest in that Mortgage.

         QUARTERLY COLLECTION PERIOD means in relation to a Quarterly Payment Date, the 3 Monthly Collection Periods that precede the calendar month in which the Quarterly Payment Date falls. The First Quarterly Collection Period is the period from (and excluding) the Cut-Off Date, to (and including) 31 March 2001. The last Quarterly Collection Period ends on (and includes) the date on which the Trust is terminated under clause 3.5 of the Master Trust Deed.

         QUARTERLY DETERMINATION DATE means, in relation to the Trust for a Quarterly Collection Period, the date which is 2 Business Days prior to the Quarterly Payment Date following the end of that Quarterly Collection Period.

         QUARTERLY PAYMENT DATE has the meaning given in clause 4.2(h).

         RATING means the rating specified in clause 4.2(f).

         RECEIVABLE means, in relation to the Trust, the rights of the Approved Seller or the Trustee (as the case may require) under or in respect of Loans constituted upon acceptance of the Approved Seller's standard loan offer for any of its mortgage loan products (or any variation of those products after a Sale Notice is or was given) as varied by the Approved Seller's standard letter of variation if any (unless that variation would make that Receivable cease to comply with the Eligibility Criteria).

         RECORD DATE means:

         (a) with respect to a Payment Date for any A$ Note, 4.00pm (Sydney time) on the second Business Day before that Payment Date;

         (b) with respect to the Payment Date for any Book-Entry Note, close of business on the second Business Day before that Payment Date; and

         (c) with respect to the Payment Date for any Definitive Note, the last day of the calendar month before that Payment Date.

         RECOVERY means any amount received by the Servicer under or in respect of a Purchased Receivable and the related Receivable Rights at any time after a Finance Charge Loss or Principal Loss has arisen in respect of that Purchased Receivable, provided that amount is not otherwise payable to a Mortgage Insurer under a Mortgage Insurance Policy.

         REDRAW means, in relation to any Collection Period, an amount provided to an Obligor by the Approved Seller under a Purchased Receivable in that Collection Period in respect of any principal prepayments previously made to the Obligor's loan account in accordance with the terms of the Obligor's Purchased Receivable.

         REDRAW CHARGE OFF means the amount of any reduction in the Redraw Principal Outstanding under the Redraw Facility Agreement under clause 5.13.

         REDRAW FACILITY AGREEMENT means, in relation to the Trust, the agreement so entitled dated on or about the date of this Supplementary Terms Notice between the Trustee, the Manager and the Redraw Facility Provider.

         REDRAW FACILITY PROVIDER means, in relation to the Trust, St.George.

         REDRAW PRINCIPAL OUTSTANDING has the meaning given in the Redraw Facility Agreement.

         REDRAW RETENTION AMOUNT has the meaning given in clause 5.8(c).

         REDRAW SHORTFALL means the total amount (if any) of Redraws made by the Approved Seller for which it has not been reimbursed which remain outstanding after:

         (a) applying Principal Collections towards reimbursement of those Redraws under clause 5.4; and

         (b)      without duplication, drawing on the Redraw Retention Amount
                  (if any).

         REMITTANCE DATE means the day which is two (2) Business Days before a Payment Date.

         SALE NOTICE means any Sale Notice (as defined in the Master Trust Deed) which may be given by the Approved Seller to the Trustee as trustee of the Trust after the date of execution of this Supplementary Terms Notice and which is subsequently accepted by the Trustee.

         SECOND STEP-UP MARGIN has the meaning given in clause 4.9(b).

         SECURITY TRUST DEED means the agreement so entitled dated on or before the date of this Supplementary Terms Notice between the Trustee, the Manager, the Note Trustee and the Security Trustee.

         SECURITY TRUSTEE'S FEE means the fee payable under clause 11.2 of the Security Trust Deed.

         SELLER LOAN AGREEMENT means the agreement so entitled dated on or about the date of this Supplementary Terms Notice between the Approved Seller, the Trustee and the Manager.

         SERVICING AGREEMENT means the agreement so entitled dated 19 March 1998 between the Trustee, the Manager and the Servicer.

         SERVICING FEE means the fee payable under clause 6.1(c) of this Supplementary Terms Notice and clause 6.1 of the Servicing Agreement.

         SPREAD has the meaning given in the Currency Swap in respect of payments by the Trustee under the Currency Swap.

         STEPDOWN DATE means the Payment Date falling in April 2004.

         STANDBY CURRENCY SWAP PROVIDER means, initially, DLJ International Capital and thereafter any other person who is or becomes a party to a Currency Swap as Standby Currency Swap Provider in accordance with the provisions of the Currency Swap.

         STATED AMOUNT means in relation to the Class A Notes, the Class A Stated Amount, in relation to the Class B Notes, the Class B Stated Amount and in relation to the Class C Notes, the Class C Stated Amount.

         STEP-UP MARGIN has the meaning given in clause 4.9(a).

         SUBSCRIPTION AGREEMENT means the Underwriting Agreement dated on or about the date of this Supplementary Terms Notice between the Trustee, the Manager, St. George Bank Limited and CSFB, in relation to subscription for the Notes.

         SUPPORT FACILITY means each Support Facility (as defined in the Master Trust Deed) which relates to the Trust and includes the Indemnity.

         SUPPORT FACILITY COLLATERAL ACCOUNT means, in relation to a Support Facility, each Collateral Account as defined in that Support Facility.

         SWAP PROVIDER means, in relation to a Hedge Agreement, the counterparty which enters into that arrangement with the Trustee.

         THREE MONTH BANK BILL RATE on any date means the rate calculated by taking the simple average of the rates quoted on the Reuters Screen BBSW Page at approximately 10.00am, Sydney time, on each of that date and the preceding two Business Days (each a CALCULATION DAY) for each BBSW Reference Bank so quoting (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page) having a tenor of 90 days [(or, where the relevant date is the first day of the first Interest Period, [60 days])] eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places. If on any Calculation Day fewer than five BBSW Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any Calculation Day the rate for that date cannot be determined in accordance with the foregoing procedures then the rate for that Calculation Day shall mean such rate as is agreed between the Manager and St.George having regard to comparable indices then available.

         THRESHOLD RATE means, at any time, 0.25% per annum plus the minimum rate of interest that must be set on all Purchased Receivables where permitted under the relevant Receivable Agreement which will be sufficient (assuming that all relevant parties comply with their obligations at all times under the Transaction Documents, the Purchased Receivables and the related Receivable Rights), when aggregated with the income produced by the rate of interest on all other Purchased Receivables and other Authorised Investments, to ensure that the Trustee will have available to it sufficient Collections to enable it to comply with its obligations under the Transaction Documents relating to the Trust as they fall due (including the repayment of any Principal Draws by the Final Maturity Date of all Notes).

         TITLE PERFECTION EVENT means, in relation to the Trust, the events set out in clause 10.

         TOTAL AVAILABLE FUNDS means, for a Collection Period, the aggregate of:

         (a)      the Available Income for that Collection Period; and

         (b) any Principal Draw which the Trustee is required to allocate under clause 5.9 on or before the Payment Date for that Collection Period.

         TOTAL INVESTED AMOUNT means, at any time, the sum of:

         (a)      all Invested Amounts of all US$ Notes; and

         (b) the US$ Equivalent of all Invested Amounts of all A$ Notes, at that time.

         TOTAL PAYMENTS means, in relation to a Collection Period, all amounts paid by the Trustee under clause 5.1 on the Payment Date in relation to that Collection Period.

         TOTAL STATED AMOUNT means, at any time, the sum of the aggregate of the Stated Amounts of all US$ Notes and the aggregate of the US$ Equivalent of the Stated Amounts of all Class A-3 Notes, all Class B Notes and all Class C Notes at that time.

         TRANSACTION has the meaning given to it under the relevant ISDA Master Agreement.

         TRANSACTION DOCUMENT means each Transaction Document (as defined in the Master Trust Deed) to the extent that it relates to the Trust, the Notes or the Seller Loan Agreement.

         TRIGGER EVENT will subsist on any Payment Date if:

         (a)      both:

                  (i) the average of the Arrears Percentages for the 12 Monthly Collection Periods immediately preceding that Payment Date (or, where that payment Date occurs within 12 months of the Closing Date, for the period commencing on the Closing Date and ending on the last day of the Collection Period immediately preceding that Payment Date) (the RELEVANT PERIOD) exceeds 4%; and

                  (ii) the aggregate Mortgage Shortfalls for the Relevant Period exceeds 10% of the aggregate Initial Invested Amount of the Class B Notes and the Class C Notes; or

         (b) on that Payment Date, the Total Stated Amount of all Notes is equal to or less than 10% of the aggregate of the Initial Invested Amount of all Notes and the Trustee does not exercise the call option under clause 7.1.

         TRUST means the Crusade Global Trust No. 1 of 2001 constituted under the Master Trust Deed and the Notice of Creation of Trust.

         TRUST EXPENSES means, in relation to a Collection Period (and in the following order of priority):

         (a) first, Taxes payable in relation to the Trust for that Collection Period;

         (b) second, any other Expenses relating to the Trust for that Collection Period which are not covered by (c) to (i) (inclusive) below;

         (c) third, pari passu the Trustee's Fee for that Collection Period, the Security Trustee's Fee for that Collection Period and any fee payable to the Note Trustee under the Note Trust Deed for that Collection Period;

         (d)      fourth, the Servicing Fee for that Collection Period;

         (e)      fifth, the Manager's Fee for that Collection Period;

         (f)      sixth, the Custodian Fee for that Collection Period;

         (g) seventh, pari passu any fee or expenses payable to the Principal Paying Agent, any other Paying Agent or the Calculation Agent under the Agency Agreement;

         (h) eighth, any costs, charges or expenses (other than fees) incurred by, and any liabilities owing under any indemnity granted to, any Note Manager, the Manager, the Security Trustee, the Servicer, the Note Trustee, a Paying Agent or the Calculation Agent in relation to the Trust under the Transaction Documents, for that Collection Period; and

         (i) ninth, any amounts payable to the Currency Swap Provider under clause 5.21,

         all of the amounts in paragraphs (a) to (i) (inclusive) being EXPENSES for the purposes of the Master Trust Deed.

         US$ ACCOUNT means, in relation to the Trust, the US$ account opened with the Principal Paying Agent or any other account opened and maintained outside Australia, with the Principal Paying Agent so long as the Principal Paying Agent is an Approved Bank.

         US$ EQUIVALENT means:

         (a) in relation to an amount denominated or to be denominated in Australian dollars, that amount converted to (and denominated in) US$ at the US$ Exchange Rate; or

         (b)      in relation to an amount denominated in US$ the amount of US$.

         US$ EXCHANGE RATE means, on any date, the rate of exchange (set as at the commencement of the Currency Swap) applicable under the Currency Swap for the exchange of Australian dollars for United States dollars.

         US$ NOTE means a Class A-1 Note or a Class A-2 Note.

         US$ NOTEHOLDER means a Noteholder of a US$ Note.

2.2      INTERPRETATION

         Clause 1.2 of the Master Trust Deed is incorporated into this Supplementary Terms Notice as if set out in full, except that any reference to DEED is replaced by a reference to SUPPLEMENTARY TERMS NOTICE and any reference to UNITED STATES DOLLARS, USD and US$ is to currency of the United States of America.

2.3      LIMITATION OF LIABILITY

         (A)      GENERAL

                  Clause 30 of the Master Trust Deed applies to the obligations and liabilities of the Trustee and the Manager under this Supplementary Terms Notice.

         (B)      LIABILITY OF TRUSTEE LIMITED TO ITS RIGHT OF INDEMNITY

                  (i) The Trustee enters into this Supplementary Terms Notice only in its capacity as trustee of the Trust and in no other capacity (except where the Transaction Documents provide otherwise). Subject to paragraph (iii) below, a liability arising under or in connection with this Supplementary Terms Notice or the Trust is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the assets and property of the Trust which are available to satisfy the right of the Trustee to be exonerated or indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this Supplementary Terms Notice and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Supplementary Terms Notice or the Trust.

                  (ii) Subject to paragraph (iii) below, no person (including any Relevant Party) may take action against the Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee.

                  (iii) The provisions of this clause 2.3 shall not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Trustee's indemnification or exoneration out of the Assets of the Trust as a result of the Trustee's fraud, negligence, or Default.

                  (iv) It is acknowledged that the Relevant Parties are responsible under this Deed or the other Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations under this Deed) will be considered fraud, negligence or Default of the Trustee for the purpose of paragraph (iii) above to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any person who has been delegated or appointed by the Trustee in accordance with the Transaction Documents to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any such person.

                  (v) In exercising their powers under the Transaction Documents, each of the Trustee, the Security Trustee and the Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with this Supplementary Terms Notice or any other Transaction Documents has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence, or Default of the Trustee for the purpose of paragraph (iii) above.

                  (vi) In this clause, RELEVANT PARTIES means each of the Manager, the Servicer, the Custodian, the Calculation Agent, each Paying Agent, the Note Trustee and the provider of any Support Facility.

                  (vii) Nothing in this clause limits the obligations expressly imposed on the Trustee under the Transaction Documents.

2.4      KNOWLEDGE OF TRUSTEE

         In relation to the Trust, the Trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the Trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the Trustee who have day to day responsibility for the administration of the Trust.

3.       DIRECTION AND TRUST BACK

         (a) A Trust Back, entitled CRUSADE GLOBAL TRUST BACK NO. 1 OF 2001, is created in relation to Other Secured Liabilities secured by the Purchased Receivable Securities.

         (b) The parties agree that the Trust will be a TRUST for the purposes of the Transaction Documents.

4.       NOTES


4.1      CONDITIONS OF NOTES

         (a) The conditions of the A$ Notes will be as set out in the Master Trust Deed, as supplemented and amended by the provisions set out in this Supplementary Terms Notice.

         (b) The conditions of the US$ Notes will be as set out in the Master Trust Deed, the Conditions, the Note Trust Deed and this Supplementary Terms Notice.

4.2      SUMMARY OF CONDITIONS OF NOTES

         Under clause 6.3 of the Master Trust Deed, the Manager provides the following information in respect of the Notes.

(a)      Class of Note:                There will be the following Classes of
                                       Notes. Under the Transaction
                                       Documentseach shall be treated as a
                                       separate Class of Notes:
                                       (i)       Class A-1 Notes
                                       (ii)      Class A-2 Notes
                                       (iii)     Class A-3 Notes
                                       (iv)      Class B Notes
                                       (v)       Class C Notes
(b)      Total Initial                 (i)       Notes: Class A-1 Notes -
         Invested Amount of each                 US$180,000,000
         Class                         (ii)      Class A-2 Notes -
                                                 US$718,000,000
                                       (iii)     Class A-3 Notes - A$200,000,000
                                       (iv)      Class B Notes - A$35,200,000
                                       (v)       Class C Notes - A$4,700,000

(c)      Manner and order in which     As set out in clause 5
         principal and interest is to be paid on Notes:

(d)      Margin:                       (i)   in the case of the Class A
                                             Notes, up to, and including, the
                                             Quarterly Payment Date falling in
                                             January 2002, the following
                                             percentages per annum in respect of
                                             each Class:

                                             Class A-1 Notes: 0.[*]% per annum
                                             Class A-2 Notes: 0.[*]% per annum
                                             Class A-3 Notes: 0.[*]% per annum;

                                       (ii)  in the case of the Class A-1 Notes
                                             , if the Trustee has not
                                             repurchased or redeemed the
                                             relevant Notes on or before the
                                             Quarterly Payment Date falling in
                                             January 2002, then for each
                                             Interest Period following the
                                             Quarterly Payment Date in January
                                             2002 up to and including the
                                             Quarterly Payment Date falling in
                                             April 2008, the relevant Step-Up
                                             Margin; and

                                       (iii) in the case of the Class A-1 Notes,
                                             if the Trustee has not repurchased
                                             or redeemed all of the Class
                                             A-Notes on or before Quarterly
                                             Payment Date falling in April 2008,
                                             then for each Interest Period after
                                             the Quarterly Payment Date falling
                                             in April 2008, the relevant Margin
                                             will be [*]% per annum;

                                       (iv)  in the case of the Class A-2 Notes
                                             and the Class A-3 Notes, if the
                                             Trustee has not repurchased or
                                             redeemed the relevant Notes on or
                                             before the Quarterly Payment Date
                                             falling in January 2002, then for
                                             each Interest Period following the
                                             Quarterly Payment Date in January
                                             2002 the relevant Step-Up Margin;
                                             and

                                       (v)   in the case of the: Class B Notes:
                                             0.[*]% per annum Class C Notes:
                                             0.[*]% per annum.

(e)      Initial Invested Amount:       Class A-1 Notes: US$[*] per Note.
                                        Class A-2 Notes: US$[*] per Note.
                                        Class A-3 Notes: A$[*] per Note.

                           Class B Notes: A$[*] per Note.
                           Class C Notes: A$[*] per Note.

(f)      Rating:           (i)     Class A Notes - AAA long term credit rating
                                   from S&P, Aaa long term credit rating from Moody's and AAA long term credit rating from Fitch.

                           (ii) Class B Notes - AA- long term credit rating from S&P and AA long term credit rating from Fitch.

                           (iii) Class C Notes - A long term credit rating from S&P and A+ long term credit rating from Fitch.

(g)      Issue Price:      (i)     Class A-1 Notes - issued at 100 per cent.

                           (ii)    Class A-2 Notes - issued at 100 per cent.

                           (iii)   Class A-3 Notes - issued at 100 per cent.

                           (iv)    Class B Notes - issued at 100 per cent.

                           (v)     Class C Notes - issued at 100 per cent.

(h)      Quarterly
         Payment Dates:    (i)     US$ Notes - the 20th day of April, July,
                                   October and January in each year (New York time)

                           (ii) A$ Notes - the 20th day of April, July, October and January (Sydney time)

                           (iii) If, in either case, that day is not a Business Day, the Quarterly Payment Date shall be adjusted in accordance with the Modified Following Business Day Convention. The first Quarterly Payment Date for the US$ Notes will be 20th April 2001 (New York time) and the first Quarterly Payment Date for the A$ Notes will be 20th April 2001 (Sydney time). In each case, the final Quarterly Payment Date is the earlier of the applicable Final Maturity Date and the Payment Date on which the Notes are redeemed in full or, in the case of the US$ Notes, repurchased under the Conditions.

(i)      Final Maturity
         Date:             (i)     Class A-1 Notes - the Quarterly Payment Date
                                   falling in January 2032 (New York time).

                           (ii) Class A-2 Notes - the Quarterly Payment Date falling in January 2032 (New York time).

                           (iii) Class A-3 Notes - the Quarterly Payment Date falling in January 2032 (Sydney time).

                           (iv) Class B Notes - the Quarterly Payment Date falling in January 2032 (Sydney time).

                           (v) Class C Notes - the Quarterly Payment Date falling in January 2032 (Sydney time).

                           (vi) In each case, the date specified shall be subject to adjustment in accordance with the Modified Following Business Day Convention.

4.3               ISSUE OF NOTES

                  (a) US$ Notes must be issued in amounts, or on terms, such that their offer for subscription and their issue will comply with:

                           (i) the Financial Services Act 1986 (UK) and all regulations made under or in relation to that Act and the Public Offers of Securities Regulations 1995; and [MBP TO ADVISE]

                           (ii) the United States Securities Act of 1933, the Exchange Act, all regulations made under or in relation to them, and all other laws or regulations of any jurisdiction of the United States of America regulating the offer or issue of, or subscription for, Notes.

                  (b) A$ Notes must be issued in minimum parcels or subscriptions which have an aggregate Initial Investment Amount of $500,000, (disregarding any amount payable to the extent to which it is to be paid out of money lent by the person offering the Notes or an associate (as defined in Division 2 of Part 1.2 of the Corporations Law)) or must otherwise constitute an issue that does not require disclosure under Part 6D.2 of the Corporations Law.

                  (c) No A$ Note has been or will be registered under the United States Securities Act of 1933 as amended (the SECURITIES ACT) and the A$ Notes may not be offered or sold within the United States or to, or for the account of benefit of, US persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

4.4      TRUSTEE'S COVENANT TO NOTEHOLDERS AND THE NOTE TRUSTEE

         Subject to the terms of the Master Trust Deed and this Supplementary Terms Notice, the Trustee:

         (a) acknowledges its indebtedness in respect of the Invested Amount of each Note and interest thereon;

         (b) covenants for the benefit of each Noteholder and the Note Trustee that it will (subject to receiving any directions required under and given in accordance with the Transaction Documents):

                  (i) make all payments on or in respect of the Notes held by that Noteholder on the due date for payment;

                  (ii) comply with the terms of this Supplementary Terms Notice and the Transaction Documents to which it is a party; and

                  (iii) pay the Stated Amount in relation to the Notes held by that Noteholder on the Final Maturity Date and accrued and unpaid interest thereon.

4.5      REPAYMENT OF NOTES ON PAYMENT DATES

         (a) On each Quarterly Payment Date for a Note, the Invested Amount of that Note shall be reduced by, and the obligations of the Trustee with respect to that Note shall be discharged to the extent of, the amount of the Principal Payment made on that Quarterly Payment Date in respect of that Note.

         (b) All payments of principal on US$ Notes will be made in United States dollars.

         (c) All payments of principal on A$ Notes will be made in Australian Dollars.

4.6      FINAL REDEMPTION

         Each Note shall be finally redeemed, and the obligations of the Trustee with respect to the payment of the Invested Amount of that Note shall be finally discharged, on the first to occur of:

         (a) the date upon which the Invested Amount of that Note is reduced to zero;

         (b) the date upon which the relevant Noteholder renounces in writing all of its rights to any amounts payable under or in respect of that Note;

         (c) the date on which all amounts received by the Note Trustee with respect to the enforcement of the Security Trust Deed are paid to the Principal Paying Agent;

         (d) the Payment Date immediately following the date on which the Trustee completes a sale and realisation of all Assets of the Trust in accordance with the Master Trust Deed and this Supplementary Terms Notice; and

         (e)      the Final Maturity Date.

4.7      PERIOD DURING WHICH INTEREST ACCRUES

         Each Note bears interest calculated and payable in arrears in accordance with this Supplementary Terms Notice from the Closing Date to the date upon which that Note is finally redeemed under clause 4.6.

4.8      CALCULATION OF INTEREST

         (a)      Subject to paragraph (b) and (d), interest payable on each
                  Note in respect of each Interest Period is calculated:

                  (i)      on a daily basis at the applicable Interest Rate;

                  (ii) on the Invested Amount of that Note as at the first day of that Interest Period; and

                  (iii) on the basis of the actual number of days in that Interest Period and a year of 365 days (in the case of A$ Notes) or 360 days (in the case of US$ Notes),

         and shall accrue due from day to day.

         (b) No interest will accrue on any Note for the period from and including:

                  (i) the date on which the Stated Amount of that Note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Stated Amount of that Note becomes greater than zero); or

                  (ii) if the Stated Amount of the Note on the due date for redemption in full of the Note is not zero, the due date for redemption of the Note, unless after the due date for redemption, payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the Invested Amount of the Note at the rate from time to time applicable to the Note until the later of:

                           (A) the date on which the moneys in respect of that Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect is given in accordance with the relevant Conditions; and

                           (B) the Stated Amount of that Note has been reduced to zero, provided that interest shall thereafter begin to accrue from (and including) any date on which the Stated Amount of that Note becomes greater than zero.

         (c) All payments of interest on US$ Notes will be made in United States dollars.

         (d) All payments of interest on A$ Notes will be made in Australian dollars.

         (e) If Interest is not paid in respect of a Note on the date when due and payable (other than because the due date is not a Business Day) that unpaid Interest shall itself bear interest at the Interest Rate applicable from time to time on that Note until the unpaid Interest, and interest on it, is available for payment and:


                  (i) in the case of the US$ Notes, notice of that availability has been duly given in accordance with Condition 12; or

                  (ii) in the case of the A$ Notes, there is full satisfaction of those amounts, to be determined in accordance with clause 32.4 of the Master Trust Deed (as amended in accordance with this Supplementary Terms Notice).

4.9      STEP-UP MARGIN

         (a) If the Trustee has not repurchased or redeemed all of a Class of the Class A Notes on or before, the Quarterly Payment Date falling in:

                  (i)      the case of the Class A-1 Notes, January 2002;

                  (ii)     the case of the Class A-2 Notes, January 2002;

                  (iii) the case of the Class A-3 Notes, January 2002, the Margin for that Class on and from that date will be the following percentages per annum (each a STEP-UP MARGIN):

                  (i)      in the case of the Class A-1 Notes, [*]%;

                  (ii)     in the case of the Class A-2 Notes, [*]%; and

                  (iii)    in the case of the Class A-3 Notes, [*]%.

4.10     AGGREGATE RECEIPTS

         Notwithstanding anything in clauses 5.5, 5.6 and 5.8, no Noteholder will be entitled to receive aggregate principal under any of those clauses on any Note at any time in excess of the Invested Amount for that Note at that time.

         The Trustee, the Manager, the Note Trustee, the Security Trustee and the Paying Agents may treat the Noteholder as the absolute owner of that Note (whether or not that Note is overdue and despite any notation or notice to the contrary or writing on it or any notice of previous loss or theft of it or of trust or other interest in it) for the purpose of making payment and for all other purposes.

5.       CASHFLOW ALLOCATION METHODOLOGY


5.1      TOTAL AVAILABLE FUNDS

         (a) (MONTHLY) Subject to paragraph (b), on each Monthly Payment Date (other than a Quarterly Payment Date) and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must pay out of Total Available Funds, in relation to the Monthly Collection Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

                  (i) first, an amount equal to any Accrued Interest Adjustment required to be paid to the Approved Seller (and each of the Trustee, the Noteholders and the other Creditors that have the benefit of the Security Trust Deed acknowledges and agrees that it has no entitlement to the moneys comprising the Accrued Interest Adjustment); and

                  (ii) second, any interest payable by the Trustee under the Redraw Facility Agreement.

         (b) (LIMIT) The Trustee shall only make a payment under any of sub-paragraphs (a)(i) or (a)(ii) if it is directed in writing to do so by the Manager and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

         (c) (QUARTERLY) Subject to paragraph (d), on each Quarterly Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must pay or cause to be paid out of Total Available Funds, in relation to the Quarterly Collection Period ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority:

                  (i) first, an amount equal to any Accrued Interest Adjustment required to be paid to the Approved Seller (and each of the Trustee, the Noteholders and the other Creditors that have the benefit of the Security Trust Deed acknowledges and agrees that it has no entitlement to the moneys comprising the Accrued Interest Adjustment);

                  (ii) second, payment to the Swap Provider under the Interest Rate Swap of any Break Payments received by or on behalf of the Trustee from an Obligor or a Mortgage Insurer during the Quarterly Collection Period;

                  (iii) third, (unless specified later in this clause 5.1(c)), Trust Expenses which have been incurred prior to that Quarterly Payment Date and which have not previously been paid or reimbursed under an application of this clause 5.1 (in the order of priority set out in the definition of TRUST EXPENSES);

                  (iv) fourth, payment to the Redraw Facility Provider of any fees payable by the Trustee under the Redraw Facility Agreement;

                  (v) fifth, without duplication, any amounts that would have been payable under this clause 5.1(c) (other than under sub-paragraphs (ix) and (xi) (inclusive)) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Trustee and in the order they would have been paid under that prior application of this clause 5;

                  (vi) sixth, pari passu and rateably as between themselves payment to each Mortgage Insurer of an amount equal to the greater of the following:

                           (A)     zero; and

                           (B) the difference between any overpayment by it of amounts in respect of income (for which it has not previously been reimbursed) and the aggregate of the Excess Distributions paid to the Beneficiary on previous Quarterly Payment Dates under clause 5.3(a);

                  (vii) seventh, pari passu and rateably as between themselves:

                           (A) any interest payable by the Trustee under the Redraw Facility Agreement;

                           (B) the payment to the Currency Swap Provider under each Confirmation relating to US$ Notes of the A$ Class A Interest Amount payable under that Confirmation at that date; and

                           (C) the payment to the Class A-3 Noteholders of the relevant Class A Interest amount;

                  (viii) eighth, any amounts that would have been payable under sub-paragraph (ix) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Trustee;

                  (ix) ninth, the payment to the Class B Noteholders of the relevant Class B Interest amount as at that date;

                  (x) tenth, any amounts that would have been payable under subparagraph (xi) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Trustee;

                  (xi) eleventh, the payment to the Class C Noteholders of the Class C Interest amount;

                  (xii) twelfth, pari passu and rateably as between themselves payment to each Mortgage Insurer of an amount equal to any overpayment by that Mortgage Insurer of amounts in respect of income (for which that Mortgage Insurer has not previously been reimbursed).

         (d) The Trustee shall only make a payment under any of sub-paragraphs (c)(i) to (c)(xii) inclusive if it is directed in writing to do so by the Manager and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

5.2      EXCESS AVAILABLE INCOME - REIMBURSEMENT OF CHARGE OFFS AND PRINCIPAL
         DRAWS

         (a) Subject to paragraph (b), on each Quarterly Determination Date, the Manager must apply any Excess Available Income for the Quarterly Collection Period relating to that Quarterly Determination Date in the following order of priority:

                  (i) first, the Excess Available Income must be applied in reimbursement of all Principal Charge Offs for that Quarterly Collection Period;

                  (ii) second, the balance of the Excess Available Income (after application under paragraph (i)) must be applied pari passu and rateably between themselves (based on the Redraw Principal Outstanding and the A$ Equivalent of the Stated Amount of the Class A Notes, as the case may be):

                           (A) as a payment, to the Currency Swap Provider under a Confirmation relating to the US$ Notes, of the A$ Equivalent of any Carryover Class A Charge Offs relating to the US$ Notes;

                           (B) as a payment to the Class A-3 Noteholders of an amount equal to the Carryover Class A Charge Offs relating to the Class A-3 Notes; and

                           (C) as a repayment under the Redraw Facility Agreement, as a reduction of, and to the extent of, the Carryover Redraw Charge Offs;

                  (iii) third, the balance of the Excess Available Income (after application under paragraphs (i) and (ii)) must be applied to all Principal Draws which have not been repaid as at that Quarterly Payment Date;

                  (iv) fourth, the balance of the Excess Available Income (after application under paragraphs (i) to (iii) (inclusive)) must be applied in or towards reinstating the Stated Amount of the Class B Notes to the extent of any Carryover Class B Charge Offs; and

                  (v) fifth, the balance of the Excess Available Income (after application under paragraphs (i) to (iv) (inclusive) must be applied in or towards reinstating the Stated Amounts of the Class C Notes to the extent of any Carryover Class C Charge Offs.

                  Any amount applied pursuant to sub-paragraphs (i) to (v) (inclusive) above will be treated as Principal Collections to the extent of that application and in the case of amounts paid under sub-paragraph (ii) or (v) will be paid on the Payment Date following that Determination Date.

         (b) The Trustee shall only make a payment under any of sub-paragraphs (a)(i) to (a)(v) inclusive if it is directed in writing to do so by the

                  Manager and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been distributed.

5.3      EXCESS DISTRIBUTION

         (a) The Trustee must at the written direction of the Manager pay any Excess Distribution for a Quarterly Collection Period to the Beneficiary on the relevant Quarterly Payment Date.

         (b) The Trustee may not recover any Excess Distributions from the Beneficiary once they are paid to the Beneficiary except:

                  (i) where there has been a manifest error in the relevant calculation of the Excess Distributions; or

                  (ii) an amount equal to payments made or required to be made by the Trustee under clause 5.1(c)(xii) , and the Beneficiary agrees to pay to the Trustee any such amount.

5.4      INITIAL PRINCIPAL DISTRIBUTIONS

         (a) (MONTHLY) Subject to paragraph (b), on each Monthly Payment Date (other than a Quarterly Payment Date) and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must distribute or cause to be distributed out of Principal Collections, in relation to the Monthly Collection Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

                  (i) first, to allocate to Total Available Funds any Principal Draw calculated in accordance with clause 5.9; and

                  (ii) second, to retain in the Collection Account as a provision such amount as the Manager determines is appropriate to make for any anticipated shortfalls in payments under clause 5.1 on the following Monthly Payment Date or Quarterly Payment Date.

         (b) (MONTHLY LIMIT) The Trustee shall only make a payment under any of sub-paragraphs (a)(i) and (a)(ii) inclusive if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

         (c) (QUARTERLY) Subject to paragraph (d), on each Quarterly Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must distribute or cause to be distributed out of Principal Collections, in relation to the Quarterly Collection Period ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority:

                  (i) first, to allocate to Total Available Funds any Principal Draws calculated in accordance with clause 5.9;

                  (ii) second, to retain in the Collection Account as a provision such amount as the Manager determines is appropriate to make for any anticipated shortfalls in payments under clause 5.1 on the following Monthly Payment Date or Quarterly Payment Date;

                  (iii) third, subject to clause 5.8(d), to repay any Redraws provided by the Approved Seller in relation to Purchased Receivables in accordance with clause 5.8 to the extent that it has not previously been reimbursed in relation to those Redraws;

                  (iv) fourth, to repay all Redraw Principal Outstanding under the Redraw Facility Agreement on that Quarterly Payment Date;

                  (v) fifth, to retain in the Collection Account as a provision to reimburse further Redraws an amount equal to the Redraw Retention Amount for the next Quarterly Collection Period.

         (d) (QUARTERLY LIMIT) The Trustee shall only make a payment under any of sub-paragraphs (c)(i) to (c)(v) inclusive if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

5.5      PRINCIPAL DISTRIBUTIONS PRIOR TO STEPDOWN DATE

         Subject to paragraph (b), on each Quarterly Payment Date prior to the Stepdown Date, or at any time if a Trigger Event is subsisting, and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must distribute or cause to be distributed out of Principal Collections, in relation to the Quarterly Collection Period ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority:

         (a) first, all the Initial Principal Distributions for that Collection Period;

         (b) second, as a payment to the Currency Swap Provider under a Confirmation relating to the Class A-1 Notes, of an amount equal to the lesser of:

                  (i) the amount available for distribution under this sub-paragraph (b) after all payments which have priority under this clause 5.5; and

                  (ii) the A$ Equivalent of the Invested Amounts for all Class A-1 Notes;

         (c) third, as a payment to the Currency Swap Provider under a Confirmation relating to the Class A-2 Notes, of an amount equal to the lesser of:

                  (i) the amount available for distribution under this sub-paragraph (c) after all payments which have priority under this clause 5.5; and

                  (ii) the A$ Equivalent of the Invested Amounts for all Class A-2 Notes;

         (d) fourth, as a payment to the Class A-3 Noteholders, of an amount equal to the lesser of:

                  (i) the amount available for distribution under this sub-paragraph (d) after all payments which have priority under this clause 5.5; and

                  (ii)     the Invested Amounts in respect of all Class A-3
                           Notes;

         (e) fifth, as payment to the Class B Noteholders, of an amount equal to the lesser of:

                  (i) the amount available for distribution under this sub-paragraph (e) after all payments which have priority under this clause 5.5; and

                  (ii)     the Invested Amounts in respect of all Class B Notes;

         (f) sixth, as payment to the Class C Noteholders, of an amount equal to the lesser of:

                  (i) the amount available for distribution under this sub-paragraph (f) after all payments which have priority under this clause 5.5; and

                  (ii)     the Invested Amounts in respect of all Class C Notes.

         (g) (LIMIT) The Trustee shall only make a payment under any of sub-paragraphs (a) to (f) inclusive if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

5.6      PRINCIPAL DISTRIBUTIONS AFTER STEPDOWN DATE

         Subject to paragraph (b), on each Quarterly Payment Date after the Stepdown Date, provided that no Trigger Event is subsisting, and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must distribute or cause to be distributed out of Principal Collections, in relation to the Quarterly Collection Period ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority:

         (a) first, all the Initial Principal Distributions for that Collection Period;

         (b)      as a payment, out of the Class A Principal Distribution
                  Amount:

                  (i) first, to the Currency Swap Provider under a Confirmation relating to the Class A-1 Notes, of an amount equal to the lesser of:

                           (A)     that Class A Principal Distribution Amount;
                                   and

                           (B) the A$ Equivalent of the aggregate Invested Amounts of the Class A1 Notes on that Payment Date;

                  (ii) second, to the Currency Swap Provider under a Confirmation relating to the Class A-2 Notes, of an amount equal to the lesser of:

                           (A)     the amount of the Class A Principal
                                   Distribution Amount remaining after making the payment referred to in (b)(i); and

                           (B) the A$ Equivalent of the aggregate Invested Amount of the Class A-2 Notes on that Payment Date,

                  (iii) third, as a payment to the Class A-3 Noteholders, of an amount equal to the lesser of:

                           (A)     the amount of the Class A Principal
                                   Distribution Amount remaining after making the payment referred to in (b)(i) and
                                   (b)(ii); and

                           (B) the aggregate Invested Amount of the Class A-3 Notes on that Payment Date,

         (c) as a payment out of the Class B Principal Distribution Amount for that Payment Date to the Class B Noteholders of an amount equal to the aggregate Invested Amount of the Class B Notes on that Payment Date; and

         (d) as a payment out of the Class C Principal Distribution Amount for that Payment Date to the Class C Noteholders of an amount equal to the aggregate Invested Amount of the Class C Notes on that Payment Date.

         (LIMIT) The Trustee shall only make a payment under any of the sub-paragraphs listed above if it is directed in writing to do so by the Manager only:

         (a) in the case of sub-paragraphs (b) to (d) inclusive, to the extent that any Principal Collections remain from which to make the payment after amounts to be paid under paragraph (a); and

         (b) in the case of sub-paragraphs (b)(i) to (b)(iii) inclusive to the extent that any Principal Collections comprising part of the Class A Principal Distribution Amount remain after the amounts required to be paid under paragraph (b) with priority to that payment have been distributed.

5.7      FINAL MATURITY DATE

         On the Business Day immediately following the date on which all Secured Moneys (as defined in the Security Trust Deed) are fully and finally repaid, and only after payment of all amounts referred to in paragraphs
         (a) and (c), the Trustee must pay any Principal Collections which remain available to the Approved Seller in reduction of the Principal Outstanding (as defined in the Seller Loan Agreement) as a full and final settlement of the obligations of the Trustee under the Seller Loan Agreement.

5.8      REDRAWS


         (a) The Approved Seller, after receiving confirmation that it may do so from the Manager, may make Redraws to Obligors under Purchased Receivables so that the then scheduled principal balance of those Purchased Receivables is not exceeded.

         (b) The Approved Seller will be reimbursed in relation to any Redraw for which it has not previously been reimbursed under clause 5.4.

         (c) On each Quarterly Determination Date the Manager shall determine an amount, not exceeding 2% of the total Invested Amount of all Notes, which it reasonably anticipates will be required in the Quarterly Collection Period in which that Quarterly Determination Date occurs to fund further Redraws under Purchased Receivables in addition to any prepayments of principal that it anticipates will be received from Obligors during that Quarterly Collection Period. That amount, from time to time, less amounts withdrawn or deposited as described in this clause 5.8, is called the REDRAW RETENTION AMOUNT. The Manager shall on the day of such determination advise the Trustee of the amount so determined.

         (d) In addition to the Approved Seller's right of reimbursement under clause 5.8(b), the Trustee shall on each Business Day it receives a direction from the Manager to do so, reimburse the Approved Seller for Redraws made on or before that Business Day for which it has not received reimbursement but only to the extent of the aggregate of:

                  (i) the Redraw Retention Amount for that Quarterly Collection Period to the extent it has been funded under clause 5.4(c)(v); and

                  (ii) any amount which the Manager is entitled to direct the Trustee to draw under the Redraw Facility Agreement at that time.

         (e) If the Manager determines on any Business Day that there is a Redraw Shortfall, the Manager may on that date direct in writing the Trustee to make a drawing under the Redraw Facility Agreement on that or any other Business Day equal to the amount which the Trustee is permitted to draw under clause 3.1(c) of the Redraw Facility Agreement at that time.

5.9      DETERMINATION DATE - PAYMENT SHORTFALL

         If the Manager determines on any Monthly Determination Date that there is a Payment Shortfall for the relevant Monthly Collection Period the Manager must direct the Trustee to pay out of Principal Collections, as a principal distribution under clause 5.4, an amount (the PRINCIPAL
         DRAW) equal to the lesser of:

         (a)      the Payment Shortfall; and

         (b) the amount of Principal Collections available for distribution on the Monthly Payment Date following that Monthly Determination Date.

5.10     ALLOCATING LIQUIDATION LOSSES

         On each Quarterly Determination Date, the Manager must determine, in relation to the aggregate of all Liquidation Losses arising during that Quarterly Collection Period:

         (a) the amount of those Liquidation Losses which is attributable to interest, fees and expenses in relation to the relevant Purchased Receivables (FINANCE CHARGE LOSS); and

         (b) the amount of those Liquidation Losses which is attributable to principal in relation to the relevant Purchased Receivables (PRINCIPAL LOSS),

         on the basis that all Liquidation Proceeds actually received by or on behalf of the Trustee in relation to a Purchased Receivable are applied first against interest, fees and other Enforcement Expenses (other than Property Restoration Expenses) relating to that Purchased Receivable, and then against the Housing Loan Principal and Property Restoration Expenses relating to that Purchased Receivable.

5.11     INSURANCE CLAIMS

         (a) If, on any Monthly Determination Date, the Manager determines that there has been a Liquidation Loss in relation to a Purchased Receivable during the immediately preceding Monthly Collection Period, the Manager shall direct the Servicer (if the Servicer has not already done so), promptly, and in any event so that the claim is made within the time limit specified in the relevant Mortgage Insurance Policy for that Purchased Receivable without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under the relevant Mortgage Insurance Policy.

         (b) Upon receipt of any amount under or in respect of a Mortgage Insurance Policy in payment of a claim referred to in paragraph (a), the Manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of that amount is attributable to principal.

5.12     PAYMENTS BEFORE PAYMENT DATE

         (a) Subject to the Transaction Documents, by no later than 4.00 pm (Sydney time) on the Remittance Date for a Collection Period, the Manager must deposit or use its best endeavours to procure that the Servicer deposits, in the Collection Account all Available Income and Principal Collections for that Collection Period to the extent received on or before that date.

         (b)      The Manager must direct the Trustee to:

                  (i) apply amounts credited to the Collection Account in making payments in discharge of the Trustee's obligations under this clause 5; and

                  (ii) make the applications and reinstatements required or contemplated by this clause 5,

                  in each case, under and in accordance with this clause 5.

5.13     CHARGE OFFS

         If the Principal Charge Offs for any Quarterly Collection Period exceeds the Excess Available Income calculated on the Quarterly Determination Date for that Quarterly Collection Period, the Manager must, on and with effect from the Quarterly Payment Date immediately following the end of the Quarterly Collection Period:

         (a) reduce pari passu and rateably as between themselves the Class C Stated Amount of each of the Class C Notes by the amount of that excess which is attributable to each Class C Note until the Class C Stated Amount is zero (CLASS C CHARGE OFFS); and

         (b) if the Class C Stated Amount is zero and any amount of that excess has not been applied under paragraph (a), reduce pari passu and rateably as between themselves the Class B Stated Amount of each of the Class B Notes by the amount of that excess which is attributable to each Class B Note until the Class B Stated Amount is zero (CLASS B CHARGE OFFS); and

         (c) if both the Class C Stated Amount and Class B Stated Amount are zero and any amount of that excess has not been applied under paragraph (b), reduce pari passu and rateably as between the Class A Notes and the Redraw Facility Agreement with respect to the balance of that excess:

                  (i) rateably as between each of the Class A Notes, the Class A Stated Amount on each of the Class A Notes until the Class A Stated Amount of that Class A Note is zero (CLASS A CHARGE OFFS); and

                  (ii) the Redraw Principal Outstanding under the Redraw Facility Agreement applied against Redraw Advances (as defined in the Redraw Facility Agreement) in reverse chronological order of their Drawdown Dates (as defined in the Redraw Facility Agreement), until the Redraw Principal Outstanding is zero (REDRAW CHARGE OFFS).

5.14     PAYMENTS INTO US$ ACCOUNT

         (a) The Trustee shall direct the Currency Swap Provider to pay all amounts denominated in US$ payable to the Trustee by the Currency Swap Provider under the Currency Swap into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the Trustee.

         (b) If any of the Trustee, the Manager or the Servicer receives any amount denominated in US$ from the Currency Swap Provider under the Currency Swap they will promptly pay that amount to the credit of the US$ Account.

5.15     PAYMENTS OUT OF US$ ACCOUNT

         (a) The Trustee shall, on the direction of the Manager, or shall require that the Principal Paying Agent on its behalf, pay all amounts credited to the US$ Account as follows and in accordance with the Note Trust Deed and the Agency Agreement.

         (b) All amounts credited to the US$ Account by the Currency Swap Provider in relation to a payment by the Trustee in no order of priority:

                  (i) under clauses 5.1(c)(v) and (c)(vii)(D), will be paid pari passu in relation to US$ Notes as payments of Class A Interest on those US$ Notes;

                  (ii) under clause 5.2(a)(ii)(A), will be paid pari passu in relation to US$ Notes in or towards reinstating the Stated Amount of those US$ Notes, to the extent of the Carryover Class A Charge Offs;

                  (iii) amounts credited under clauses 5.5(b) and 5.6(b)(i), pari passu to Class A-1 Noteholders as Class A Principal Payments on the Class A-1 Notes until the Invested Amounts of the Class A-1 Notes have been reduced to zero; and

                  (iv) amounts credited under clauses 5.5(c) and 5.5(b)(ii) pari passu to Class A-2 Noteholders as Class A Principal payments on the Class A-2 Notes until the Invested Amounts of the Class A-2 Notes have been reduced to zero.

5.16     ROUNDING OF AMOUNTS

         In making the calculations required or contemplated by this clause 5, the Manager shall round calculations to four decimal places, except that all monetary amounts shall be rounded down to the nearest cent or as otherwise required in this Supplementary Terms Notice.

5.17     MANAGER'S REPORT

         The Manager will provide to the Trustee, the Note Trustee and the Designated Ratings Agencies, the Manager's Report for a Collection Period no later than 4.00pm (Sydney time) on the Remittance Date following that Collection Period.

5.18     PAYMENT PRIORITIES FOLLOWING AN EVENT OF DEFAULT: SECURITY TRUST DEED

         Following an Event of Default as defined in the Security Trust Deed, the priority of payments with respect to the Trust will be governed by the Security Trust Deed.

5.19     PRESCRIPTION

         Despite any other provision of this Supplementary Terms Notice and the Master Trust Deed, Condition 8 applies to all amounts payable in relation to any US$ Note.

5.20     ACCOUNTING PROCEDURES: PRINCIPAL & INTEREST

         To facilitate the implementation of this Cashflow Allocation Methodology, the Manager will keep accounting records in accordance with the Transaction Documents and will keep separate ledgers, including a "Principal Account", "Income Account" and "Cash Account", into which credit and debit entries will be made to record receipts and payments of principal, income or amounts unallocated at the relevant time.

5.21     REPLACEMENT OF CURRENCY SWAP

         (a) If the Currency Swap is terminated, the Trustee must, at the direction of the Manager, enter into one or more currency swaps which replace the Currency Swap (other than by way of transfer under section 6(b) of the Currency Swap) (collectively a REPLACEMENT CURRENCY SWAP) but only on the condition:

                  (i) that the Settlement Amount (as defined in the Currency Swap), if any, which is payable by the Trustee to the Currency Swap Provider on termination of the Currency Swap will be paid in full when due in accordance with this Supplementary Terms Notice and the Currency Swap;

                  (ii) the ratings assigned to the Notes are not adversely affected; and

                  (iii) the liability of the Trustee under that Replacement Currency Swap is limited to at least the same extent that its liability is limited under the Currency Swap.

         (b) If the condition in paragraph (a) is satisfied, the Trustee must at the direction of the Manager enter into the Replacement Currency Swap and if it does so it must direct the provider of the Replacement Currency Swap to pay any upfront premium to enter into the Replacement Currency Swap due to the Trustee directly to the Currency Swap Provider in satisfaction of and to the extent of the Trustee's obligation to pay the Settlement Amount to the Currency Swap Provider as referred to in paragraph (a). If the Settlement Amount (if any) is payable by the Currency Swap Provider to the Trustee, the Manager shall direct the Currency Swap Provider to pay such amount direct to the Replacement Currency Swap Provider in satisfaction of any upfront premium to enter into the Replacement

         Currency Swap. Where the upfront premium payable upon entry into the Replacement Currency Swap is:

         (i) payable by the Trustee to the Replacement Swap Provider, then the:

                  (A) excess of the Settlement Amount over the upfront premium will be included as Available Income for the relevant Collection Period; and

                  (B) excess of the upfront premium payable over the Settlement Amount will be satisfied by the Trustee as a TRUST EXPENSE; and

         (ii) payable by the Replacement Swap Provider to the Trustee, then the:

                  (A) excess of the Settlement Amount over the upfront premium will be satisfied by the Trustee as a Trust Expense; and

                  (B) excess of the upfront premium over the Settlement Amount will be included as Available Income for the relevant Collection Period.

5.22     NOTICE OF CALCULATIONS

         The calculations outlined in this clause 5, or required to be made by the Manager under any Condition, must be made by the Manager and notified to the Trustee on each Determination Date. The Manager must also notify the Trustee of all details of payments which are to be made by or on behalf of the Trustee on each Payment Date. The Manager must also notify the Currency Swap Provider of all payments which are to be made by or on behalf of the Trustee on each Quarterly Payment Date under clauses 5.1(c)(v), 5.1(c)(vii)(D), 5.2(a)(ii)(A), 5.5(b), 5.5(c),
         5.6(b)(i) and 5.6(b)(ii) on each relevant Quarterly Determination Date. In the absence of manifest error, each of the Trustee and the Currency Swap Provider is entitled to rely conclusively on (and will rely on) the Manager's calculations and notifications and is not required to (and it will not) investigate the accuracy of them.

5.23 BOND FACTORS

         (a) On each Quarterly Determination Date, the Manager will, in respect of the Collection Period ending before that Quarterly Determination Date, calculate or otherwise ascertain the Class A Bond Factors, the Class B Bond Factors and the Class C Bond Factors.

         (b) The Manager shall notify all Class A-3 Noteholders, all Class B Noteholders, all Class C Noteholders, the Principal Paying Agent, the Note Trustee and the Calculation Agent as soon as practicable after (and in any event by not later than the Quarterly Payment Date immediately following) the relevant Quarterly Determination Date of the relevant Class A Bond Factors, the Class B Bond Factor and the Class C Bond Factor.

5.24     LOAN OFFSET INTEREST

         On each Monthly Determination Date, the Approved Seller shall pay to the Trustee an amount equal to all Loan Offset Interest Amounts for the Monthly Collection Period immediately preceding that Monthly Determination Date.

6.       MASTER TRUST DEED AND SERVICING AGREEMENT

6.1      COMPLETION OF DETAILS IN RELATION TO MASTER TRUST DEED

         (a)      (MANAGER FEE)

                  For the purpose of clause 15 of the Master Trust Deed, the fee payable to the Manager in respect of the Trust for each Quarterly Collection Period will be an amount calculated:

                  (i) on the aggregate Housing Loan Principal of the Purchased Receivables on the first day of that Quarterly Collection Period;

                  (ii) at the rate of 0.09% per annum or as otherwise agreed by the Manager and the Trustee from time to time; and

                  (iii) on the actual number of days in the Quarterly Collection Period divided by 365 days,

                  and shall accrue due from day to day. That fee is payable in Australian dollars.

         (b)      (TRUSTEE'S FEE AND SECURITY TRUSTEE'S FEE)

                  (i) For the purpose of clause 19.1 of the Master Trust Deed and clause 11.2 of the Security Trust Deed, the combined fee payable to the Trustee and the Security Trustee in respect of the Trust for each Quarterly Collection Period will be an amount calculated:

                           (A) on the aggregate Housing Loan Principal of the Purchased Receivables on the first day of that Quarterly Collection Period;

                           (B) at the rate of 0.0275% per annum or as otherwise agreed by the Manager, the Trustee and the Security Trustee from time to time; and

                           (C) on the actual number of days in the Quarterly Collection Period divided by 365 days,

                           and shall accrue due from day to day. That fee is payable in Australian dollars.

                  (ii) If the Trustee or the Security Trustee (as the case may be) is required at any time to undertake duties which relate to the enforcement of the terms of any Transaction Document by the Trustee or Security Trustee (as the case may be) upon a default by any other party under the terms of that Transaction Document, the Trustee or Security Trustee (as the case may be) is entitled to such additional remuneration as may be agreed between the Trustee or the Security Trustee (as the case may be) and the Manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee or the Security Trustee (as the case may be). The determination of such merchant bank shall be conclusive and binding on the Manager and the Trustee or the Security Trustee (as the case may be) so far as the law allows.

         (c)      (SERVICING FEE)

                  For the purpose of clause 6.1 of the Servicing Agreement, the fee payable to the Servicer in respect of the Trust for each Quarterly Collection Period will be an amount calculated:

                  (i) on the aggregate Housing Loan Principal of the Purchased Receivables on the first day of that Quarterly Collection Period;

                  (ii) at the rate of 0.40% per annum or as otherwise agreed by the Manager, the Trustee and the Servicer from time to time; and

                  (iii) on the actual number of days in the Quarterly Collection Period divided by 365 days,

                  or as otherwise agreed by the Trustee, the Manager and the Servicer. That fee shall accrue due from day to day. That fee is payable in Australian dollars.

         (d)      (CUSTODIAN FEE)

                  For the purpose of clause 6.1 of the Custodian Agreement, the fee payable to the Custodian in respect of the Trust for each Quarterly Collection Period will be an amount calculated:

                  (i) on the aggregate Housing Loan Principal of the Purchased Receivables on the first day of that Quarterly Collection Period;

                  (ii) at the rate of 0.015% per annum or as otherwise agreed by the Manager, the Trustee and the Custodian from time to time; and

                  (iii) on the actual number of days in the Quarterly Collection Period divided by 365 days,

                  or as otherwise agreed by the Trustee, the Manager and the Custodian. That fee shall accrue due from day to day. That fee is payable in Australian dollars.

         (e)      (FEE CHANGES TO TAKE ACCOUNT OF GST)

         None of the above fees in this clause 6.1 are to be increased by reference to any applicable goods and services tax unless:

         (i) the Trustee, the Manager and the recipient of the relevant fee agree (that agreement not to be unreasonably withheld); and

         (ii) the increase will not result in the downgrading or withdrawal of the rating of any Notes.

6.2      AMENDMENTS TO MASTER TRUST DEED

         The Master Trust Deed is amended for the purpose of the Trust as follows:

         (A)      CLAUSE 1.1 - AUTHORISED INVESTMENT

                  For the purposes of the definition of AUTHORISED INVESTMENT in clause 1.1 of the Master Trust Deed:

                  (i)      each of the investments in paragraphs (b), (d), (e),
                           (f), (g), (h), (i) and (j) of that definition must have a rating of AAA (long term) or A-1+ (short term) (as the case may be) from S&P, a rating of Aaa (long term) or P-1 (short term) (as the case may be) from Moody's and a rating of AAA (long term) or F1+ (short term) (as the case may be) from Fitch to be an AUTHORISED INVESTMENT for the Trust;

                  (ii) each of the investments in paragraphs (b) and (d)-(j) inclusive of that definition must mature no later than the next Quarterly Payment Date following its acquisition;

                  (iii)    each investment must be denominated in Australian
                           Dollars;

                  (iv) each investment must be of a type which does not adversely affect the 50% risk weighting attributed to the Notes by the Bank of England (as to which the Trustee may rely on external advice);

                  (v) each investment must be held by, or in the name of the Trustee or its nominee;

                  (vi) sub-paragraph (i) is deleted and replaced with the following:

                                   securities which are "mortgage-backed
                                   securities" within the meaning of both the Duties Act, 1997 of New South Wales and the Trustee Act, 1958 of Victoria.

                  (vii) sub-paragraph (j)(1) is deleted and replaced with the following:

                                   prescribed for the purposes of sub-paragraph
                                   (d) of the definition of a "prescribed
                                   property" in the Duties Act, 1997 of New
                                   South Wales, or are otherwise included within the definition of "pool of mortgages" in that Act; and

                  (viii) the reference to STAMP DUTIES ACT, 1920 in the last paragraph of that definition is deleted and replaced with DUTIES ACT, 1997.

         (B)      CLAUSE 1.1 - AUTHORISED SIGNATORY

                  The definition of Authorised Signatory is deleted and replaced with the following:

                           AUTHORISED SIGNATORY in relation to any corporation means any person from time to time certified in writing by two directors of the corporation (or, in the case of the Trustee, by any divisional manager) to be an authorised signatory of the corporation, whose signature appears on such certificate and which signature is certified thereon by such directors (or such divisional manager) to be that person's signature(and, in the case of the Trustee or the Security Trustee (as the case may be), also includes any officer of the Trustee or the Security Trustee (as the case may be) who has the word "manager", "group executive" or "counsel" in their title).

         (C)      CLAUSE 1.1 - CEDEL BANK

                  (i) The definition of Cedel Bank is deleted and the following definition inserted:

                           "CLEARSTREAM, LUXEMBOURG means Clearstream Banking, societe anonyme."

                  (ii)     Each reference to "Cedel Bank" in:

                           (A) paragraph (u) of the definition of EXPENSES in clause 1.1; and

                           (B) the definition of NOTEHOLDERS in clause 1.1, is deleted and replaced with the words "Clearstream, Luxembourg"

         (D)      CLAUSE 1.1 - EUROCLEAR

                  The definition of Euroclear is deleted and the following definition inserted:

                           "EUROCLEAR means Euroclear Bank S.A./N.V."

         (E)      CLAUSE 1.1 - EXPENSES

                  For the purposes of the definition of EXPENSES in clause 1.1 of the Master Trust Deed, a new paragraph (w) is inserted as follows and the existing paragraph (w) becomes paragraph (x).

                           "(w) any fees and expenses payable to any Stock Exchange [or DTC] from time to time by the Trustee;" [MBP TO CONFIRM]

         (F)      CLAUSE 1.1 - EXTRAORDINARY RESOLUTION

                  For the purposes of the definition of EXTRAORDINARY RESOLUTION in clause 1.1 of the Master Trust Deed, that definition is deleted and the following definition is inserted.

          "Extraordinary Resolution" means, in relation to:

          (a) any Class of A$ Noteholders subject to the provisions of the Security Trust Deed:

               (i) a resolution passed at a meeting of that Class of A$ Noteholders duly convened and held in accordance with the provisions contained in clause 29 of this Master Trust Deed by a majority consisting of not less than 75% of the votes able to be cast by the relevant Noteholders (cast by show of hands or poll, as the case may be); or

               (ii) a resolution in writing under clause 29 of this Master Trust
                    Deed signed by all Noteholders in the relevant Class of Noteholders;


          (b) all Noteholders means, subject to the provisions of the Security Trust Deed a resolution passed, in a meeting of all A$ Noteholders duly convened and held in accordance with the provisions contained in clause 29 of this Master Trust Deed and in a meeting of US$ Noteholders in accordance with the Note Trust Deed, by majority consisting of not less than 75% calculated as follows:

                                   (A x I) + U
                                   -----------

                                        T


                    Where: A = the percentage of A$ Noteholders voting in favour of the resolution;


                           I = the US$ Equivalent of the aggregate Invested
                               Amount of all A$ Notes;


                           U = the aggregate Invested Amount of the US$ Notes
                               held by US$ Noteholders who voted in favour of the resolution


                           T = the Total Invested Amount.


          (c) all Class A Noteholders means, subject to the provisions of the Security Trust Deed a resolution passed, in a meeting of all Class A-3 Noteholders duly convened and held in accordance with the provisions contained in clause 29 of this Master Trust Deed and in a meeting of US$ Noteholders in accordance with the Note Trust Deed, by majority consisting of not less than 75% calculated as follows:

                                   (A x I) + U
                                   -----------

                                        T

                    Where: A = the percentage of Class A-3 Noteholders voting in favour of the resolution;


                           I = the US$ Equivalent of the aggregate Invested
                               Amount of all Class A-3 Notes;


                           U = the aggregate Invested Amount of the US$ Notes
                               held by US$ Noteholders who voted in favour of the resolution


                           T = the aggregate Invested Amount of all Class A
                               Notes.


          (g)  CLAUSE 1.1 - DEFINITIONS


               For the purpose of the Trust, the following new definitions are inserted, in alphabetical order, in clause 1.1 of the Master Trust Deed:


                    APPLICATION FOR NOTES means an application for A$ Notes in the form of schedule 2 to the Supplementary Terms Notice or in such other form as may from time to time be agreed between the Trustee and the Manager.


                    AUSTRACLEAR means Austraclear Limited.


                    AUSTRACLEAR REGULATIONS means the regulations published by Austraclear.


                    AUSTRACLEAR SYSTEM means the System as defined in the Austraclear Regulations.


                    MARKED NOTE TRANSFER means a Note Transfer marked as in accordance with clause 7.15 of this Master Trust Deed.


                    NOTE ACKNOWLEDGEMENT means an acknowledgement of the registration of a person as the holder of an A$ Note in the form set out in schedule 3 to this Supplementary Terms Notice or in such other form as may from time to time be agreed between the Trustee and the Manager.


                    NOTE TRANSFER means a transfer and acceptance of A$ Notes materially in the form of schedule 4 to this Supplementary Terms Notice or in such other form as may from time to time be agreed between the Trustee and the Manager.


                    REGISTER means in relation to a Trust, the register required to be maintained in accordance with clause 28 of this Master Trust Deed.

                    REPRESENTATIVE means:

                    (i) in the case of any A$ Noteholder, a person appointed as a proxy for that Noteholder under clause 29.9; and

                    (ii) without limiting the generality of paragraph (a), in
                         the case of an A$ Noteholder which is a body corporate, a person appointed under clause 29.10 by that A$ Noteholder."

          (g)  CLAUSE 1.1 - GUARANTEED INVESTMENT CONTRACT


               For the purposes of the definition of GUARANTEED INVESTMENT CONTRACT in clause 1.1 of the Master Trust Deed, the words "or any equivalent regulations issued under the Duties Act 1997" are inserted at the end of that definition.

          (i)  CLAUSE 1.1 - TERMINATION DATE


               For the purpose of the definition of TERMINATION DATE in clause
               1.1 of the Master Trust Deed, the words "and the Trustee and the Manager agree that no further Notes are proposed to be issued by the Trustee in relation to that Trust" are inserted at the end of paragraph (c)(i) of that definition.

          (j)  CLAUSE 4 - NOTES


               For the purposes of the Trust, clause 4 in the Master Trust Deed is deleted and the following new clause 4 is inserted as follows.


               4.   NOTES


               4.1  ACKNOWLEDGEMENT OF INDEBTEDNESS


                    Subject to the terms of this Master Trust Deed and the Supplementary Terms Notice:

                    (a) each entry in the Register relating to a Trust in respect of an A$ Note; and

                    (b)  each US$ Note issued by a Trust,


                    constitutes an independent and separate acknowledgement to the relevant Noteholder by the Trustee of its indebtedness as trustee of the Trust for the Invested Amount of that Note together with the other rights given to Noteholders under this Master Trust Deed, the Supplementary Terms Notice and the Security Trust Deed, and (in relation to a US$ Note) the Note Trust Deed and the relevant Conditions.


               4.2  LEGAL NATURE OF NOTES

                    (a) A$ Notes will be in the form of inscribed stock, and the Trustee's obligations in relation to those A$ Notes and under this Master Trust and this Supplementary Terms Notice in respect of those A$ Notes (including any obligation to pay interest or principal) will become effective on inscription in the Register for the Trust under this Master Trust and this Supplementary Terms Notice of the details for those A$ Notes.

                    (b) US$ Notes will be in registered form in respect of Book-Entry Notes and will be in bearer or registered form in respect of

                         Definitive Notes, provided that there will be no bearer notes issued in the United States of America.


               4.3  TERMS OF NOTES

                    (a) All Notes issued by the Trustee as trustee of a Trust shall be issued with the benefit of, and subject to, this Master Trust Deed, the relevant Supplementary Terms Notice and the relevant Security Trust Deed and, in relation to the US$ Notes, the relevant Note Trust Deed and the relevant Conditions.

                    (b) The documents referred to in paragraph (a) are binding on the Manager, the Trustee, the Note Trustee, the Security Trustee and the Noteholders.


               4.4  INTEREST AND PRINCIPAL ENTITLEMENT OF NOTEHOLDERS


                    Subject to this Master Trust Deed, the relevant Supplementary Terms Notice and the relevant Security Trust Deed and, in relation to the US$ Notes, the relevant Note Trust Deed and the relevant Conditions (and, in particular, subject to any such provisions which provide for principal losses to be charged off against any Notes), the Trustee as trustee of a Trust shall, in respect of the Notes issued by it in that capacity, pay or cause to be paid to the Noteholders (as relevant) of those Notes;


                    (a) (INTEREST) Interest Entitlement on each Interest Payment Date; and


                    (b) (PRINCIPAL) their Principal Entitlement on each Quarterly Payment Date.


               4.5  NOTES NOT INVALID IF ISSUED IN BREACH


                    No Note shall be invalid or unenforceable on the ground that it was issued in breach of this Master Trust Deed, the relevant Supplementary Terms Notice or any other Transaction Document.


               4.6  LOCATION OF A$ NOTES


                    The property in the A$ Notes shall for all purposes be regarded as situated at the place where the Register on which those A$ Notes are recorded is located.


               4.7  NO DISCRIMINATION BETWEEN NOTEHOLDERS


                    There shall not be any discrimination or preference between Notes within the same Class, or the corresponding Noteholders, in relation to a Trust by reason of the time of issue of Notes or for any other reason, subject only to the Supplementary Terms Notice relating to the Notes, the terms of the Security Trust Deed (if any) relating to the Trust and (in relation to the USDUS$ Notes) the relevant Note Trust Deed and the relevant Conditions.


               4.8  NOTE REGISTER


                    In the event that any Definitive Notes are issued in registered form, the Trustee (or if the Trustee fails to do so, the Manager on behalf of the Trustee) will appoint a person to operate and maintain a register of those

                    Definitive Notes in accordance with standard United States practice and law.

          (k)  CLAUSE 5.3 - RANKING OF INTEREST OF BENEFICIARY


               For the purposes of clause 5.3 of the Master Trust Deed, the Trustee may seek and rely upon a direction from the Note Trustee as to the interests of the US$ Noteholders.

          (l)  CLAUSES 6.1 AND 6.6(A) - NOTE ISSUE DIRECTION

               (i)  For the purposes of clause 6.1 of the Master Trust Deed, the
                    Note Issue Direction for the Notes may be issued by the Manager on or at any time prior to the Note Issue Date for the Notes.

               (ii) For the purposes of clause 6.6(a) of the Master Trust Deed, the certification by the Manager may occur on or at any time prior to the Note Issue Date for the Notes.

          (m)  CLAUSE 6.7 - SUBSCRIPTION AGREEMENT

               (i) Clause 6.7(c) of the Master Trust Deed is amended by replacing paragraph (i) with the following


                    (i) (TRANSACTION DOCUMENTS) entered into the Transaction Documents to which it is a party in its capacity as trustee of the Trust.

               (ii) For the purposes of clause 6.7(a)(iii), the Trustee will enter into the Subscription Agreements.

          (n)  CLAUSE 6.8 - ACTION FOLLOWING NOTE ISSUE


               For the purposes of the Trust, clause 6.8 of the Master Trust Deed is deleted and the following new clause 6.8 is inserted:


                    6.8  ACTION FOLLOWING NOTE ISSUE


                         As soon as practicable after a Note Issue Date for a
                         Trust:


                         (a)  in relation to A$ Notes only:


                              (i) (ENTER DETAILS IN THE REGISTER) the Trustee shall enter into the Register for that Trust in accordance with clause 28 the information required under clause 28.1;


                              (ii) (ISSUE NOTE ACKNOWLEDGEMENT) the Trustee
                                   shall issue a Note Acknowledgement to each A$ Noteholder in respect of its holding of A$ Notes; and


                             (iii) (ISSUE MARKED NOTE TRANSFERS) if requested
                                   by an A$ Noteholder in its Application for Notes, the Trustee shall issue a Marked Note Transfer to that A$ Noteholder; and

                    (b) in relation to US$ Notes only, the Trustee shall issue those US$ Notes in accordance with the relevant Note Trust Deed and the relevant Supplementary Terms Notice.

     (o)  CLAUSE 7 - TRANSFER OF NOTES


          For the purpose of this Trust, Clause 7 of the Master Trust Deed is deleted and the following new clause 7 is inserted:


          7.   TRANSFER OF NOTES


          7.1  NO RESTRICTIONS ON TRANSFER OF NOTES


               Subject to this Master Trust Deed and the relevant Supplementary Terms Notice and (in respect of the US$ Notes) the relevant Note Trust Deed and Conditions, there shall be no restriction on the transfer of Notes.


          7.2  MINIMUM TRANSFER


               (a) An A$ Noteholder must not transfer any A$ Notes held by it unless:


                    (i) the amount payable by the transferee for those A$ Notes is not less than A$500,000; or


                    (ii) the offer or invitation to the transferee by the A$
                         Noteholder in relation to the A$ Notes is an offer or invitation that will not require disclosure under Part 6D.2 of the Corporations Law.


               (b) No A$ Note has been or will be registered under the United States Securities Act of 1933 as amended (the SECURITIES
                    ACT) and may not be offered or sold within the United States or to, or for the account or benefit of, US persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.


               (c) A US$ Noteholder must not transfer any US$ Notes except in accordance with the Financial Services Act 1986 (UK) and all regulations made under or in relation to that Act and the Public Offers of Securities Regulations 1995 and in accordance with the provisions of clause 3.6 of the Note Trust Deed. [MBP TO CONFIRM]


               (d) None of the Trustee, the Manager, the Servicer, any Note Manager, the Note Trustee, the Security Trustee or an Approved Seller is liable to any Noteholder in relation to a breach by that Noteholder of paragraph (b).


          7.3  FORM OF TRANSFER


               Every transfer of A$ Notes shall be effected by a Note Transfer.

          7.4  EXECUTION OF NOTE TRANSFER


               Every Note Transfer shall be duly completed and executed by the transferor and transferee.


          7.5  STAMPING OF NOTE TRANSFER


               Every Note Transfer lodged with the Trustee shall be duly stamped (if applicable).


          7.6  DELIVERY OF NOTE TRANSFER TO TRUSTEE


               Every Note Transfer shall be delivered to the Trustee, together with the Note Acknowledgement to which it relates, for registration.


          7.7  REGISTRATION OF TRANSFEREE AS A$ NOTEHOLDER


               Subject to this clause 7, the Trustee shall, on receipt of a Note Transfer, enter the transferee in the Register as the holder of the A$ Notes which are the subject of the Note Transfer.


          7.8  TRUSTEE ENTITLED TO REFUSE TO REGISTER CLASS B TRANSFER


               The Trustee may refuse to register any Note Transfer which would result in:


               (a)  (BREACH) a contravention of or failure to observe:

                    (i)   (MASTER TRUST DEED) the terms of this Master Trust
                          Deed;

                    (ii) (SUPPLEMENTARY TERMS NOTICE) the terms of the Supplementary Terms Notice;

                    (iii) (SECURITY TRUST DEED) the terms of the Security Trust
                          Deed; or

                    (iv)  (THE LAW) any law of an Australian Jurisdiction; or


               (b) (REQUIRES REGISTRATION) an obligation to procure registration of any of the above with, or the approval of any of the above by, any Government Agency.


          7.9  REFUSAL TO REGISTER ABSOLUTE


               The Trustee shall not be bound to give any reason for refusing to register any Note Transfer and its decision shall be final, conclusive and binding. If the Trustee refuses to register a Note Transfer it shall, as soon as practicable (and in no event later than 7 days after the date the Note Transfer was lodged with it), send to the transferor and the transferee notice of such refusal.


          7.10 NO FEE FOR REGISTRATION OF A NOTE TRANSFER


               No fee shall be charged for the registration of any Note
               Transfer.

          7.11 TAKING EFFECT OF NOTE TRANSFERS


               (a) (NOTE TRANSFER NOT EFFECTIVE UNTIL REGISTRATION) A Note Transfer shall not take effect until registered by the Trustee and until the transferee is entered in the Register as the holder of the A$ Notes which are the subject of the Note Transfer, the transferor shall remain the holder of those A$ Notes.


               (b) (TRANSFER RECEIVED WHEN REGISTER CLOSED) When a Note Transfer is received by the Trustee during any period when the Register is closed for any purpose, the Trustee shall not register the Note Transfer until the Business Day after the day on which that Register is reopened.


          7.12 RIGHTS AND OBLIGATIONS OF TRANSFEREE


               Subject to this Master Trust Deed and the relevant Supplementary Terms Notice, a transferee of A$ Notes, on being noted in the Register as the holder of the A$ Notes, shall have the following rights and obligations:


               (a) (THOSE OF THE TRANSFEROR) all the rights and the obligations which the transferor previously had; and


               (b) (THOSE UNDER MASTER TRUST DEED) all the rights and obligations of an A$ Noteholder as provided by this Master Trust Deed and the relevant Supplementary Terms Notice as if the transferee was originally a party to this Master Trust Deed and that Supplementary Terms Notice.


          7.13 PAYMENTS TO TRANSFEREE


               Subject to this Master Trust Deed (including clause 32.1 of the Master Trust Deed), on the entry of a transferee of A$ Notes in the Register, the transferee shall become entitled to receive any payments then due or which may become due to the holder of the relevant A$ Notes (including whether or not the entitlement to payment wholly or partly arose or accrued prior to the transfer and the Trustee shall be discharged for any such payment made to the transferee).


          7.14 TRANSMISSION OF ENTITLEMENTS


               (a) (ELECTION) Any person becoming entitled to an A$ Note as a result of the death, mental incapacity or bankruptcy of an A$ Noteholder may, on producing such evidence as the Trustee requires of their entitlement, elect to be either registered as the A$ Noteholder in respect of the relevant A$ Notes or to transfer the relevant A$ Notes to a third party in the manner specified in this clause.


               (b) (METHOD OF ELECTION) If an entitled person elects to be registered as the A$ Noteholder, the person shall deliver to the Trustee a notice in writing to this effect signed by the person. If the person elects to have another person registered he or she shall execute a Note Transfer in relation to the relevant A$ Notes in favour of that other person. All the provisions of this Master Trust Deed and the relevant Supplementary Terms Notice relating to the transfer of A$ Notes and the registration of Note Transfers shall be applicable to any such notice or Note Transfer as if the death, mental incapacity or bankruptcy of the A$ Noteholder had not occurred and the notice or Note Transfer was a Note Transfer executed by the A$ Noteholder.


               (c) (DISCHARGE) A person entitled to A$ Notes under this clause shall be entitled to receive and may give a good discharge for all moneys payable in respect of such A$ Notes but, except as otherwise provided by this Master Trust Deed and the relevant Supplementary Terms Notice, shall not be entitled to any of the rights or privileges of an A$ Noteholder unless and until the person is entered in the Register as the holder of those A$ Notes.


          7.15 MARKED NOTE TRANSFER


               (a) (ENTITLEMENT TO MARKING) An A$ Noteholder may from time to time request the Trustee to provide the A$ Noteholder with a Marked Note Transfer.


               (b) (MARKING) The A$ Noteholder shall deliver a Note Transfer to the Trustee and the Trustee shall mark the Note Transfer in such manner as agreed from time to time by the Trustee and the Manager and issue the same to the A$ Noteholder.


               (c) (TRUSTEE WILL NOT REGISTER TRANSFER) Until the expiry of 90 days (or any substitute period as the Trustee and Manager agree from time to time and as advised to A$ Noteholders) from the date on which the Note Transfer was marked, the Trustee shall not register any transfer of A$ Notes relating to the Marked Note Transfer otherwise than on that Marked Note Transfer.


               (d) (NO EXTENSION BY CLOSING OF REGISTER) The period referred to in sub-paragraph (c) shall not be extended by the closing of the Register for any purpose.


               (e) (DELIVERY) A Marked Note Transfer shall be issued to an A$ Noteholder by personal delivery at the time the A$ Noteholder attends the offices of the Trustee (or such other place nominated by the Trustee) for the marking of the Note Transfer by the Trustee.


          7.16 RELIANCE ON DOCUMENTS


               The Trustee shall be entitled to accept and assume the authenticity and genuineness of any Note Transfer or other document produced to it and to assume that any Note Transfer or other document produced to it has been duly executed. The Trustee shall not be bound to enquire into the authenticity or genuineness of any Note Transfer or other document, nor shall it incur any liability for registering any Note Transfer which is subsequently discovered to be a forgery or otherwise defective, unless the Trustee had actual notice of such forgery or defect at the time of registration of such Note Transfer.


          7.17 SPECIMEN SIGNATURES


               The Trustee may (but need not) require each A$ Noteholder to submit specimen signatures (and in the case of a corporation may require those signatures to be authenticated by the secretary or director of such A$ Noteholder) of persons authorised to execute Note Transfers on behalf of such A$ Noteholder and shall be entitled to assume (until notified to the contrary) that such authority has not been revoked.


          7.18 NOTES LODGED WITH AUSTRACLEAR


               If A$ Notes are lodged into the Austraclear System, the Trustee shall enter Austraclear in the Register as the holder of those A$ Notes. While those A$ Notes remain in the Austraclear System:


               (a) all payments and notices required of the Trustee and the Manager in relation to those A$ Notes will be directed to Austraclear; and


               (b) all dealings (including transfers) and payments in relation to those A$ Notes within the Austraclear System will be governed by the Austraclear Regulations and need not comply with this clause 7 to the extent of any inconsistency.

     (p)  CLAUSE 7A - NOTE ACKNOWLEDGEMENT


          For the purposes of the Trust a new clause 7A is inserted in the Master Trust Deed as follows:


               7A.  NOTE ACKNOWLEDGEMENT


               7A.1 ISSUE OF NOTE ACKNOWLEDGEMENT


                    When a person has been entered in the Register as the holder of A$ Notes, as soon as practicable (and in any event no later than 5 Business Days or such shorter period specified in the relevant Supplementary Terms Notice or as otherwise agreed by the Trustee with the person or the Manager) thereafter, the Trustee shall issue a Note Acknowledgement to that person in respect of those A$ Notes. If the person has been entered into the Register under a Note Transfer and the transferor continues to retain a holding of A$ Notes, the Trustee shall, within the same period stated above, issue to the transferor a Note Acknowledgement in respect of that retained holding of A$ Notes. No certificates will be issued in respect of A$ Notes.


               7A.2 NOTE ACKNOWLEDGEMENT NOT CERTIFICATE OF TITLE


                    A Note Acknowledgement shall not be a certificate of title as to A$ Notes and the Register shall be the only conclusive evidence of the ownership of A$ Notes and the entitlements under them. A Note Acknowledgement cannot be pledged or deposited as security nor can an A$ Note be transferred by delivery of only a Note Acknowledgement.


               7A.3 EXECUTION OF NOTE ACKNOWLEDGEMENT


                    Each Note Acknowledgement shall be signed on behalf of the Trustee manually, or in facsimile by mechanical or electronic means, by any Authorised Signatory of the Trustee. If any Authorised Signatory of the Trustee whose signature appears on a Note Acknowledgement dies or otherwise ceases to be an Authorised Signatory before the Note Acknowledgement has been issued, the Trustee may nevertheless issue the Note Acknowledgement.


               7A.4 MORE THAN ONE NOTE ACKNOWLEDGEMENT


                    If an A$ Noteholder wishes to receive more than one Note Acknowledgement it shall return its Note Acknowledgement to the Trustee and at the same time request in writing the issue of a specified number of separate Note Acknowledgements. Subject to clause 4.5, the Trustee shall then cancel the original Note Acknowledgement and issue, in lieu, separate Note Acknowledgements. A fee prescribed by the Trustee (not exceeding $10 for each Note Acknowledgement) shall be paid by the A$ Noteholder to the Trustee.


               7A.5 WORN OUT, DEFACED OR LOST NOTE ACKNOWLEDGEMENT


                    If any Note Acknowledgement is worn out or defaced then, on production to the Trustee, the Trustee may cancel the same and may issue a new Note Acknowledgement. If any Note Acknowledgement is lost or destroyed then, on proof to the satisfaction of the Trustee, and on such indemnity as the Trustee may consider adequate having been given, a new Note Acknowledgement shall be given to the person entitled to such lost or destroyed Note Acknowledgement. An entry as to the issue of the new Note Acknowledgement and of the indemnity (if any) shall be made in the Register. A fee prescribed by the Trustee (not exceeding $10) shall be paid by the person requesting the new Note Acknowledgement to the Trustee.


               7A.6 JOINT HOLDINGS


                    If a single parcel of A$ Notes is held by more than one person, only the person whose name stands first in the Register in relation to that parcel of A$ Notes shall be entitled to:


                    (a) be issued the relevant Note Acknowledgement and, if applicable, a Marked Note Transfer;


                    (b)  be given any notices; and


                    (c)  be paid any moneys due in respect of such A$ Notes.


               7A.7 DELIVERY OF NOTE ACKNOWLEDGEMENT

                    A Note Acknowledgement may be sent to the relevant A$ Noteholder by mail or by personal delivery to the A$ Noteholder's address appearing in the Register and the Note Acknowledgement so sent shall be at the risk of that A$ Noteholder.

     (q)  CLAUSE 8.5 - AUTHORISED INVESTMENT


          For the purposes of Clause 8.5 of the Master Trust Deed, but subject always to the right of substitution under clause 8, Authorised Investments shall not include those investments specified in paragraphs (a) and (c) of the definition of Authorised Investments in the Master Trust Deed, namely:

          (i) Loans secured by Mortgages, those Mortgages, other Related Securities and Receivable Rights; and

          (ii) other Receivables, Receivable Securities and Receivable Rights approved by the Manager.

     (r)  CLAUSE 12.3(B) SALE NOTICE


          For the purposes of clause 12.3(b) of the Master Trust Deed, a Sale Notice may be delivered to the Trustee by the Approved Seller on or at any time prior to the Expiry Time.

     (s)  CLAUSE 12.5(A)(III) - CONDITIONS PRECEDENT TO PURCHASE


          For the purposes of clause 12.5(a)(iii) of the Master Trust Deed, the following is a condition precedent to the giving of a Sale Notice:

          (i) (CERTIFIED COPIES) Certified copies of the forms of each Mortgage Insurance Policy, and the forms of the Receivable Agreements, relating to the Purchased Receivables.

     (t)  CLAUSE 12.6(A)(VII) REPRESENTATIONS AND WARRANTIES


          For the purposes of clause 12.6(a)(vii) of the Master Trust Deed, the Approved Seller makes the following further representations and warranties in relation to each Sale Notice.

          (i) (ASSIGNABILITY) All consents required in relation to the assignment of the Receivables specified in the Sale Notice and the related Receivable Rights have been obtained. Those Receivables and Receivable Rights are assignable.

          (ii) (QUALITY OF TITLE) It is the sole, legal and beneficial owner of the Receivables specified in the Sale Notice and the related Receivable Rights. Those Receivables and the related Receivable Rights, together with the interest of the Approved Seller under the Relevant Documents, are owned by it free and clear of any Security Interest (other than any Security Interest arising solely as the result of any action taken by the Trustee in connection with the Trust).

          (iii) (ELIGIBLE RECEIVABLE) As at the relevant Cut-Off Date, each Receivable which is specified in the Sale Notice is an Eligible

               Receivable. In relation to any related Receivable Security that is required to be registered with any Government Agency and which is not registered at its Cut-Off Date, it will be registered.

          (iv) (RECEIVABLE SECURITIES) Each Receivable and Receivable Security which is specified in the Sale Notice and each Related Security is legally valid, binding and enforceable against the relevant Obligor(s) in all material respects except to the extent that it is affected by laws relating to creditors rights generally, or doctrines of equity.

          (v) (SET OFF) Once equitably assigned to the Trustee, no Receivable which is specified in the Sale Notice or related Receivable Right will be subject to any right of rescission, set off, counterclaim or similar defence.

          (vi) (COMPLIANCE WITH LAWS) At the time each Receivable and Receivable Security which is specified in the Sale Notice and each Related Security was entered into and up to and including the Closing Date, it complied in all material respects with applicable laws, including, without limitation, where the Consumer Credit Legislation applies, the Consumer Credit Legislation and the performance by the Approved Seller of its obligations in respect of each such Receivable, Receivable Security and Related Security (including without limitation, its variation, discharge, release, administration, servicing and enforcement) up to and including the Closing Date complied in all material respects with applicable laws including, without limitation, where the Consumer Credit Legislation applied, the Consumer Credit Legislation.

         (vii) (OWNERSHIP) In relation to each Receivable Security which is specified in the Sale Notice, the relevant Obligor(s) is or are the sole legal owner of the relevant Mortgaged Property and registered as the sole proprietor(s) of the relevant Mortgaged Property.

        (viii) (INSURANCE) Each Receivable which is specified in the Sale Notice is the subject of a Mortgage Insurance Policy from a Mortgage Insurer for the scheduled term of that Receivable for the amount of that Receivable and which is not subject to the Pool Policy. The sale of each such Receivable to the Trustee is not contrary to the relevant Mortgage Insurance Policy. The Approved Seller has not done or omitted to do anything which might prejudicially affect or limit its rights or the rights of the Trustee under or in respect of a Mortgage Insurance Policy (including the payment of any premiums due under that Mortgage Insurance Policy) to the extent that those rights relate to that Receivable or the related Receivable Rights. On transfer to the Trustee of equitable title to a Purchased Receivable:

               (A) the Trustee will have the benefit of the relevant Mortgage Insurance Policy for that Receivable; and

               (B) the Approved Seller will procure that the Trustee receives evidence of each Mortgage Insurer's acknowledgement of the transfer.

          (ix) (SOLVENCY OF MORTGAGE INSURER) The Approved Seller does not have actual notice that any Mortgage Insurer under any Mortgage Insurance Policy in relation to a Receivable is insolvent or will be unable to pay a valid claim.

          (x) (SOLVENCY OF OTHER INSURERS) The officers of the Approved Seller who have responsibility for the transactions contemplated by the Transaction Documents do not have actual notice that any insurer under any insurance policy (other than a Mortgage Insurer under any Mortgage Insurance Policy) in relation to a Receivable is insolvent or will be unable to pay a valid claim.

          (xi) (SELECTION PROCESS) There is no fraud, dishonesty, material misrepresentation or negligence on the part of the Approved Seller in connection with the selection and offer to the Trustee of any Receivables or related Receivable Securities which is specified in the Sale Notice.

         (xii) (NO VOID TRANSACTIONS) The assignment of the Receivables which are specified in the Sale Notice and Receivable Rights will not be held by a court to be an undervalue transfer, a fraudulent conveyance, or a voidable preference under any law relating to insolvency.

        (xiii) (SECURITY INTEREST) The sale, transfer and assignment of the Approved Seller's interest in the Receivables which are specified in the Sale Notice and the related Receivable Rights, will not constitute a breach of any Relevant Document or the Approved Seller's obligations or a default by the Approved Seller under any Security Interest.

         (xiv) (RELEVANT DOCUMENTS) The Approved Seller holds in its possession or control all Relevant Documents that relate to the Receivables and the related Receivable Securities which are specified in the Sale Notice necessary to register and enforce the provisions of and the security created by the relevant Receivable Securities.

          (xv) (SOLVENCY) The Approved Seller is solvent, is able to pay its debts as and when they become due and payable and has no notice of, nor taken any steps in relation to, any application or order for its winding up or the appointment of a receiver or liquidator to it or any of its assets.

         (xvi) (NO RESCISSION, ETC) As at the Cut-Off Date, none of the Receivables and none of the Receivable Securities which are specified in the Sale Notice were satisfied, cancelled, discharged or rescinded and the Mortgaged Property relating to each relevant Receivable and Receivable Security had not been released from the security of the relevant Receivable Securities.

        (xvii) (INTEREST RATE) Except as specified in a Receivable Agreement, a Receivable Security or the Sale Notice, and subject to applicable laws, the interest rate for each such Receivable is not subject to any limitation, no consent, additional memoranda or other writing is required from the relevant Obligor to give effect to a change in that rate and any change in that rate will be effective on notice being given to that Obligor in accordance with the terms of the relevant Receivable or Receivable Security.

       (xviii) (COMPLIANCE WITH PROCEDURES) At the time each Receivable and each Receivable Security which is specified in the Sale Notice and each Related Security was entered into it complied in all material respects with the Approved Seller's underwriting and operations procedures, as agreed with the Manager.

         (xix) (GOOD FAITH) Each Receivable and Receivable Security which is specified in the Sale Notice and each Related Security was entered into by the Approved Seller in good faith.

          (xx) (ORDINARY COURSE OF BUSINESS) At the time each Receivable and each Receivable Security which is specified in the Sale Notice and each Related Security was entered into, it was not purchased by the Approved Seller but was originated in the ordinary course of the Approved Seller's business.

         (xxi) (FIRST RANKING SECURITY) In respect of each Receivable and each Receivable Security which is specified in the Sale Notice and each Related Security, the Approved Seller has taken all reasonably necessary steps to ensure that each related Mortgage complies with the applicable legal requirements to be a first ranking Mortgage secured over land, subject to registration in due course.

        (xxii) (NO NOTICE OF BANKRUPTCY OR WINDING UP) At the time each Receivable and each Receivable Security which is specified in the Sale Notice and each Related Security was entered into at any time prior to the Closing Date, the Approved Seller had not received any notice of any insolvency, bankruptcy or liquidation of the Obligor(s) or any guarantors or security providers (except that if a Receivable is in Arrears but complies with the Eligibility Criteria, the fact that it is in Arrears is not in and of itself notice of insolvency) or any notice that any such person did not have the legal capacity to enter into the relevant Mortgage.

       (XXIII) (NO WAIVER, ETC) As at the Cut-Off Date, none of the
               Receivables and none of the Receivable Securities which is specified in the Sale Notice and no Related Security had been waived or altered, except in writing and as part of the Relevant Documents.

        (XXIV) (INFORMATION ON RECEIVABLES) All information provided by the Approved Seller to the Trustee in connection with the Receivables, the Receivable Securities and the Related Securities was, when given, true and accurate in all material respects and not misleading or deceptive and did not omit to state a material fact necessary in order to make the statements therein in light of the circumstances in which they were made not misleading or deceptive.

         (XXV) (NO KNOWLEDGE OF ADVERSE EVENT) As at the Cut-Off Date, the Approved Seller was not aware of any circumstance or event that may materially and adversely affect:

               (A) the value or enforceability of any Receivable, Receivable Security or Related Security; or

               (B) the ability of the Approved Seller to perform its obligations under the Transaction Documents.

        (XXVI) (FAIR CONSIDERATION) The Approved Seller regards the consideration paid for the Receivables specified in the Sale Notice as fair and equals the outstanding principal of the Receivables on the Closing Date (plus or minus $1,000).

       (XXVII) (NO BREACH OF OBLIGATIONS) The Approved Seller is not in breach of any obligation or agreement which has had or may have a Material Adverse Effect.

      (XXVIII) (DEPOSIT ACCOUNT) If the Approved Seller has required an
               Obligor to establish a deposit account with it in relation to a Receivable, the Approved Seller has done so for administrative convenience only.

        (XXIX) (WAIVER OF SET-OFF) The Approved Seller's standard form of Receivable Agreement includes a clause to the effect that the relevant Obligor waives all rights of set-off as between the Obligor and the Approved Seller.

         (xxx) (AUSTRALIAN DOLLARS) Each Receivable is, at the Closing Date, denominated and payable only in Australian dollars in Australia.

     (u)  CLAUSE 12.6(D)(II) - OFFER AND ACCEPTANCE


          Clause 12.6(d)(ii) of the Master Trust Deed is amended by:

          (i) deleting to the satisfaction of the Manager and the Trustee and inserting (if capable of remedy to the satisfaction of the Manager and the Trustee);

          (ii)  replacing "." at the end of sub-clause (G) with "; and"; and

          (iii) inserting a new sub-clause (H) as follows:


               (H) the Approved Seller shall indemnify the Trustee from and against any and all damages, losses, claims, liabilities and related costs and expenses including legal costs and expenses on a full indemnity basis that the Trustee may sustain or incur under the Consumer Credit Legislation as a direct or indirect consequence of a breach of the Approved Seller's representation and warranty under clause 6.2(h)(vi) of the Supplementary Terms Notice, together with any relevant break costs for which the Trustee is liable in relation to the prepayment of any Hedge Agreement for the Trust.

     (v)  CLAUSE 12.6(D)(V) - LIMIT ON DAMAGES


          Clause 12.6(d)(v) of the Master Trust Deed is amended by adding the following after the word "damages" in the last line:


               except for a breach of the Approved Seller's representation and warranty under clause 6.2(h)(vi) of the Supplementary Terms Notice where, in addition, the Approved Seller will indemnify the Trustee from and against any and all damages, losses, claims, liabilities and related costs and expenses including legal costs and expenses on a full indemnity basis the Trustee may sustain or incur under the Consumer Credit Legislation as a direct or indirect consequence of that breach.

     (w)  CLAUSE 12.7(A)(I) - APPROVED SELLER UNDERTAKINGS


          For the purposes of clause 12.7(a)(i) of the Master Trust Deed, the Approved Seller provides the following further undertaking:

          (i) (MORTGAGE INSURANCE POLICY REQUIREMENTS) it will do, or refrain from doing, at the direction of the Trustee or the Manager, such acts and things as may be required under the relevant Mortgage Insurance Policy which may only be done or not done (as the case may be) by a credit provider for the purposes of the Consumer Credit Legislation.

     (x)  CLAUSE 14.9 - ACCOUNTING FOR MONEYS RECEIVED


          Clause 14.9(a) of the Master Trust Deed shall be replaced by the following:


               The Manager will pay to, or to an account of the Trustee, within 2 Business Days of receipt, all moneys coming into its hands belonging to the Trust or payable to the Trust.

     (y)  CLAUSE 14.10 - REUTERS


               The Manager may prepare and arrange for the publication by Reuters (or another customary electronic medium) of summary pool performance data for the Trust in a format similar to that used by other mortgage-backed securities or asset-backed securities (as the case may be) in the Australian market. If it does, the Manager shall provide a copy of the report as soon as practicable after preparation to the Designated Rating Agencies. The report shall include a statement agreed between the Manager and the Trustee summarising the extent of the Trustee's liability under the Trust.

     (x)  CLAUSE 14.20 - ADDITIONAL COVENANTS BY MANAGER


               For the purposes of clause 14.20 of the Master Trust Deed, the Manager shall also:

         (i) (FILING) make all filings which the Manager is actually aware are required in connection with the Trust or the Assets of the Trust with any Governmental Agency in any jurisdiction;

         (ii) (COMPLY WITH OBLIGATIONS AND LAWS) promptly comply with all other duties and obligations imposed on the Manager by the Transaction Documents in relation to the Trust and comply with all relevant material laws in the relevant jurisdiction in carrying out such duties and obligations;

         (iii) (NOTIFICATION TO DESIGNATED RATING AGENCIES) notify the Designated Rating Agencies that a Class of Notes has been fully and finally redeemed when the aggregate Invested Amount of that Class of Notes has been reduced to zero; and

         (iv) (STEP-UP MARGIN) if a Step-Up Margin applies to any Note under clause 4.9, not direct the Trustee to enter into or extend a Transaction under an Interest Hedge (as defined in the relevant Interest Hedge) unless the Manager is of the opinion that the amounts payable by the provider of that Interest Hedge to the Trustee in relation to the Transaction are calculated with reference to that Step-Up Margin.

     (aa) CLAUSE 16.1(C) - RETIREMENT BY MANAGER


          Clause 16.1(c) of the Master Trust Deed shall be amended by replacing the words fraud, negligence or wilful default in the second last and last lines with the words breach of contract.

     (bb) CLAUSE 16.6 - TRUSTEE TO ACT AS MANAGER IF NO SUCCESSOR APPOINTED


          Clause 16.6 of the Master Trust Deed shall be replaced with the following:


          (a) When a notice is given under clause 16.4 of this Master Trust Deed, the Trustee shall be entitled to appoint some other corporation to be the Manager of the Trust on any terms the Trustee sees fit (including the amount of Manager's Fee that would be payable to the replacement Manager at market rates) provided that the terms of that appointment will not have an adverse affect on the ratings of the Notes.


          (b) Subject to paragraph (c) below, until a replacement Manager is appointed under paragraph (a) above, the Manager must continue to act as Manager and be entitled to the Manager's Fee while so acting.


          (c) If a replacement Manager is not appointed at the end of the period of notice specified in a notice given under clause 16.4 of this Master Trust Deed:


               (i) the Trustee must itself perform the obligations and functions which this Deed contemplates being performed by the Manager, until a successor Manager is appointed in accordance with this Deed and be entitled to the Manager's Fee while so acting; and


               (ii) the resignation of the Manager will become effective.

     (cc) CLAUSE 17.2


          For the purposes of this Trust clause 17.2 of the Master Trust Deed, the following new paragraph (z) is inserted and the existing paragraph
          (z) becomes paragraph (aa).


               (CLEARING SYSTEMS) to lodge Notes, or arrange for Notes to be lodged, with DTC, or a depository for DTC; and

     (dd) CLAUSE 18.3 - TO ACT HONESTLY, DILIGENTLY AND PRUDENTLY


               Clause 18.3 of the Master Trust Deed is amended by:

               (i)  replacing "." at the end of paragraph (j) with "; and"; and

               (ii) inserting a new sub-clause (k) as follows:


                      (REMOVAL OF THE TRUSTEE'S AGENTS OR DELEGATES) as soon as practicable in any event within 45 days' notice from the Manager to do so, remove any agent or delegate of the Trustee that breaches any obligation or duty imposed on the Trustee under this Master Trust Deed or any other Transaction Document in relation to the Trust provided that the Manager reasonably believes such breach will have a Material Adverse Effect.

     (ee) CLAUSE 21.1 - OPENING OF BANK ACCOUNTS


          For the purposes of this Trust, clause 21.1(d) of the Master Trust Deed is amended by:

          (i) adding the words other than a Collection Account after the words "if an Account" in line 1 of that clause; and

          (ii) adding the following new clause 21.1(e):

               (e) (CHANGE BANK ACCOUNTS) If a Collection Account is held with a Bank which ceases to be an Approved Bank then the Manager must direct the Trustee to, and the Trustee shall, as soon as practicable, and in any event, within 2 days of receipt of actual notice of that cessation;

                    (i) commence opening an account with an Approved Bank (the NEW COLLECTION ACCOUNT); and

                    (ii) commence transferring funds standing to the credit of the Collection Account to the New Collection Account,


                         and as soon as practicable (and in any event within 5 Business Days of receipt of actual notice of that cessation) ensure that all funds standing to the credit of the Collection Account have been transferred to the New Collection Account.

               (f) The Servicer shall do all things necessary to assist the Manager and the Trustee to comply with their obligations under this clause 21.1.

     (ff) CLAUSE 23.9 - NO RESPONSIBILITY FOR SERVICER


          Clause 23.9 of the Master Trust Deed shall be amended by replacing the words the fraud, negligence or wilful default of in the second last line with the words "a breach of contract by."

     (gg) CLAUSE 28 - ASSET REGISTER


          For the purposes of this Trust clause 28 of the Master Trust Deed is deleted and a new clause 28 inserted as follows:


          28.  THE REGISTER


          28.1 DETAILS TO BE KEPT ON REGISTER


               The Trustee shall keep or cause to be kept a register with respect to the Trust, on which shall be entered:

               (a)  the following information relating to the Trust:

                    (i)  (NAME) the name of the Trust;

                    (ii) (CREATION) the date of the creation of the Trust;

               (b) the following information relating to each A$ Note issued in relation to the Trust:

                    (iii) (CLASS) the Class of that A$ Note;

                    (iv) (NOTE ISSUE DATES) its Note Issue Date;

                    (v) (INITIAL INVESTED AMOUNT) the total Initial Invested Amount of all A$ Notes of the same Class and the total Initial Invested Amount of all A$ Notes;

                    (vi) (INVESTED AMOUNT) its Invested Amount from time to
                         time;

                   (vii) (STATED AMOUNT) its Stated Amount from time to time;

                  (viii) (SUPPLEMENTARY TERMS) details of any supplementary
                         terms applicable to it;

                    (ix) (DATE OF ENTRY) the date on which a person was entered as the holder of that A$ Note;

                    (x) (DATE OF CESSATION) the date on which a person ceased to be a holder of that A$ Note;

                    (xi) (DETAILS) where applicable, Payment Dates, Principal
                         Amortisation Dates, Maturity Dates and Margin on that A$ Note; and (xii) (PAYMENTS) a record of each payment made in respect of that A$ Note, and

               (c)  the following information relating to each A$ Noteholder:

                  (xiii) (DETAILS OF NOTEHOLDERS) that A$ Noteholder's name
                         and address;

                   (xiv) (NUMBER OF A$ NOTES) the number of A$ Notes in each
                         Class held by that A$ Noteholder;

                    (A) (NOTE ACKNOWLEDGEMENT) the serial number of each Note Acknowledgement issued to that A$ Noteholder and the number and Class of the A$ Notes to which that Note Acknowledgement relates;

                    (B) (ACCOUNT) the account to which any payments due to that A$ Noteholder are to be made (if applicable);

                    (C) (TAX FILE NUMBER) a record of whether the Trustee has or has not received the tax file number (TFN), ABN or reason for TFN exemption, in respect of that A$ Noteholder; and

          (D)  (ADDITIONAL INFORMATION) such other information as:

               (i)  is required by the Supplementary Terms Notice;

                    (ii) the Trustee considers necessary or desirable; or

                    (iii) the Manager reasonably requires.


          28.2 ASSET REGISTER


               The Trustee shall keep or cause to be kept an asset register with respect to the Trust, in which shall be entered the Authorised Investments and other Assets of the Trust (other than Purchased Receivables and the related Receivable Rights) entered into the relevant asset register on an individual basis.


          28.3 PLACE OF KEEPING REGISTER, COPIES AND ACCESS


               The Register shall be:

               (a) (PLACE KEPT) kept at the Trustee's principal office in Sydney or at such place as the Trustee and the Manager may agree;

               (b) (ACCESS TO MANAGER AND AUDITOR) open to the Manager and the Auditor of the Trust to which it relates to inspect during normal business hours;

               (c) (INSPECTION BY A$ NOTEHOLDERS) open for inspection by A$ Noteholders during normal business hours but only in respect of information relating to that A$ Noteholder or the Class of A$ Notes in respect of which that A$ Noteholder is a Noteholder; and


               (d) (NOT FOR COPYING) unavailable to be copied by any person (other than the Manager) except in compliance with such terms and conditions (if any) as the Manager and Trustee in their absolute discretion nominate from time to time.


          28.4 DETAILS ON REGISTER CONCLUSIVE

               (a) (RELIANCE ON REGISTER) The Trustee shall be entitled to rely on the Register in clause 28.1 as being a correct, complete and conclusive record of the matters set out in it at any time and whether or not the information shown in the Register is inconsistent with any other document, matter or thing.

               (b) (NO TRUSTS ETC) The Trustee shall not be obliged to enter on the Register notice of any trust, Security Interest or other interest whatsoever in respect of any Note and the Trustee shall be entitled to recognise person named in the Register as the A$ Noteholder and the absolute owner of relevant A$ Notes and the Trustee shall not be bound or affected by any trust affecting the ownership of any A$ Note unless ordered by a court or required by statute.

               (c) (REGISTER NOT TO BE SIGNED) The Trustee shall ensure that it does not sign or otherwise execute any entry in a Register.


          28.5 CLOSING OF REGISTER


               The Trustee may:

               (a) without prior notice to any Noteholder close the Register established under clause 28.1:


                    (i) in relation to all A$ Notes, each period from the close of business (Sydney time) on the Business Day preceding each Payment Date in respect of such A$ Notes to close of business on that Payment Date; or


                    (ii) when required for the Auditor to conduct any audit in relation to the Trust; or

               (b) with prior notice to each A$ Noteholder, close the Register for other periods not exceeding 30 days (or such other period of time as agreed between the Trustee and the Manager, with the approval of an Extraordinary Resolution of the relevant Class of A$ Noteholders), in aggregate, in any calendar year.


          28.6 ALTERATION OF DETAILS ON REGISTER


               On the Trustee being notified of any change of name or address or payment or other details of any A$ Noteholder by that A$ Noteholder, the Trustee shall alter the Register accordingly, as soon as reasonably practicable (and in any event within 5 Business Days of receipt of that notice).


          28.7 CERTIFICATION OF REGISTER


               If:


               (a)  an entry is omitted from the Register;


               (b) an entry is made in the Register otherwise than in accordance with the Master Trust Deed or this Supplementary Terms Notice;


               (c)  an entry wrongly exists in the Register;


               (d) there is an error, omission, misdescription or defect in any entry in the Register; or


               (e) default is made or unnecessary delay takes place in entering in the Register that any person has ceased to be the holder of any A$ Notes,


               the Trustee shall rectify the same upon becoming aware of it.


          28.8 CORRECTNESS OF REGISTER


               Neither the Manager nor the Trustee shall be liable for any mistake in the Register or in any purported copy except to the extent that the mistake is attributable to its fraud, negligence or breach of trust.


          28.9 MANAGER MUST PROVIDE INFORMATION


               The Manager must provide the Trustee and any person appointed in accordance with clause 28.10 with such information as the Trustee or that other person may reasonably require to maintain the Register.


          28.10 THIRD PARTY REGISTRAR


               The Trustee may cause the Register to be maintained by a third party on its behalf and require that person to discharge the Trustee's obligations under the Master Trust Deed and this Supplementary Terms Notice in relation to the Register.

     (hh) CLAUSE 29 - MEETINGS OF NOTEHOLDERS


          For the purposes of the Trust, clause 29 of the Master Trust Deed is deleted and a new clause 29 inserted as follows:


          29.1 US$ NOTEHOLDERS


               (a) Any proposal requiring the consent of US$ Noteholders will be determined in accordance with the Note Trust Deed.


               (b) The provisions of this clause 29, other than this clause 29.1, shall not apply to US$ Notes.


          29.2 CONVENING OF MEETINGS BY TRUSTEE AND MANAGER


          (a) The Trustee or the Manager may at any time convene a meeting of the A$ Noteholders or of a Class or Classes of A$ Noteholders.


          (b) A$ Noteholders, who together hold A$ Notes with an aggregate Invested Amount of not less than 20% of the total Invested Amounts of all A$ Notes in the relevant Class or Classes or Notes, may at any time convene a meeting of the relevant Class or Classes of A$ Noteholders (as the case may be).


          29.3 NOTICE OF MEETINGS


          (a) (PERIOD OF NOTICE) Subject to clause 29.3(b) at least 7 days' notice (inclusive of the day on which the notice is given and of the day on which the meeting is held) of a meeting of a Class or Classes of A$ Noteholders (as the case may be) shall be given to all A$ Noteholders in the relevant Class or Classes of A$ Noteholders.


          (b) (SHORT NOTICE) Notwithstanding clause 29.3(a), if it is so agreed by a majority in number of the Class or Classes of A$ Noteholders (as the case may be) (as the case may be) having the right to attend and vote at a meeting, being a majority that together hold at least 95% of the then outstanding A$ Notes in the relevant Class or Classes of A$ Notes, a resolution may be proposed and passed at a meeting of which less than 7 days' notice has been given.


          (c) (FAILURE TO GIVE NOTICE) The accidental omission to give notice to or the non-receipt of notice by a Noteholder shall not invalidate the proceedings at any meeting.


          (d) (COPIES) A copy of a notice convening a meeting shall be given by the Trustee or the Manager (whichever is convening the meeting) to the other, and also to the Beneficiary and the Designated Rating Agencies. Failure to give such a notice in accordance with this clause shall invalidate the meeting unless the party who has not received the notice waives the invalidation.


          (e) (METHOD OF GIVING NOTICE) Notice of a meeting shall be given in the manner provided in this deed.


          (f) (CONTENTS OF A NOTICE) Notice of a meeting of any Class or Classes of A$ Noteholders shall specify:


               (i)   (TIME ETC) the day, time and place of the proposed meeting;


               (ii) (AGENDA) the agenda of the business to be transacted at the meeting;


               (iii) (PROPOSED RESOLUTION) the terms of any proposed resolution;


               (iv) (CLOSING OF REGISTER) that the persons appointed to maintain the relevant Register, for the purpose of determining those entitled to attend, may not register any Note Transfer relating to A$ Notes in the relevant Class or Classes for the period of 2 Business Days prior to the meeting;


               (v) (APPOINTMENT OF PROXIES) that appointments of proxies must be lodged no later than 24 hours prior to the time fixed for the meeting; and

               (i) (ADDITIONAL INFORMATION) such additional information as the person giving the notice thinks fit.


          29.4 CHAIRPERSON


               The Trustee may nominate a person to be chairperson of a meeting which has been convened by the

               Trustee or the Manager. The chairperson need not be an A$ Noteholder and may be a representative of the Trustee. If such a person is not present or is present but unwilling to act, then the relevant Class or Classes of A$ Noteholders (as the case may be) present may choose an A$ Noteholder to be the chairperson.


          29.5 QUORUM


               At any meeting any two or more persons present in person being either of the relevant Class or Classes of A$ Noteholders (as the case may be) or a Representative, holding or representing, A$ Notes in the relevant Class, with an aggregate Invested Amount of not less than 75% of the Invested Amounts of all A$ Notes outstanding in that Class shall form a quorum for the transaction of business and no business (other than the choosing of a chairperson) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.


          29.6 ADJOURNMENT


               (a) (QUORUM NOT PRESENT) If within 15 minutes from the time appointed for any meeting a quorum is not present, the meeting shall stand adjourned (unless the Trustee agrees that it be dissolved) for such period, not being less than 7 days nor more than 42 days, as may be appointed by the chairperson. At such adjourned meeting two or more persons present in person being either of the relevant Class or Classes of A$ Noteholders (as the case may be) or a Representative, holding or representing, A$ Notes in the relevant Class, with an aggregate Invested Amount of not less than 50% of the Invested Amounts of all A$ Notes outstanding in that Class shall form a quorum and shall have the power to pass any resolution and to decide on all matters which could properly have been dealt with at the meetings from which the adjournment took place had a quorum been present at such meeting.


               (b) (ADJOURNMENT OF MEETING) The chairperson may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.


               (c) (NOTICE OF ADJOURNED MEETING) At least 5 days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as for the original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.


          29.7 VOTING PROCEDURE


               (a) (SHOW OF HANDS) Every resolution submitted to a meeting shall be decided in the first instance by a show of hands and, in case of equality of votes, the chairperson shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he or she may be entitled as an A$ Noteholder or as a Representative.


               (b) (DECLARATION) At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded, a declaration by the chairperson that a resolution has been carried by a particular majority or lost or not carried by any particular majority is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.


               (c) (POLL) If at any meeting a poll is demanded by the chairperson, the Trustee or the Manager or by one or more persons being either of the relevant Class or Classes of A$ Noteholders (as the case may be) or a Representative, holding or representing, A$ Notes in the relevant Class, with an aggregate Invested Amount of not less than 2% of the Invested Amounts of all A$ Notes outstanding in that Class, it shall be taken in such manner and (subject to this clause) either at once or after such an adjournment as the chairperson directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded. The demand for a poll may be withdrawn.


               (d) (NO ADJOURNMENT) Any poll demanded at any meeting on the election of a chairperson or on any question of adjournment shall be taken at the meeting without adjournment.


               (e)  (VOTES) Subject to clause 29.7(a), at any meeting:


                    (i) on a show of hands, every person present being an A$ Noteholder in respect of the relevant Class or Classes of A$ Notes holding, or being a Representative holding or representing, then outstanding $A Notes of the relevant Class or Classes (as the case may be) shall have one vote; and

                    (ii) on a poll, every person present shall have one vote for each $A Note of the relevant Class or Classes (as the case may be) then outstanding that he or she holds or in respect of which he or she is a Representative as stated in the relevant Register at the date the notices are dispatched to the relevant A$ Noteholders for the meeting.


                    Any person entitled to more than one vote need not use all his or her votes or cast all his or her votes to which he or she is entitled in the same way.


          29.8 RIGHT TO ATTEND AND SPEAK


               The Trustee, the Manager and the relevant Beneficiary (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the A$ Noteholders or any Class (as the case may be). No person shall otherwise be entitled to attend or vote at any meeting of the A$ Noteholders or any Class (as the case may be) unless he or she holds outstanding A$ Notes of the relevant Class or is a Representative holding , or representing the holder of, A$ Notes of the relevant Class.


          29.9 APPOINTMENT OF PROXIES


               (a) (REQUIREMENTS) Each instrument appointing a proxy shall be in writing and, together (if so required by the Trustee) with proof satisfactory to the Trustee of its due execution, shall be deposited at the registered office of the Trustee or at such other place as the Trustee shall designate or approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the named proxy proposes to vote and in default, the instrument or proxy shall be treated as invalid unless the chairperson of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy proof (if applicable) of due execution shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not be obliged to investigate or be concerned with the validity of the instrument, or the authority of, the proxy named in any such instrument. Any person may act as a proxy whether or not that person is an A$ Noteholder.


               (b) (PROXY REMAINS VALID) Any vote given in accordance with the terms of an instrument of proxy conforming with clause 29.9(a) shall be valid notwithstanding the previous death or insanity of the principal, revocation or amendment of the proxy or of any of the A$ Noteholder's instructions under which it was executed, so long as no intimation in writing of such death, insanity, revocation or amendment is received by the Trustee at its registered office or by the chairperson of the meeting in each case not less than 24 hours before the commencement of the meeting or adjourned meeting at which the proxy is used.


         29.10 CORPORATE REPRESENTATIVES


               A person authorised under section 250D of the Corporations Law, by an A$ Noteholder being a body corporate, to act for it at any meeting shall, in accordance with his or her authority until his or her authority is revoked by the body corporate concerned, be entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise if it were an individual A$ Noteholder and shall be entitled to produce evidence of his or her authority to act at any time before the time appointed for the holding of or at the meeting or adjourned meeting or for the taking of a poll at which he proposes to vote.


         29.11 RIGHTS OF REPRESENTATIVES


               A Representative of an A$ Noteholder shall have the right to demand or join in demanding a poll and shall (except and to the extent to which the Representative is specially directed to vote for or against any proposal) have power generally to act at a meeting for that A$ Noteholder. The Trustee, the Manager and any officer of the Trustee and the Manager may be appointed a Representative.


         29.12 POWERS OF A MEETING OF A$ NOTEHOLDERS


               (a) (POWERS) Subject to the Security Trust Deed (and in particular any power of the Note Trustee and the Class A-3 Noteholders to override the decisions of either or both of the Class B Noteholders and the Class C Noteholders), a meeting of all or any Class A$ Noteholders shall, without prejudice to any rights or powers conferred on other persons by the Transaction Documents, only have power to do the following exercisable by Extraordinary Resolution:


                    (i) to sanction any action that the Trustee, the Manager or the relevant Servicer proposes to take to enforce the provisions of any Transaction Document;


                    (ii) to sanction any proposal by the Manager, the Trustee or the relevant Servicer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the relevant Class or Classes of

                         A$ Noteholders against the Trustee, the Manager, an Approved Seller or the relevant Servicer whether such rights arise under any Transaction Document or otherwise;


                   (iii) to sanction the exchange or substitution of the
                         relevant Class or Classes of A$ Notes for, or the conversion of the relevant Class or Classes of A$ Notes into, other obligations or securities of the Trustee or any other body corporate formed or to be formed;


                    (iv) under clause 33.2 of the Master Trust Deed, to consent to any alteration, addition or modification of any Transaction Document which shall be proposed by the Trustee or the Manager;


                    (v) to discharge or exonerate the Trustee, the Manager, an Approved Seller or the relevant Servicer from any liability in respect of any act or omission for which it may become responsible under any Transaction Document;


                    (vi) to authorise the Trustee, the Manager, the relevant
                         Servicer or any other person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution; and


                   (vii) to exercise any other power expressly granted under
                         the Supplementary Terms Notice.


          (b) (NO POWER) No meeting of the Class A$ Noteholders shall have power to, nor shall any resolution submitted to the meeting propose or have the effect of:

                    (i)  removing the Servicer or the Manager from office;


                    (ii) interfering with the management of the Trust;


                   (iii) winding up or terminating the Trust (except as
                         contemplated by clause 29.12(a)(vii));


                    (iv) altering the Authorised Investments of the Trust;


                    (v) amending any Transaction Document (except as contemplated by clause 29.12(a)); or


                    (vi) altering the Interest Payment Dates, Principal Payment
                         Dates, Interest, Principal Entitlements or the other terms of the

                         Supplementary Terms Notice (subject to clause 29.12(a)(iii)).


         29.13 EXTRAORDINARY RESOLUTION BINDING ON A$ NOTEHOLDERS


               An Extraordinary Resolution passed at a meeting of any Class or Classes of A$ Noteholders duly convened and held in accordance with this deed shall be binding on all of the relevant Class or Classes of A$ Noteholders whether or not present at such meeting. Each such A$ Noteholder, the Trustee and the Manager shall be bound to give effect to that resolution accordingly.


         29.14 MINUTES AND RECORDS


               Minutes of all resolutions and proceedings at every meeting of any Class of A$ Noteholders shall be made and duly entered in the books to be from time to time provided for that purpose by the Trustee and any such minutes purporting to be signed by the chairperson of the meeting at which such resolutions were passed or proceedings transacted or by the chairperson of the next succeeding meeting of that Class of A$ Noteholders shall be conclusive evidence of those matters and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at such meeting to have been duly passed and transacted.


         29.15 WRITTEN RESOLUTIONS


               Notwithstanding the preceding provisions of this clause 29, a resolution of a Class or Classes of A$ Noteholders (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or instruments in writing which has or have:


               (a) in the case of a resolution (including an Extraordinary Resolution) of the relevant Class or Classes of A$ Noteholders (as the case may be), been signed by all of the A$ Noteholders in the relevant Class or Classes of Class A$ Noteholders; and


               (b) any such instrument shall be effective on presentation to the Trustee for entry in the records referred to in clause 29.14.


         29.16 FURTHER PROCEDURES FOR MEETINGS


               Subject to all other provisions contained in this deed, the Trustee may, without the consent of any A$ Noteholders, prescribe such further regulations regarding the holding of any meetings of any or all Classes of A$ Noteholders and attendance and voting at such meetings as the Trustee may, with the agreement of the

               Manager, determine including particularly (but without prejudice to the generality of the above) such regulations and requirements as the Trustee thinks reasonable:


               (a) (ENTITLEMENT TO VOTE) so as to satisfy itself that persons who purport to attend or vote at any meeting of any A$ Noteholders are entitled to do so in accordance with this deed; and


               (b) (FORMS OF REPRESENTATIVE) as to the form of appointment of a Representative,


               but the Trustee may not decrease the percentage of a Class or Classes of A$ Noteholders required to pass an Extraordinary Resolution or an ordinary resolution.

     (ii) CLAUSE 32 - PAYMENTS GENERALLY


          For the purpose of the Trust clause 32 is amended as follows:

          (i) Clause 32.1 of the Master Trust Deed is deleted and replaced with the following.


          32.1 PAYMENTS TO NOTEHOLDERS

               (a) Any payment made by or on behalf of the Trustee in respect of any US$ Note shall be made in accordance with the relevant Supplementary Terms Notice, the relevant Note Trust Deed and the relevant Agency Agreement;

               (b) Any payment made by or on behalf of the Trustee in respect of any A$ Note shall be made to the person whose name is, on the Record Date, entered in the Register as the holder of the relevant A$ Note (or in the case of joint A$ Noteholders, to the person whose name first appears in the Register).

          (ii) Clause 32.2 of the Master Trust Deed is deleted and replaced with the following.


          32.2 MANAGER TO ARRANGE PAYMENTS


                    The Trustee will:

                    (a) prepare or cause to be prepared all cheques which are to be issued to A$ Noteholders and to Beneficiaries and stamp the same as required by law; or

                    (b)  otherwise arrange payments under clause 32.7.


                    The Trustee will sign (by autographical, mechanical or other means) cheques for despatch on the day on which they ought to be despatched.

          (iii) Clause 32.4 of the Master Trust Deed is deleted and replaced with the following.


               32.4 PAYMENT GOOD DISCHARGE

                    There is a full satisfaction of the moneys payable under an A$ Note, and a good discharge to the Trustee, the Manager or the

                    Servicer (as the case may be) in relation to that A$ Note, when the cheque is despatched by post in accordance with clause 32.2(a) or, if not posted, delivered to the A$ Noteholder or as directed by the A$ Noteholder. None of the Trustee, the Manager or the Servicer shall be responsible for any moneys which are not credited to the bank account of an A$ Noteholder or a Beneficiary if the Trustee's bank has been instructed to effect the direct transfer referred to in clause 32.7(c).


                    There is a full satisfaction of the moneys payable under a US$ Note, and a good discharge to the Trustee, the Manager or the Servicer (as the case may be) in relation to that US$ Note, when so provided under the Note Trust Deed.

          (iv) Clause 32.6 of the Master Trust Deed is deleted and replaced with the following.


               32.6 TAXATION


                    (a) (NET PAYMENTS) Subject to this clause, payments in respect of the Notes shall be made free and clear of, and without deduction for, or by reference to, any present or future Taxes of any Australian Jurisdiction unless required by law.


                    (b) (INTEREST WITHHOLDING TAX - A$ NOTES) All payments in respect of the A$ Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Trustee or any person making payments on behalf of the Trustee is required by applicable law to make any such payment in respect of the A$ Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature. In the event the Trustee or the person making payments on behalf of the Trustee (as the case may be) makes such payment after such withholding or deduction has been made, the Trustee or the person making such payments on behalf of the Trustee (as the case may be) shall account to the relevant authorities for the amount so required to be withheld or deducted and neither the Trustee nor any person making payments on behalf of the Trustee( as the case may be) will be obliged to make any additional payments to A$ Noteholders in respect of that withholding or deduction.


                    (c) (INTEREST WITHHOLDING TAX - US$ NOTES) Payments on US$ Notes by or on behalf of the Trustee will be made subject to deduction for any Interest Withholding Tax and all other withholdings and deductions referred to in Condition 7. In the event the Trustee or the person making payments on behalf of the Trustee (as the case may be) makes such payment after such withholding or deduction has been made, the Trustee or the person making such payments on behalf of the

                         Trustee (as the case may be) shall account to the relevant authorities for the amount so required to be withheld or deducted and neither the Trustee nor any person making payments on behalf of the Trustee (as the case may be) will be obliged to make any additional payments to US$ Noteholders in respect of that withholding or deduction.


                    (d) (TAX FILE NUMBERS) The Trustee or any person making payments on behalf of the Trustee will be required to deduct tax-at-source on interest payments on any A$ Note to each A$ Noteholder who has or is required to have a Tax File Number or an Australian Business Number or an exemption (as the case may be) at the highest personal marginal tax rate unless the Trustee receives from such A$ Noteholder the Tax File Number of that A$ Noteholder, the Australian Business Number of that A$ Noteholder or evidence of any exemption the A$ Noteholder may have from the need to advise the Trustee of a Tax File Number. The Tax File Number, Australian Business Number or appropriate evidence (as the case may be) must be received by the Trustee not less than ten Business Days prior to the relevant payment date. The Trustee, or any person making any payments on behalf of the Trustee, is entitled to deduct any such tax-at-source required to be paid by it in relation to A$ Notes at that highest personal marginal tax rate if no Tax File Number, Australian Business Number or exemption (as the case may be) is provided.

          (v) A new Clause 32.7 is inserted into the Master Trust Deed as follows.


               32.7 PAYMENT METHODS - A$ NOTES


                    Any moneys payable by the Trustee, the Manager or the Servicer to an A$ Noteholder or to a Beneficiary under this Master Trust Deed and the relevant Supplementary Terms Notice shall be paid by the Trustee in Sydney or if the Trustee elects may be paid by:

                    (a) (CHEQUE) crossed not negotiable cheque in favour of the A$ Noteholder or the Beneficiary (as the case may be) and despatched by post to the address of the A$ Noteholder shown in the Register on the Record Date or to the address of the Beneficiary for the purposes of clause 31;

                    (b) (ELECTRONIC TRANSFER) electronic transfer through Austraclear;

                    (c) (DIRECT PAYMENT) by direct transfer to a designated account of the A$ Noteholder or the Beneficiary held with a bank or other financial institution in Australia; or

                    (d) (OTHER AGREED MANNER) any other manner specified by the A$ Noteholder or the Beneficiary (as the case may be) and agreed to by the Manager and the Trustee.

     (jj) CLAUSE 33.14


          For the purposes of clause 30.12 of the Master Trust Deed, insert a new paragraph (j) as follows and renumber the existing paragraph (j) as paragraph (k):


               (j) (FOR ACTS OF NOTE Registrar) for any act, omission or default of any Note Registrar appointed under the relevant Agency Agreement or Note Trust Deed, in relation to its duties and obligations under the relevant Agency Agreement or Note Trust Deed, except where the Note Registrar is the Trustee.

     6.3  AMENDMENTS TO THE SERVICING AGREEMENT


          The Servicing Agreement is amended for the purpose of the trust as follows:

          (a) Clause 5.2(a) is amended by replacing the words on the Remittance Date for that Collection Period with the words on or before the expiration of five (5) Business Days from receipt by the Servicer.

          (b) Clause 5.2(b)(ii) is amended by replacing the words five Business Days following receipt by the Servicer with the words immediately upon receipt by the Servicer.

7.        CALL AND TAX REDEMPTION
--------------------------------------------------------------------------------

7.1       CALL


          The Trustee must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 45 days' notice to the Class A Noteholders in accordance with, in the case of the US$ Notes, Condition 12 and in the case of the Class A-3 Notes, in accordance with the terms of this Supplementary Terms Notice and the Master Trust Deed, purchase or redeem all, but not some only of the Class A Notes by repaying the Invested Amount, or, if the Class A Noteholders, by Extraordinary Resolution of the Class A Noteholders so agree, the Stated Amount, of those Class A Notes, together with accrued interest to (but excluding) the date of repurchase or redemption on any Quarterly Payment Date falling on or after the earlier of:

          (a) the Quarterly Payment Date on which the Total Stated Amount of all Notes is equal to or less than 10% of the aggregate of the Initial Invested Amount of all Notes; and

          (b) (i) in the case of Class A-1 Notes, the Quarterly Payment Date falling in April 2008;

              (ii) in the case of Class A-2 Notes, the Quarterly Payment Date falling in April 2008; or

             (iii) in the case of Class A-3 Notes, the Quarterly Payment Date falling in April 2008,


          provided that the Trustee will be in a position on such Quarterly Payment Date to discharge (and the Manager so certifies to the Trustee and the Note Trustee upon which the Trustee and the Note Trustee will rely conclusively) all its liabilities in respect of the Class A Notes (at their Invested Amount or their Stated Amount if so agreed by the Class A Noteholders) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the Notes were being enforced.

7.2      TAX EVENT


          If the Manager satisfies the Trustee and the Note Trustee immediately prior to giving the notice referred to below that either:

          (a) on the next Quarterly Payment Date the Trustee would be required to deduct or withhold from any payment of principal or interest in respect of the Notes or the Currency Swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

          (b) the total amount payable in respect of interest in relation to any of the Purchased Receivables for a Collection Period ceases to be receivable (whether or not actually received) by the Trustee during such Collection Period, the Trustee must, when so directed by the Manager, at the Manager's option (provided that the Trustee will be in a position on such Quarterly Payment Date to discharge (and the Manager will so certify to the Trustee the Note Trustee all its liabilities in respect of the Class A Notes (at their Invested Amount or if the Class A Noteholders have agreed by Extraordinary Resolution and have so notified the Trustee and the Manager not less than 21 days before such Quarterly Payment Date, at their Stated Amount) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the Notes were being enforced), having given not more than 60 nor less than 45 days' notice to the Class A Noteholders in accordance with Condition 12 redeem all, but not some only, of the Class A Notes at their Invested Amount (or, if the Class A Noteholders by Extraordinary Resolution have so agreed, at their Stated Amount) together with accrued interest to (but excluding) the date of redemption on any subsequent Quarterly Payment Date, provided that the Class A Noteholders may by Extraordinary Resolution elect, and shall notify the Trustee and the Manager not less than 21 days before the next Quarterly Payment Date following the receipt of notice of such proposed redemption, that they do not require the Trustee to redeem the Class A Notes.

8.        SUBSTITUTION OF PURCHASED RECEIVABLES
--------------------------------------------------------------------------------

8.1       APPROVED SELLER SUBSTITUTION

          (a) The Trustee must, at the direction of the Manager (at the Manager's option), at any time replace a Receivable of the Trust which has been repurchased by the Approved Seller under clause 12.6(d) of the Master Trust Deed using the funds received from the repurchase to purchase a substitute Eligible Receivable from the Approved Seller, if available.

          (b) The Approved Seller may elect to sell a substitute Receivable to the Trustee (which the Trustee shall acquire if it is directed by the Manager to do so), provided the substitute Receivable satisfies the following requirements:

               (i)   it complies with the Eligibility Criteria;

               (ii) at the time of substitution, the substitute Receivable has a maturity date no later than the date being 2 years prior to the Final Maturity Date;

               (iii) the substitution will not adversely affect the Rating;

               (iv) the relevant Mortgage Insurer has confirmed that the substitute Receivable is covered by the relevant Mortgage Insurance Policy; and

               (v)   it is selected by the Manager in accordance with clause
                     8.3.

8.2       OTHER SUBSTITUTIONS


          The Trustee must, at the direction of the Manager (at the Manager's option), at any time:

          (a)   replace a Mortgage relating to a Purchased Receivable;

          (b) allow an Obligor to replace the Mortgaged Property secured by such a Mortgage; or

          (c) allow an Obligor to refinance a Purchased Receivable to purchase a new Mortgaged Property,


          provided that all of the following conditions are met:

          (i) the same Obligor or Obligors continue to be the Obligor or Obligors under the replacement Mortgage and that Purchased Receivable or refinanced Receivable (as the case may be);

          (ii) either the replacement Mortgage, or the replacement Mortgaged Property, do not result in the relevant Purchased Receivable failing to comply with the Eligibility Criteria or the refinanced Receivable satisfies the Eligibility Criteria (as the case may be);

          (iii) any such replacement or refinancing occurs simultaneously with the release of the previous Mortgage, Mortgaged Property or Receivable (as the case may be);

          (iv) the principal outstanding under the relevant Receivable is, after the replacement or refinancing, the same as before that replacement or refinancing; and

          (v)   clause 8.3 applies.

8.3       SELECTION CRITERIA


          The Manager will apply the following criteria (in descending order of importance) when selecting a substitute Eligible Receivable under clause 8.1 or approving a substitution under clause 8.2:

          (i) the substitute Eligible Receivable will have an Unpaid Balance within A$30,000 of the outgoing Eligible Receivable's Unpaid Balance, as determined at the time of substitution;

          (ii) an outgoing owner-occupied or investment Mortgage will be replaced by another owner-occupied or investment Mortgage (as the case may be);

          (iii) the substitute Eligible Receivable will have a then current LVR no more than five per cent (5%) greater than the outgoing Eligible Receivables then current LVR, as determined at the time of substitution;

          (iv) an outgoing Eligible Receivable will be substituted by another Eligible Receivable with a security property located in the same State or Territory;

          (v) an outgoing Eligible Receivable will be substituted by another Eligible Receivable with a security property with the same or similar postcode; and

          (vi) in the case of substitution under clause 8.1, the substitute Eligible Receivable will have the closest original loan amount to that of the outgoing Eligible Receivable.


          The Trustee is entitled to rely on the information provided by the Manager in this regard.

9.       APPLICATION OF THRESHOLD RATE
--------------------------------------------------------------------------------

9.1      CALCULATION OF THRESHOLD RATE


         If at any time the Basis Swap is terminated, the Manager must, on each of:

         (a)   the earlier of:

               (i) the date which is 3 Business Days following the date on which the Basis Swap is terminated; and

               (ii) the Determination Date immediately following the date on which the Basis Swap is terminated; and

         (b) each successive Determination Date for so long as the Basis Swap has not been replaced by a similar Hedge Agreement or until the Trustee and the Manager otherwise agree (and the Designated Rating Agency for each Class of Notes has confirmed in writing that that agreement would not result in a downgrading of the rating given to any relevant Note or the withdrawal of the rating of any relevant Note), calculate the Threshold Rate as at that date and notify the Trustee, the Servicer and the Approved Seller of that Threshold Rate on the relevant Payment Date.

9.2       SETTING THRESHOLD RATE


          If the Servicer is notified of a Threshold Rate under clause 9.1, it will, not more than 7 Business Days following the date on which the Basis Swap is terminated, ensure that the interest rate payable on each Purchased Receivable which is subject to a variable rate is set not less than the Threshold Rate and shall promptly notify the relevant Obligors of the change in accordance with the Receivable Agreements.

9.3       LOAN OFFSET DEPOSIT ACCOUNTS


          If at any time there is no current Basis Swap in place, the Servicer and the Approved Seller must ensure that the interest rates applicable to the Loan Offset Deposit Accounts are such that, if the Approved Seller does not meet any of its obligations under clause 5.25, the Servicer will not be required, as a direct result of that non-payment, to increase the Threshold Rate under clause 9.

10.       TITLE PERFECTION EVENTS
----------------------------------------------------------------

          Each of the following is a Title Perfection Event.

          (a) (DOWNGRADE) The Approved Seller ceases to have a long term rating of at least BBB from S&P, Baa-2 from Moody's or BBB from Fitch.

          (b) (EVENT OF INSOLVENCY) An Insolvency Event occurs with respect to the Approved Seller.

          (c) (NON COMPLIANCE) The Servicer as Approved Seller fails to pay any Collections (as defined in the Servicing Agreement) within the time required under the Servicing Agreement.

          (d) (SERVICER TRANSFER EVENT) For so long as the Servicer is also an Approved Seller to the Trust, a Servicer Transfer Event occurs.

          (e) (BREACH OF REDRAW FACILITY AGREEMENT) For so long as the Approved Seller is also the Redraw Facility Provider, the Redraw Facility Provider breaches its obligations, undertakings or representations under the Redraw Facility Agreement and such breach has had, or if continued will have, a Material Adverse Effect (as determined by the Trustee after taking appropriate expert advice).

          (f) (BREACH OF REPRESENTATIONS) The Approved Seller breaches any representation, warranty, covenant or undertaking made by it in a

               Transaction Document, which breach, if capable of remedy, is not remedied within 30 days of the earlier of:

               (i)  the Approved Seller becoming aware of the breach; and

               (ii) the Approved Seller being notified of the breach by the
                    Trustee, Manager or Servicer.

11.      BENEFICIARY
--------------------------------------------------------------------------------

     (a) The Beneficiary holds the beneficial interest in the Trust in accordance with the Master Trust Deed and this Supplementary Terms Notice.

     (b) The beneficial interest held by the Beneficiary is limited to the Trust and each Asset of the Trust subject to and in accordance with the Master Trust Deed and this Supplementary Terms Notice.

     (c)  The Beneficiary has:

          (i) the right to receive on the termination of the Trust the entire beneficial interest of the Trust; and

          (ii) the right to receive distributions in respect of the Trust under the Master Trust Deed and this Supplementary Terms Notice to the extent that Distributable Income is available for distribution under the Master Trust Deed and this Supplementary Terms Notice.

     (d) The Beneficiary may not assign, or create or allow to exist any Security Interest over, its rights or interests in respect of the Trust if to do so would have a Material Adverse Effect or might have an adverse tax consequence in respect of the Trust.

     (e) No person, other than the Beneficiary, may be appointed to hold a beneficial interest in the Trust without the prior written consent of both the Trust Manager and the Beneficiary.

12.      NOTE TRUSTEE
--------------------------------------------------------------------------------

12.1     CAPACITY


         The Note Trustee is a party to this Supplementary Terms Notice in its capacity as trustee for the US$ Noteholders from time to time under the Note Trust Deed.

12.2     EXERCISE OF RIGHTS

     (a) The rights, remedies and discretions of the US$ Noteholders under the Transaction Documents including all rights to vote or give instructions to the Security Trustee and to enforce undertakings or warranties under the Transaction Documents, except as otherwise provided in the Note Trust Deed or the Security Trust Deed, may only be exercised by the Note Trustee on behalf of the US$ Noteholders in accordance with the Note Trust Deed.

     (b) The US$ Noteholders, except as otherwise provided in the Note Trust Deed or the Security Trust Deed, may only exercise enforcement rights in respect of the Mortgaged Property through the Note Trustee and only in accordance with the Transaction Documents.

12.3     REPRESENTATION AND WARRANTY


         The Note Trustee represents and warrants to each other party to this Supplementary Terms Notice that it has the power under the Note Trust Deed to enter into the Transaction Documents to which it is a party and to exercise the rights, remedies and discretions of, and to vote on behalf of the US$ Noteholders.

12.4     PAYMENTS


         Any payment to be made to the US$ Noteholders under the Transaction Documents may be made to the Principal Paying Agent or the Note Trustee (as the case may be) in accordance with the Agency Agreement and the Note Trust Deed.

12.5     PAYMENT TO BE MADE ON BUSINESS DAY


         If any payment is due under a Transaction Document on a day which is not a Business Day the due date will be the next Business Day unless that day falls in the next calendar month, in which case the due date will be the preceding Business Day.

13.      SECURITY TRUST DEED
--------------------------------------------------------------------------------

         The parties to this Deed agree to comply with clause 16.9 of the Security Trust Deed.

14.      CUSTODIAN AGREEMENT
--------------------------------------------------------------------------------

         The Custodian Agreement is amended for the purpose of the Trust by deleting the words and between each Relevant Trust from the second/third line of clause 3.1(c).

15.      MANAGER'S DIRECTIONS TO BE IN WRITING
--------------------------------------------------------------------------------

         Any direction given to the Trustee by the Manager under a Transaction Document must be in writing.

16.       UNDERTAKINGS BY SELLER AND SERVICER
--------------------------------------------------------------------------------

          Each of the Seller and Servicer undertakes that:

          (a) it will not allow the interest rate on a Purchased Receivable which is a Fixed Rate Loan to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of any Notes;

          (b) it will not allow a Purchased Receivable to convert from a Fixed Rate Loan to a Floating Rate Loan, or from a Floating Rate Loan to a Fixed Rate Loan, if that conversion would result in a downgrade or withdrawal of the rating of any Notes;

          (c) it must ensure that if the use of any Mortgaged Property which relates to a Purchased Receivable from owner occupied to investment, or from investment to owner occupied, the relevant Purchased Receivable continues to satisfy the Eligibility Criteria; and

          (d) it must not provide to any Obligor features in respect of a Purchased Receivable which are additional to those that applied on the Closing Date unless those additional features would not:

               (i) affect any Mortgage Insurance Policy relating to that Purchased Receivable;

               (ii) result in the downgrade or withdrawal of the rating of any
                    Notes.

17.      TAX REFORM
--------------------------------------------------------------------------------

     (a)  The parties acknowledge that:

          (i) the Commonwealth Government has announced its intention that non-fixed trusts be taxed as companies from 1 July 2001;

          (ii) it is in the interests of all parties, including the Trustee, the Noteholders and the Beneficiary, that:

               (A) the Trustee always be in a position to pay any Tax liability when due;

               (B) the payment of Tax by the Trustee must not affect the amount of principal or interest payable on the Notes or the timing of such payments; and

               (C)  the rating of the Notes be maintained; and

         (iii) draft legislation to implement this change has been made publicly available, and it appears that the Trust will be a fixed trust which will not be taxed as a company.

     (b) If and when an amending Bill is introduced into Federal Parliament, and the result of that amending Bill if it becomes law will be that the Trustee will become liable to pay Tax on the net income of the Trust, or any part of it, then:

          (i) the Manager shall promptly consult with the Trustee and each Designated Rating Agency to determine what changes, if any, are necessary to the cashflow allocation methodology in clause 5 to achieve the objective referred to in clause 17(a)(ii) (the OBJECTIVE);

          (ii) within two months of the amending Bill being introduced into Federal Parliament (or such longer time as the Trustee and each Designated Rating Agencies permit) the Manager shall use reasonable endeavours to provide a written recommendation to the Trustee and a draft deed amending this Supplementary Terms Notice that, if executed, will achieve the Objective; and

         (iii) upon the Trustee being notified that the draft deed amending this Supplementary Terms will achieve the Objective (and in this regard the Trustee may rely (amongst others) upon advice of tax lawyers), and each of the other parties to this Supplementary Terms Notice being reasonably satisfied that they will not be adversely affected by the proposed amendments to this Supplementary Terms Notice, each party to this Supplementary Terms Notice shall execute that amendment deed.

     (c) Provided that the Trustee receives written advice from an experienced and reputable tax lawyer or tax accountant to the effect that if the cashflow allocation methodology, as amended under paragraph (b)(iii), is followed the Objective will be met, and each Designated Rating Agency confirms in writing that the change in Tax law or the amendment under paragraph (b)(iii) will not give rise to the downgrade or withdrawal of rating of any Note:

          (i) the Trustee shall not be obliged to obtain the consent of any Noteholder or Beneficiary to the amendment; and

          (ii) subject to its terms, the amendment shall be effective when executed, and may:

               (A) permit the Trustee to accumulate a reserve out of moneys that would otherwise be payable to the Beneficiary; and/or

               (B) provide for Tax to be paid out of moneys that would otherwise have been payable to the Beneficiary.

     (d) Without limiting paragraph (c), in formulating a proposal to meet the Objective, the Manager shall have regard to the impact of any change to the cashflow allocation methodology on the Beneficiary, and shall consider proposals made by the Beneficiary that will enable the Trustee to meet the Objective, for example:

          (i)  by the Beneficiary providing a subordinated loan to the Trustee;

          (ii) permitting the reinvestment by the Beneficiary of distributions from the Trust; or

         (iii) a combination of the above.


          Any proposal made by the Beneficiary under this paragraph (d) may only be implemented if each Designated Rating Agency confirms in writing that implementation of the proposal will not give rise to the downgrade or withdrawal of rating of any Notes.


EXECUTED as a deed.


Each attorney executing this deed states that he or she has no notice of alteration to, or revocation or suspension of, his or her power of attorney.


TRUSTEE


SIGNED SEALED and DELIVERED            )
on behalf of                           )
PERPETUAL TRUSTEES                     )
CONSOLIDATED LIMITED                   )
by its attorney in the presence of:    )
                                           ------------------------------------
                                           Signature


----------------------------------------   ------------------------------------
Witness                                    Print name


----------------------------------------
Print name


MANAGER


SIGNED SEALED and DELIVERED            )
on behalf of                           )
CRUSADE MANAGEMENT                     )
LIMITED                                )
by its attorney in the presence of:    )
                                           ------------------------------------
                                           Signature


----------------------------------------   ------------------------------------
Witness                                    Print name


----------------------------------------
Print name

APPROVED SELLER/SERVICER


SIGNED SEALED and DELIVERED            )
on behalf of                           )
ST.GEORGE BANK LIMITED                 )
by its attorney in the presence of:    )
                                           ------------------------------------
                                           Signature


----------------------------------------   ------------------------------------
Witness                                    Print name


----------------------------------------
Print name




CUSTODIAN


SIGNED SEALED and DELIVERED            )
on behalf of                           )
ST.GEORGE CUSTODIAL PTY                )
LIMITED                                )
by its attorney in the presence of:    )
                                           ------------------------------------
                                           Signature


----------------------------------------   ------------------------------------
Witness                                    Print name


----------------------------------------
Print name




SECURITY TRUSTEE


SIGNED SEALED and DELIVERED            )
on behalf of                           )
P.T. LIMITED                           )
by its attorney in the presence of:    )
                                           ------------------------------------
                                           Signature


----------------------------------------   ------------------------------------
Witness                                    Print name


----------------------------------------
Print name

NOTE TRUSTEE



SIGNED SEALED and DELIVERED             )
on behalf of                            )
WILMINGTON TRUST COMPANY                )
by its attorney in the presence of:     )
                                            -----------------------------------
                                            Signature


-----------------------------------------   -----------------------------------
Witness                                     Print name


-----------------------------------------
Print name

SCHEDULE 1




An Eligible Receivable means a Loan which, as at the Cut-Off Date for that Loan:

(a) it is sourced from the Approved Seller's general portfolio of residential mortgage loans;

(b) is secured by a Receivable Security that constitutes a first ranking mortgage over residential (owner-occupied or investment) land situated in capital city metropolitan areas or regional centres in Australia which is or will be registered under the Real Property Legislation, or where a Receivable Security is not, or will not be when registered be, a first ranking mortgage, the relevant Sale Notice includes an offer in relation to all prior ranking registered mortgages;

(c) is secured by a Receivable Security over a Mortgaged Property which has erected on it a residential dwelling and which is required by the Receivable Agreement to be covered by general insurance by insurers approved in accordance with the Transaction Documents;

(d) has an LVR less than or equal to 95% for owner occupiers and 90% for investment properties;

(e) was not purchased by the Approved Seller but was approved and originated by the Approved Seller in the ordinary course of its business;

(f) under which the relevant Obligor does not owe more than A$500,000;

(g) the relevant Obligor in respect of which was required to repay the Receivable within 30 years of the Cut-Off Date;

(h) no payment from the Obligor is in Arrears for more than 30 consecutive days;

(i) the sale of an equitable interest in, or the sale of an equitable interest in any related Receivable Security, does not contravene or conflict with any law;

(j) together with the related Receivable Security, has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

(k)      is on fully amortising repayment terms;

(l) is secured by a Receivable Security that is covered by mortgage insurance from a Mortgage Insurer under the relevant Mortgage Insurance Policy for 100% of amounts outstanding under the relevant loans (but not including timely payment cover);

(m) complies in all material respects with applicable laws, including the Consumer Credit Legislation;

(n)      is fully drawn;

(o) is subject to the terms and conditions of the Approved Seller's Great Australian Home Loan product, its Standard Variable Rate Loan, including loans entitled to a "Loyalty" rate, due to a home loan relationship with the Approved Seller of 5 years or more, or loans that bear a fixed rate of interest for up to 5 years; and

(p) which has a maturity date at least one (1) year before the maturity date of the Notes.

SCHEDULE 2

APPLICATION FOR A$ NOTES
CRUSADE GLOBAL TRUST NO. 1 OF 2001
--------------------------------------------------------------------------------

To: Perpetual Trustees Consolidated Limited as trustee of the Crusade Global Trust No. 1 of 2001 (the TRUSTEE)





From:                                                           (ABN [*])
     -----------------------------------------------------------
                              (Name)


     of                                                   (the APPLICANT).
       ---------------------------------------------------
                             (Address)



APPLICATION
--------------------------------------------------------------------------------

The Applicant applies for the following [Class A-3 Notes/Class B Notes/Class C Notes] (delete whichever is not applicable) (the NOTES) to be issued by the Trustee as trustee of the Crusade Global Trust No. 1 of 2001 (the TRUST) under the Master Trust Deed dated 14 March 1998 (as amended from time to time) establishing the Crusade Trusts (the MASTER TRUST DEED):

1.   The Notes applied for are:

2.   The amount of Notes applied for is:


APPLICANT BOUND
--------------------------------------------------------------------------------

The Applicant agrees that the Notes will be issued subject to, and agrees to be bound by, the provisions of the Master Trust Deed, the Supplementary Terms Notice in relation to the Notes and the Security Trust Deed dated [*] 2001 in relation to the Trust.


ACKNOWLEDGMENT BY APPLICANT
--------------------------------------------------------------------------------

The Applicant acknowledges that the liability of the Trustee to make payments in respect of the Notes is limited to its right of indemnity from the assets of the Trust from time to time available to make such payments under the Master Trust Deed.


The Applicant further acknowledges that:

(a) it has independently and without reliance on St.George Bank Limited (ST.GEORGE), the Trustee, the Manager or any other person (including without reliance on any materials prepared or distributed by any of the above) made its own assessment and investigations regarding its investment in the Notes;

(b) it understands that the Notes do not represent deposit or other liabilities of St.George or Associates of St.George;

(c) the Applicant's holding of the Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested; and

(d) neither St.George nor any Associate of St.George in any way stands behind the capital value and/or performance of the Notes or the Assets of the Trust except to the limited extent provided in the Transaction Documents for the Trust.

GENERAL
--------------------------------------------------------------------------------

Payments due under the Notes may be made:

o    by cheque posted to the above address

o    to the credit of the following account:

     Name of Bank:
     Address of Bank:
     Account Details:
     Account No.:
     Name of Account:

A Marked Note Transfer of the abovementioned Notes is required: Yes/No.

Applicant's Tax File Number:

INTERPRETATION
--------------------------------------------------------------------------------

Each expression used in this Application for A$ Notes that is not defined has the same meaning as in the Master Trust Deed or the relevant Supplementary Terms Notice.

Dated:

SIGNED:
       --------------------------------

* This Application for A$ Notes together with a cheque for the amount of the Notes applied for should be sent to the Trustee at the address above.


* Where the Applicant is a trustee, this Application for A$ Notes must be completed in the name of the trustee and signed by the trustee without reference to the trust.


* Where this Application for A$ Notes is executed by a corporation, it must be executed either under common seal by two directors or a director and a secretary or under a power of attorney.


* If this Application for A$ Notes is signed under a power of attorney, the attorney is taken, upon signing, to certify that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Application for A$ Notes.

SCHEDULE 3

NOTE ACKNOWLEDGMENT

CRUSADE GLOBAL TRUST NO.1 OF 2001
----------------------------------------------------------------

CLASS:

INITIAL INVESTED AMOUNT:

INTEREST RATE:

INTEREST PAYMENT DATES:

PRINCIPAL AMORTISATION DATES:

FINAL MATURITY DATE:



This confirms that:

NOTEHOLDER:

ABN (if applicable):

ADDRESS:


appears in the Register as the holder of the abovementioned
Notes (the NOTES).


The Notes are issued by Perpetual Trustees Consolidated Limited (the TRUSTEE) in its capacity as trustee of the abovementioned Trust (the TRUST) under a Master Trust Deed dated 14 March 1998 (as amended from time to time) establishing the Crusade Trusts (the MASTER TRUST DEED).


The Notes are issued subject to the provisions of the Master Trust Deed, the Supplementary Terms Notice in relation to the Notes and the Security Trust Deed dated [*] 2001. A copy of the Master Trust Deed, the Supplementary Terms Notice and the Security Trust Deed are available for inspection by Note Holders at the offices of Crusade Management Limited (ABN 90 072 715 916) at St.George House, 14-16 Montgomery Street, Kogarah, New South Wales 2217.


The Trustee's liability to make payments in respect of the Notes is limited to its right of indemnity from the Assets of the Trust from time to time available to make such payments under the Master Trust Deed and Supplementary Terms Notice. All claims against the Trustee in relation to the Notes may only be satisfied out of the Assets of the Trust except in the case of (and to the extent of) any fraud, negligence or wilful default on the part of the Trustee or its officers, employees, any agent or delegate employed by the Trustee other than in accordance with Section 53 of the Trustee Act to carry out any transactions contemplated by this Deed.


Each Noteholder is required to accept any distribution of moneys under the Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.


The Trustee shall not be liable to satisfy any obligations or liabilities from its personal assets except in the case (and to the extent) of any fraud, negligence or Default on the part of the Trustee or its officers, employees or an agent or delegate employed by the Trustee other than in accordance with
Section 53 of the Trustee Act to carry out any transactions contemplated by this Deed. Neither the Trustee nor the Manager guarantees the payment of interest or the repayment of principal due on the Notes.


This Note Acknowledgment is not a certificate of title and the Register is the only conclusive evidence of each abovementioned Noteholder's entitlement to Notes.


Transfers of Notes must be under a Note Transfer in the form contained in
Schedule 4 to the Master Trust Deed (copies of which are available from then Trustee at its abovementioned address). Executed Note Transfers must be submitted to the Trustee.


Each expression used in this Note Acknowledgment that is not defined has the same meaning as in the Master Trust Deed.


This Note Acknowledgment and the Notes to which it relates will be governed by the laws of the New South Wales.


Dated:


Executed in New South Wales for and on behalf of the Perpetual
Trustees Consolidated Limited





--------------------------------------------
Authorised Signatory

SCHEDULE 4

NOTE TRANSFER AND ACCEPTANCE

CRUSADE GLOBAL TRUST NO.1 OF 2001
--------------------------------------------------------------------------------

To: Perpetual Trustees Consolidated Limited                Date Lodged [*]
    as trustee of the                                      REGISTRY USE ONLY
    Crusade Trust No. 1 of 2001 (the TRUSTEE)



TRANSFEROR

(Full name, ACN/ABN (if applicable) and address):

(please print)

APPLIES TO ASSIGN AND TRANSFER TO
TRANSFEREE

(Full name, ACN/ABN (if applicable) and address):

(please print)

and its/their executors, administrators or assigns


The following Notes in the Crusade Global Trust No. 1 of 2001
Number of Notes:
Class:
Initial Invested Amount:
Interest Payment Dates:
Principal Amortisation Dates:
Final Maturity Date:


Consideration Payable: $[*]


and all my/our/its property and interests in rights to those Notes and to the interest accrued on them.


TRANSFEROR
           -------------------------------------------------------------------,
(Signature:  see Notes)


WITNESS                                           Date:
        -----------------------------------------


TRANSFEREE
           -------------------------------------------------------------------,
(Signature:  see Notes)


WITNESS                                           Date:
        -----------------------------------------

PAYMENTS (Tick where appropriate)


*    In accordance with existing instructions (existing holders only)

*        By cheque posted to the above address


* By credit to the following account in Australia in the name of the Transferee only


Tax File Number (if applicable):


Authorised signature of Transferee
                                    --------------------------------
Date:


NOTES:

1. The Transferor and the Transferee acknowledge that the transfer of the Notes specified in this Transfer and Acceptance (the NOTES) shall only take effect on the entry of the Transferee's name in the Register as the holder of the Notes.

2. The Transferee agrees to accept the Notes subject to the provisions of the Master Trust Deed dated 14 March 1998 (as amended from time to time) establishing the Crusade Trusts (the TRUST DEED), the Supplementary Terms Notice in relation to the Notes and the related Security Trust Deed dated [*] 2001.

3. The Transferee acknowledges that it has independently and without reliance on St.George Bank Limited (ABN 92 055 513 070), the Trustee, Crusade Management Limited (ABN 90 072 715 916) (the MANAGER) or any other person (including without reliance on any materials prepared or distributed by any of the above) made its own assessment and investigations regarding its investment in the Notes.

4. The Trustee's liability to make payments in respect of the Notes is limited to its right of indemnity from the assets of the abovementioned Trust from time to time available to make such payments under the Trust Deed.

5. Where the Transferor and/or the Transferee is a trustee, this Note Transfer must be completed in the name of the trustee and signed by the trustee without reference to the trust.

6. Where this Note Transfer is executed by a corporation, it must be executed either under common seal by two directors or a director and a secretary or under a power of attorney.

7. If this Transfer and Acceptance is signed under a power of attorney, the attorney certifies that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Note Transfer.

8.       This Note Transfer must be lodged with the Trustee for registration.

9. The Trustee may, in the manner and for the period specified in the Trust Deed and any relevant Supplementary Terms Notice, close the Register. The total period that the Register may be closed will not exceed 30 days (or such other period agreed to by the Manager) in aggregate in any calendar year. No Note Transfer received after 4:00pm Sydney time on the day of closure of the Register or whilst the Register is closed will be registered until the Register is re-opened.

10. If the Transferee is a non-resident for Australian taxation purposes, withholding tax will be deducted from all interest payments unless an exemption is provided to the Trustee or withholding tax is no longer payable as a result of any change in the relevant Australian laws.

11. The Notes covered hereby have not been registered under the United States Securities Act of 1933 as amended (the SECURITIES ACT) and may not be offered and sold within the United States or to or for the account or benefit of United States persons:


         (i)  as part of their distribution at any time; or


         (ii) otherwise until 40 days after the completion of the distribution of the series of Notes of which such Notes are a part, as determined and certified by the Joint Lead Managers,


         except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.

12.      [INSERT ANY RESTRICTIONS ON THE TRANSFER OF NOTES.]


[MARKING WHERE CLAUSE 8.15 APPLIES]

13. The Trustee certifies that the Transferor is inscribed in the Register as the holder of the Notes specified in this Note Transfer and that it will not register any transfer of such Notes other than under this Note Transfer before [INSERT DATE].


Dated:


For and on behalf of Perpetual Trustees Consolidated Limited as trustee of the Crusade Trust No. 1 of 2001



--------------------------------